                                                                    Exhibit 10.1


                              INVESTMENT AGREEMENT

                          Dated as of December 30, 1997

                                      among

                 THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK,

                       MONY FINANCIAL SERVICES CORPORATION

                                       and

                           THE INVESTORS NAMED HEREIN

                               TABLE OF CONTENTS

                                   ARTICLE I

                          Purchase and Sale of Notes,
                   Warrants and Convertible Preferred Stock;
                       Exchange, Registration and Resale

   SECTION 1.1.     Purchase and Sale of Notes...........................................   1
   SECTION 1.2.     Purchase and Sale of the Warrants....................................   2
   SECTION 1.3.     Convertible Preferred Stock..........................................   2
   SECTION 1.4.     Holding Company Notes................................................   3
   SECTION 1.5.     [Intentionally omitted.].............................................   4
   SECTION 1.6.     Registration and Resale..............................................   4

                                   ARTICLE II

                              Closings; Conditions

   SECTION 2.1.     First Closing........................................................   5
   SECTION 2.2.     Conditions to Obligations of the Investors at First Closing..........   5
     (a)    Representations and Warranties...............................................   5
     (b)    Compliance with Agreements and Conditions....................................   5
     (c)    Litigation...................................................................   5
     (d)    Certain Events...............................................................   6
     (e)    Certificate..................................................................   6
     (f)    Opinions ....................................................................   6
     (g)    Consents and Approvals.......................................................   6
     (h)    Ratings......................................................................   6
     (i)    Agreements in Full Force and Effect .........................................   7
     (j)    Closing Fee .................................................................   7
   SECTION 2.3.     Conditions to Obligations of the Company at First Closing............   7
     (a)    Representations and Warranties...............................................   7
     (b)    Litigation...................................................................   7
     (c)    Certificate..................................................................   7
     (d)    Opinions.....................................................................   7
   SECTION 2.4.     Second Closing.......................................................   7
   SECTION 2.5.     Conditions to Obligations of the Investors at Second Closing.........   8
     (a)    Representations and Warranties...............................................   8
     (b)    Compliance with Agreements and Conditions....................................   8
     (c)    Litigation...................................................................   8
     (d)    Certain Events...............................................................   8
     (e)    Certificate..................................................................   8
     (f)    Opinions ....................................................................   9
     (g)    Consents and Approvals.......................................................   9
     (h)    Agreements in Full Force and Effect..........................................   9
     (i)    Closing Fee .................................................................   9

   SECTION 2.6.     Conditions to Obligations of Holding Company at Second Closing.......   9
     (a)    Representations and Warranties...............................................   9
     (b)    Litigation...................................................................   9
     (c)    Certificate..................................................................  10
     (d)    Opinion......................................................................  10
   SECTION 2.7.     Subsequent Closings..................................................  10

                                  ARTICLE III
                         Representations and Warranties

   SECTION 3.1.     Representations and Warranties of Company and Holding Company........  10
     (a)    Corporate Existence..........................................................  10
     (b)    Authorization; Enforcement...................................................  11
     (c)    Subject Securities...........................................................  11
     (d)    Consents and Approvals.......................................................  12
     (e)    No Conflicts.................................................................  12
     (f)    Capital Structure ...........................................................  13
     (g)    Company Documents............................................................  14
     (h)    Financial Statements and Information.........................................  14
     (i)    Exchange Act Reports ........................................................  15
     (j)    Absence of Certain Changes or Events ........................................  15
     (k)    Assets.......................................................................  16
     (l)    Liabilities and Reserves ....................................................  18
     (m)    Contracts....................................................................  19
     (n)    Litigation...................................................................  19
     (o)    Compliance with Laws, etc....................................................  20
     (p)    Operations Insurance.........................................................  20
     (q)    Brokers and Finders, etc.....................................................  21
     (r)    Taxes .......................................................................  21
     (s)    Employee Benefit Plans.......................................................  21
     (t)    Insurance Business ..........................................................  23
     (u)    Reinsurance..................................................................  23
     (v)    Service Marks, Trademarks, etc...............................................  24
     (w)    Variable Products Securities Law Matters; Investment Companies; Investment
               Advisors..................................................................  24
   SECTION 3.2.     Representations and Warranties of Investors..........................  25
     (a)    Authorization; Enforcement...................................................  25
     (b)    Status and Investment Intent.................................................  26
     (c)    Brokers and Finders, etc.....................................................  26
     (d)    Investor not a Plan..........................................................  26
     (e)    No Conflicts.................................................................  26

                                   ARTICLE IV
                           Agreements by the Company

   SECTION 4.1.     [Intentionally omitted]...............................................  27
   SECTION 4.2.     [Intentionally omitted]...............................................  27
   SECTION 4.3.     [Intentionally omitted]...............................................  27
   SECTION 4.4.     [Intentionally omitted]...............................................  27
   SECTION 4.5.     Investment Proposals..................................................  27
   SECTION 4.6.     [Intentionally omitted]...............................................  27
   SECTION 4.7.     [Intentionally omitted]...............................................  27
   SECTION 4.8.     [Intentionally omitted]...............................................  27
   SECTION 4.9.     Board Representation..................................................  27
   SECTION 4.10.    Registration and Resale...............................................  29
   SECTION 4.11.    [Intentionally omitted]...............................................  29

                                   ARTICLE V
                               Further Agreements

   SECTION 5.1.     Public Announcements..................................................  29
   SECTION 5.2.     Fees and Expenses.....................................................  30
   SECTION 5.3.     Regulatory and Other Consents.........................................  30
   SECTION 5.4.     Best Efforts..........................................................  31

                                   ARTICLE VI
                                 Miscellaneous

   SECTION 6.1.     Termination...........................................................  31
   SECTION 6.2.     Standstill Agreement..................................................  33
   SECTION 6.3.     Voting of Holding Company Common Stock................................  35
   SECTION 6.4.     Limitation on Sales of Holding Company Common Stock,
                    Warrants and Convertible Preferred Stock..............................  37
   SECTION 6.5.     Survival of Representations and Warranties and Agreements.............  38
   SECTION 6.6.     Severability..........................................................  38
   SECTION 6.7.     Indemnification.......................................................  38
   SECTION 6.8.     Charter and By-laws...................................................  39
   SECTION 6.9.     Information...........................................................  39
   SECTION 6.10.    Plan of Demutualization...............................................  40
   SECTION 6.11.    Regulatory Filings....................................................  42
   SECTION 6.12.    Entire Agreement; No Third-Party Beneficiaries........................  44
   SECTION 6.13.    Notices...............................................................  44
   SECTION 6.14.    Amendments and Waivers................................................  46
   SECTION 6.15.    Counterparts..........................................................  46
   SECTION 6.16.    Successors and Assigns................................................  46
   SECTION 6.17.    Reproduction of Documents.............................................  46
   SECTION 6.18.    Construction..........................................................  46
   SECTION 6.19.    Incorporation.........................................................  47
   SECTION 6.20.    Waiver of Jury Trial..................................................  47
   SECTION 6.21.    Designation of Principal Investor.....................................  47
   SECTION 6.22.    Interpretation........................................................  47
   SECTION 6.23.    GOVERNING LAW.........................................................  47

Annex          Defined Terms
Exhibit 1      Fundamental Terms of the Plan
Exhibit 2-A    Form of Fiscal Agency Agreement
Exhibit 2-B    Form of Warrant
Exhibit 2-C    Terms of Holding Company Notes
Exhibit 2-D    Terms of Convertible Preferred Stock
Exhibit 3      Form of Registration Rights Agreement
Exhibit 4      Private Resale Terms
Exhibit 5-A    Form of Opinion of Senior Vice President
                        and General Counsel of the Company
Exhibit 5-B    Form of Opinion of Dewey Ballantine
Exhibit 6      Form of Opinion of Sullivan & Cromwell
Exhibit 7-A    Form of Opinion of Senior Vice President
                        and General Counsel of the Company
Exhibit 7-B    Form of Opinion of Dewey Ballantine
Exhibit 8      Form of Opinion of Sullivan & Cromwell
Exhibit 9-A    Form of Opinion of Senior Vice President
                        and General Counsel of the Company
Exhibit 9-B    Form of Opinion of Dewey Ballantine
Schedule 1.1            Initial Note Investors
Schedule 1.2            Warrant Investors
Schedule 1.3            Convertible Preferred Stock Investors
Schedule 3.1(d)         Consents
Schedule 3.1(e)         Conflicts
Schedule 3.1(f)         Subsidiaries
Schedule 3.1(h)         Financial Statements and Information
Schedule 3.1(i)         SEC Documents
Schedule 3.1(j)         Certain Changes/Events
Schedule 3.1(k)         Assets
Schedule 3.1(l)         Liabilities and Reserves
Schedule 3.1(n)         Litigation
Schedule 3.1(o)         Compliance with Laws
Schedule 3.1(q)         Brokers and Finders
Schedule 3.1(r)         Taxes
Schedule 3.1(t)         Insurance Business
Schedule 3.1(u)         Reinsurance
Schedule 3.1(v)         Intellectual Property
Schedule 3.1(w)         Variable Products Matters

               INVESTMENT AGREEMENT, dated as of December 30, 1997, among THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York mutual life insurance company (the "Company"), MONY FINANCIAL SERVICES CORPORATION, a Delaware corporation (the "Holding Company"), and GS MEZZANINE PARTNERS, L.P., a Delaware limited partnership, GS MEZZANINE PARTNERS OFFSHORE, L.P., a Cayman Islands exempted limited partnership, STONE STREET FUND 1997, L.P., a Delaware limited partnership and BRIDGE STREET FUND 1997, L.P., a Delaware limited partnership (each, an "Investor" and collectively, the "Investors").

               WHEREAS the Company is currently considering the possibility of adopting a plan of reorganization under Section 7312 of the New York Insurance Law ("Section 7312"), which plan of reorganization would, if adopted, provide for (a) the conversion of the Company from a mutual life insurance company into a stock life insurance company which would become a wholly owned subsidiary of the Holding Company, (b) the issuance of Common Stock of the Holding Company ("Holding Company Common Stock") or other consideration to eligible policyholders of the Company in exchange for their policyholder membership interests in the Company and (c) the possible issuance to the Investors or one or more Subsidiaries or Affiliates of the Investors, at or following the Demutualization Date, of Holding Company Common Stock pursuant to the Warrants or the Convertible Preferred Stock; and

               WHEREAS in anticipation of the possible consummation of such plan of reorganization and in order to enhance the competitive position and increase the surplus of the Company during the period prior to consummation thereof, the Investors are willing to purchase surplus notes of the Company and provide a commitment to purchase additional surplus notes in certain circumstances, and the Company wishes to sell such surplus notes to the Investors and obtain such commitment, all on the terms and subject to the conditions set forth herein.

               NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF NOTES,
                    WARRANTS AND CONVERTIBLE PREFERRED STOCK;
                        EXCHANGE, REGISTRATION AND RESALE

                SECTION 1.1. Purchase and Sale of Notes. (a) On the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to the Investors in the respective amounts set forth in Schedule 1.1 hereto (or to one or more Subsidiaries or Affiliates of any such Investor that is listed on
Schedule 1.1 and that is designated by such Investor by notice to the Company not less than five Business Days prior to the First Closing Date that agrees to be bound by the Agreement (whereupon any such other Person shall become an Investor under this Agreement)) and the Investors agree to purchase or to cause such Subsidiaries or Affiliates to purchase from the Company at the First Closing $115,000,000 aggregate principal amount of the Company's Surplus Notes(the "Notes") for a total purchase price of $115,000,000 (the "Note Purchase Price"). The Notes shall be issued pursuant to a Fiscal Agency Agreement in the form of Exhibit 2-A hereto (the "Fiscal Agency Agreement") and shall be in substantially the form set forth in Exhibit A to the Fiscal Agency Agreement.

                (b) Notwithstanding the provisions of Section 1.1(a) or Section 1.2, the Investors shall not be required to purchase the Notes or the Warrants if at any time within the 60 days prior to the First Closing Date the Company or any investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries is or has been in discussions or negotiations with any Person concerning, or is otherwise contemplating, an Investment Proposal, other than any discussions or negotiations which may have occurred but which have been definitively terminated prior to the First Closing Date.

                SECTION 1.2. Purchase and Sale of the Warrants. In consideration of the Investors' agreements and covenants hereunder, and subject to the terms and conditions stated herein, the Holding Company agrees to issue and deliver to the Investors in the respective amounts set forth in Schedule 1.2 hereto (or to one or more Subsidiaries or Affiliates of any such Investor that is listed on Schedule 1.2 and that is designated by such Investor by notice to the Company not less than five Business Days prior to the First Closing Date) at the First Closing, for an aggregate purchase price of $10,000,000, one or more Common Stock Purchase Warrants, substantially in the form set forth in Exhibit 2-B hereto (collectively, the "Warrants"), to purchase an aggregate of such number of shares of Holding Company Common Stock as shall equal the Warrant Shares Number (as defined in the Warrant), at a purchase price per share equal to the Exercise Price, subject to adjustment under certain circumstances as provided therein.

                SECTION 1.3. Convertible Preferred Stock. In the event that the Demutualization Date has occurred on or prior to June 30, 1999, the Holding Company may at any time after the Demutualization Date require the Investors to purchase in the respective amounts set forth in Schedule 1.3 hereto (or one or more Subsidiaries or Affiliates of any such Investors that is listed on Schedule
1.3 and that is designated by such Investor by notice to the Company not less than five Business Days prior to the Second Closing Date that agrees to be bound by this Agreement (whereupon any such Person shall become an Investor under this Agreement)) and the Investors agree to purchase or to cause such Subsidiaries or Affiliates to purchase from the Holding Company at the Second Closing an aggregate of 1,000,000 shares of convertible preferred stock of the Holding Company having the terms and conditions set forth in Exhibit 2-D hereto and that have been registered under the Securities Act (the "Convertible Preferred Stock") for a total purchase price of $100,000,000 (the "Convertible Preferred Stock Purchase Price") provided that not later than the 90th day after the Demutualization Date the Company has first provided such Investors with written notice of its election to issue the Convertible Preferred Stock and require such purchase pursuant to this Section 1.3. The Company shall file a registration statement under the Securities Act with respect to the Convertible Preferred Stock to be issued and sold to the Investors not later than the 10th Business Day following its notice to the Investors of its election to issue the Convertible Preferred Stock and shall use its best efforts to have such registration statement declared effective as promptly as practicable. On the effective date of such registration statement the Company shall notify the Investors of the effectiveness of the registration statement and specify the date (the "Convertible Preferred Stock Issuance Date") on which it intends to issue such Convertible Preferred Stock, which date shall be not less than 3 Business Days and not more than 15 Business Days after the giving of such notice.

                SECTION 1.4. Holding Company Notes. At any time from and after the Demutualization Date, the Investors, together with such of their Subsidiaries or Affiliates as may then hold Notes may elect to exchange Notes for Holding Company notes having the terms and conditions set forth in Exhibit 2-C hereto ("Holding Company Notes"). Any such election and exchange shall be made in whole or in part with respect to the entire aggregate principal amount of Notes held by the Investors and their Subsidiaries and Affiliates, provided that no such election and exchange shall be made for less than (x) $50 million in aggregate principal amount of such Notes or (y) the balance of such Notes then held by the Investors and their Subsidiaries and Affiliates, if less than $50 million. In order to make any such election, the Principal Investor on behalf of such holders shall provide the Company and the Holding Company with 15 Business Days' prior written notice (an "Exchange Notice") of its intent to make such exchange, which Exchange Notice shall specify whether the Holding Company Notes (i) shall be publicly registered under the Securities Act upon issuance or (ii) shall not be so registered upon issuance, but shall be subject to the provisions regarding registration rights set forth in Exhibit 2-C. If such Exchange Notice specifies that such Holding Company Notes are to be registered as set forth in clause (i) immediately above, the Holding Company shall, as soon as practicable following receipt of such notice, file with the SEC a registration statement relating to such Holding Company Notes and their resale by the Investors, and shall use its best efforts to cause such registration statement to become effective within 90 days of the date of the related Exchange Notice. In the event such registration statement has not been declared effective within such 90-day period, the Principal Investor on behalf of such holders may (i) provide the Company and the Holding Company with a revised Exchange Notice requesting the Holding Company to withdraw such registration statement and issue non-registered Holding Company Notes (which shall continue to have the registration rights set forth in Exhibit 2-C or (ii) withdraw such Exchange Notice and continue to hold Notes, provided that any such withdrawal pursuant to this clause (ii) shall not prohibit the Principal Investor on behalf of such holders from submitting another Exchange Notice at any time after 60 days from such withdrawal. In the case of an exchange for registered Holding Company Notes, such exchange shall occur no later than five Business Days after the effective date of the registration statement relating to such Holding Company Notes and, in the case of an exchange for non-registered Holding Company Notes, such exchange shall occur no later than 20 Business Days after the provision by the electing party of the Exchange Notice or five Business Days of a revised Exchange Notice, as the case may be, requesting such exchange, in any such case unless otherwise agreed to in writing by the Principal Investor, the Company and the Holding Company.

                Upon any exchange pursuant to this Section 1.4, the Investors or other party holding the Notes being exchanged shall transfer and assign such Notes to the Holding Company and the Holding Company shall issue to the Investors or such other party a like amount of Holding Company Notes.

                SECTION 1.5. [Intentionally omitted.]

                SECTION 1.6. Registration and Resale. (a) In addition to the registration of the Holding Company Notes and Convertible Preferred Stock contemplated by Sections 1.3 and 1.4 hereof, the Investors, together with their Subsidiaries or Affiliates, shall have rights to registration under the Securities Act of the Warrants and all shares of Holding Company Common Stock issuable thereunder and the shares of Holding Company Common Stock issuable pursuant to the Convertible Preferred Stock, in each case on the terms and subject to the conditions set forth in the Registration Rights Agreement, which shall be in substantially the form set forth in Exhibit 3 hereto.

                (b) (i) At any time prior to the earlier of (x) the Demutualization Date and (y) June 30, 1999, the Investors and such of their Subsidiaries or Affiliates as may then hold Notes shall have the right to privately resell up to $90 million aggregate principal amount of Notes in one or more transactions exempt from registration under the Securities Act pursuant to Rule 144, Rule 144A or any other exemption then available thereunder, provided that the Company shall not be required to prepare a disclosure document for any resale of Notes in an amount of less than $50 million in the aggregate. Any such resale shall be made on the terms and subject to the conditions set forth in
Exhibit 4 hereto, including, from and after the date falling six months after the First Closing Date, the preparation by the Company of a disclosure document to be used in connection therewith which shall be acceptable to the Principal Investor and which shall include narrative and financial disclosure concerning the Company and its operations substantially consistent in scope with that used in connection with the sale of the Company's 11-1/4% Surplus Notes due 2024.

                (ii) In the event the Demutualization Date has not occurred by June 30, 1999, the resale rights described in the preceding clause (i) shall apply to the entire aggregate principal amount of Notes then held by the Investors or their Subsidiaries or Affiliates.

                (c) Holding Company Notes and Convertible Preferred Stock may be freely resold at any time by the Investors and their Subsidiaries or Affiliates, as the case may be, pursuant to registration under the Securities Act or any applicable exemption from registration thereunder.

                (d) Notwithstanding anything herein to the contrary, Subject Securities may be sold or otherwise transferred between and among the Investors and their Subsidiaries and Affiliates without restriction hereunder, and any Subject Securities that have been registered under the Securities Act may be sold to any Person without restriction hereunder, subject to compliance with applicable law and to the restrictions contained in Section 6.4.

                                   ARTICLE II

                              CLOSINGS; CONDITIONS

                SECTION 2.1. First Closing. The closing of the purchase and sale of the Notes and the Warrants shall take place at 10:00 a.m., New York City time, on December 30, 1997, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, or at such other time and place as the parties may mutually determine in writing (the "First Closing"). The actual date on which the First Closing shall occur is referred to herein as the "First Closing Date". Subject to the satisfaction of the conditions thereto set forth in Sections 2.2 and 2.3 hereof, the First Closing Date shall occur no later than the date 15 Business Days following the date that the Company provides a notice to the Investors advising them of the proposed First Closing Date. At the First Closing, (i) the Company shall issue and deliver to the Investors set forth in
Schedule 1.1 or their Subsidiaries or Affiliates designated pursuant to Section
1.1 the Notes, all duly executed by the Company and dated the First Closing Date, in such denominations (of $10,000,000 or integral multiples of $1,000,000 in excess thereof) as shall be designated in writing by the Investors not less than one Business Day prior to the First Closing and registered in the name of the Investors or the applicable Subsidiary or Affiliate (or the name of its or their respective nominees), (ii) the Holding Company shall issue and deliver to the Investors set forth in Schedule 1.2 or their Subsidiaries or Affiliates designated pursuant to Section 1.2 the Warrants and (iii) the Investors shall pay the Company, in United States dollars and in immediately available funds by wire transfer to the Company's account at The Chase Manhattan Bank, N.A. (ABA No. 021000021, account

No. 008-000018), an amount equal to the sum of the Note Purchase Price and the Warrant Purchase Price and shall provide the commitment to purchase the Convertible Preferred Stock as set forth in Section 1.3 hereof.

                SECTION 2.2. Conditions to Obligations of the Investors at First Closing. The obligations of the Investors to consummate the First Closing are subject to the satisfaction in full prior to or at the First Closing of each of the following conditions precedent:

                (a) Representations and Warranties. The representations and warranties made by the Company and the Holding Company in this Agreement shall have been true and correct when made and shall be true and correct as of the First Closing, as though such representations and warranties were made on and as of the First Closing Date.

                (b) Compliance with Agreements and Conditions. The Company and the Holding Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company or the Holding Company at or before the First Closing.

                (c) Litigation. On the First Closing Date, there shall not be
        (i) in effect any injunction, decree or order enjoining or restraining any of the Transactions, (ii) pending any action or proceeding seeking an injunction, decree or order enjoining or restraining any of the Transactions or, alternatively, seeking substantial damages if any of the Transactions are consummated or (iii) instituted or, to the best knowledge of the Company, threatened any action or proceeding by any Governmental Authority with respect to the issuance or acquisition of any of the Subject Securities, the execution, delivery or performance of this Agreement or the consummation of any of the Transactions.

                (d) Certain Events. There shall not exist any condition or state of facts that would, at or immediately after the First Closing, constitute an event of insolvency, rehabilitation, liquidation, conservation or dissolution of the Company or MLOA.

                (e) Certificate. The Investors shall have received a certificate executed on behalf of the Company by two senior executive officers of the Company

        (of the rank of at least Senior Vice President) and dated the First Closing Date to the effect that to their knowledge (i) the conditions set forth in clauses (a), (b), (d) and (h) of this Section 2.2 have been satisfied and (ii) no condition has occurred or exists that would permit the Investors to decline to purchase the Notes and Warrants pursuant to
        Section 1.1(b).

                (f) Opinions. The Investors shall have received the opinions, dated the First Closing Date, of the Senior Vice President and General Counsel of the Company and of Dewey Ballantine, special counsel to the Company and the Holding Company, substantially to the effect set forth in Exhibits 5-A and 5-B, respectively.

                (g) Consents and Approvals. (i) All Approvals required in connection with the validity of the Notes and the Warrants, the acquisition by the Investors or their Subsidiaries or Affiliates designated pursuant to Sections 1.1 and 1.2 of Holding Company Common Stock pursuant to the Warrants and the consummation of the Transactions contemplated by this Agreement to occur at the First Closing shall have been duly obtained, made or given and shall be in full force and effect at the First Closing, without the imposition in such Approvals upon the Investors or any of their Subsidiaries or Affiliates of any restriction on the ability of any of them to acquire shares of Holding Company Common Stock pursuant to exercise of the Warrants or conversion of the Convertible Preferred Stock or any other material adverse condition.

                (ii) The Investors shall have received an indication satisfactory to them (A) from the NYID, the Arizona Insurance Department and any other applicable Governmental Authority under Applicable Insurance Laws to the effect that individually or collectively none of
        (x) the acquisition of the Notes, the Warrants or the other Subject Securities, (y) the acquisition of Holding Company Common Stock pursuant to the Warrants and the Convertible Preferred Stock or (z) the appointment of the Investor Director shall result in the Investors, or any of them, or any of their Subsidiaries or Affiliates, acquiring "control" of the Company or any Insurance Company within the meaning of any Applicable Insurance Laws, and (B) from the NYID to the effect that the Investors or their Subsidiaries or Affiliates may acquire the Warrants, the Convertible Preferred Stock and Holding Company Common Stock pursuant to the Warrants or the Convertible Preferred

        Stock notwithstanding the provisions of Section 7312(v).

                (h) Ratings. There shall not have occurred any reduction in the rating of the Company or MLOA by A.M. Best & Co. or in the claims-paying ability rating of the Company or MLOA by Standard & Poor's Ratings Group or in the financial strength rating of the Company or MLOA by Moody's Investors Service, Inc. to "B++" or below, "BBB" or below or "Baa3" or below, respectively, or any reduction in the Company's surplus notes debt rating from Standard & Poor's Ratings Group or Moody's Investors Service, Inc. to "BB+" or below or "Ba1" or below, respectively, and no such organization shall have informed the Company or otherwise announced that it will make a reduction in any such ratings if any of the Transactions are consummated.

                (i) Agreements in Full Force and Effect. Each of the Transaction Agreements shall be in full force and effect.

                (j) Closing Fee. At the First Closing, the Company shall pay to the Investors a closing fee (the "First Closing Fee") in an amount equal to the sum of $1,250,000 plus 1% of the aggregate principal amount of Notes to be purchased. The First Closing Fee shall be allocated among the Investors pro rata according to the aggregate principal amount of Notes to be purchased by them at the First Closing.

                SECTION 2.3. Conditions to Obligations of the Company at First Closing. The obligations of the Company to consummate the First Closing are subject to the satisfaction in full prior to or at the First Closing of each of the following conditions precedent:

                (a) Representations and Warranties. The representations and warranties made by the Investors in this Agreement shall have been true and correct when made and shall be true and correct as of the First Closing, as though such representations and warranties were made on and as of the First Closing Date.

                (b) Litigation. On the First Closing Date, there shall not be
        (i) in effect any injunction, decree or order enjoining or restraining any of the Transactions, (ii) pending any action or proceeding seeking an injunction, decree or order enjoining or restraining any of the Transactions or, alternatively, seeking substantial damages if any of the Transactions are consummated or (iii) instituted or, to the best knowledge of the Company, threatened any action or proceeding by any Governmental Authority with respect to the acquisition of any of the Subject Securities, the execution, delivery or performance of this Agreement or the consummation of any of the Transactions.

                (c) Certificate. The Company shall have received certificates executed on behalf of each Investor by two senior executive officers (of the rank of at least Vice President) of the general partner or managing general partner of such Investor and dated the First Closing Date to the effect that the conditions set forth in clause (a) of this Section 2.3 have been satisfied.

                (d) Opinions. The Company shall have received (i) the opinion, dated the First Closing Date, of Sullivan & Cromwell, special counsel to the Investors, substantially to the effect set forth in Exhibit 6 and
        (ii) an opinion from UBS Securities LLC concerning the terms of the Transactions to be consummated at the First Closing.

                SECTION 2.4. Second Closing. The closing of the purchase and sale of the Convertible Preferred Stock shall take place at 10:00 a.m., New York City time, on the Convertible Preferred Issuance Date at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, or on such other day or at such other time and place as the parties may mutually determine in writing (the "Second Closing"). The actual date on which the Second Closing shall occur is referred to herein as the "Second Closing Date". At the Second Closing, the Holding Company shall issue and deliver to the Investors set forth on Schedule
1.3 or their Subsidiaries or Affiliates designated pursuant to Section 1.3 the Convertible Preferred Stock, all duly executed by the Company and dated the Second Closing Date, in such denominations as shall be designated in writing by the Investors not less than one Business Day prior to the Second Closing and registered in the name of the Investors or the applicable Subsidiary or Affiliate (or the name of its or their respective nominees) against delivery of the Convertible Preferred Stock Purchase Price in United States dollars and in immediately available funds by wire transfer to the account of the Holding Company designated in writing by the Holding Company to the Principal Investor not less than one Business Day prior to the Second Closing.

                SECTION 2.5. Conditions to Obligations of the Investors at Second Closing. The obligations of the Investors to consummate the Second Closing are subject to the satisfaction in full prior to or at the Second Closing of each of the following conditions precedent:

                (a) Representations and Warranties. The representations and warranties made by the Company and the Holding Company in Section 3.1(a),(b),(c),(d),(e),(f) and (j)(b) shall have been true and correct when made and shall be true and correct as of the Second Closing, as though such representations and warranties were made on and as of the Second Closing Date.

                (b) Compliance with Agreements and Conditions. The Company and the Holding Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company or the Holding Company at or before the Second Closing.

                (c) Litigation. On the Second Closing Date, there shall not be
            (i) in effect any injunction, decree or order enjoining or restraining any of the Transactions, (ii) pending any action or proceeding seeking an injunction, decree or order specifically enjoining or restraining any of the issuance to the Investors, or the acquisition by the Investors, of any of the Subject Securities or, alternatively, seeking substantial damages if any of Subject Securities are issued to, or acquired by, the Investors or (iii) instituted or, to the best knowledge of the Company, threatened any action or proceeding by any Governmental Authority with respect to the issuance or acquisition of any of the Subject Securities, the execution, delivery or performance of this Agreement or the consummation of any of the Transactions.

                (d) Certain Events. There shall not exist any condition or state of facts that would, at or immediately after the Second Closing, constitute an event of insolvency, rehabilitation, liquidation, conservation or dissolution of the Company or MLOA.

                (e) Certificate. The Investors shall have received a certificate executed on behalf of the Company by two senior executive officers of the Company (of the rank of at least Senior Vice President) and dated the Second Closing Date to the effect that to their knowledge the conditions set forth in clauses (a), (b), (d) and (h) of this
            Section 2.5 and have been satisfied.

                (f) Opinions. The Investors shall have received the opinions, dated the Second Closing Date, of the Senior Vice President and General Counsel of the Company and of Dewey Ballantine, special counsel to the Company and the Holding Company, substantially to the effect set forth in Exhibits 7-A and 7-B, respectively.

                (g) Consents and Approvals. (i) All Approvals required in
            connection with the validity of the Convertible Preferred Stock, the acquisition by the Investors or their Subsidiaries or Affiliates designated pursuant to Sections 1.2 and 1.3 of Holding Company Common Stock pursuant to the Warrants and the Convertible Preferred Stock, and the consummation of the Transactions contemplated by this Agreement to occur at the Second Closing shall have been duly obtained, made or given and shall be in full force and effect at the Second Closing, without the imposition in such Approvals upon the Investors or any of their Subsidiaries or Affiliates of any restriction on the ability of any of them to acquire shares of Holding Company Common Stock pursuant to exercise of the Warrants or conversion of the Convertible Preferred Stock or any other material adverse condition.

                (ii) The indications to the effect referred to in Section
            2.2(g)(ii) hereof shall be in full force and effect and shall not have been rescinded or modified in any manner.

                (h) Agreements in Full Force and Effect. Each of the Transaction
            Agreements shall be in full force and effect.

                (i) Closing Fee. At the Second Closing, the Company shall pay to the Investors a closing fee (the "Second Closing Fee") in an amount equal to $1,000,000. The Second Closing Fee shall be allocated among the Investors pro rata according to the aggregate number of shares of Convertible Preferred Stock to be purchased by them at the Second Closing.

                SECTION 2.6. Conditions to Obligations of Holding Company at Second Closing. The obligations of the Holding Company to consummate the Second Closing are subject to the satisfaction in full prior to or at the Second Closing of each of the following conditions precedent:

                (a) Representations and Warranties. The representations and warranties made by the Investors in this Agreement shall have been true and correct when made and shall be true and correct as of the Second Closing, as though such representations and warranties were made on and as of the Second Closing Date.

                (b) Litigation. On the Second Closing Date, there shall not be
        (i) in effect any injunction, decree or order enjoining or restraining any of the Transactions, (ii) pending any action or proceeding seeking an injunction, decree or order specifically enjoining or restraining any of the issuance to the Investors, or the acquisition by the Investors, of any of the Subject Securities or, alternatively, seeking substantial damages if any of the Subject Securities are issued to, or acquired by, the Investors or (iii) instituted or, to the best knowledge of the Company, threatened any action or proceeding by any Governmental Authority with respect to the issuance or acquisition of any of the Subject Securities, the execution, delivery or performance of this Agreement or the consummation of any of the Transactions.

                (c) Certificate. The Company shall have received certificates executed on behalf of each Investor by two senior executive officers (of the rank of at least Vice President) of the general partner or managing general partner of such Investor and dated the Second Closing Date to the effect that the conditions set forth in clause (a) of this Section
        2.6 have been satisfied.

                (d) Opinion. The Company shall have received the opinion, dated the Second Closing Date, of Sullivan & Cromwell, special counsel to the Investors, substantially to the effect set forth in Exhibit 8.

                SECTION 2.7. Subsequent Closings. At the time of any Subsequent Closing, the Company shall provide to the Investors opinions, dated the date of such Subsequent Closing, of the Senior Vice President and General Counsel of the Company and of Dewey Ballantine, substantially to the effect set forth in Exhibits 9-A and 9-B, respectively.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                SECTION 3.1. Representations and Warranties of Company and Holding Company. The Company and the Holding Company hereby jointly and severally make the following representations and warranties to the Investors:

                (a) Corporate Existence. The Company has been duly organized and is validly existing as a mutual life insurance company in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as currently conducted or proposed to be conducted and to perform its obligations under the Contracts to which it is a party; each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws or its respective jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as currently conducted or proposed to be conducted and to perform its obligations under the Contracts to which it is a party; and all of the issued shares of capital stock of each of the Company's Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Each of the Company, the Holding Company and each other Significant Subsidiary of the Company is duly qualified as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, in any case or in the aggregate, have a material adverse effect upon the business, operations, assets, liabilities, stockholders' equity (or SAP Surplus in the case of the Insurance Companies) or financial condition of the Holding Company, the Company and their Subsidiaries, considered as a whole (a "Material Adverse Effect").

                (b) Authorization; Enforcement. (i) Each of the Company and the Holding Company has full corporate power and authority to execute and deliver the Transaction Agreements and such other instruments to be executed by it pursuant hereto and to perform its obligations under the Transaction Agreements and such other instruments in accordance with their respective terms. The Company has full corporate power and authority to issue and sell the Notes and the Holding Company has full corporate power and authority to issue and sell the Warrants, to issue the Holding Company Notes and the Convertible Preferred Stock and to perform its obligations thereunder in accordance with its terms. Each of the Company and the Holding Company has full corporate power and authority to consummate a Plan, subject to approval thereof by the Superintendent and the policyholders of the Company in accordance with Section 7312 and any changes in their respective certificates of incorporation or by-laws provided for in a Plan. At the time of any Subsequent Closing, the Holding Company will, as the case may be, have full corporate power and authority to issue and deliver the Holding Company Notes and the Convertible Preferred Stock and the shares of Holding Company Common Stock to be issued and delivered upon the exercise of Warrants or conversion of Convertible Preferred Stock at any such Subsequent Closing.

                (ii) The Company has formulated and endorsed certain proposed summary terms of the Plan as set forth in Exhibit 1.

                (iii) Each of the Company and the Holding Company has taken all necessary corporate action to duly and validly authorize its execution and delivery of the Transaction Agreements and the other instruments to be executed by it pursuant hereto and the consummation of the Transactions (except with respect to the adoption of a Plan by the Board and the approval of the IPO). Each of the Transaction Agreements has been duly executed and delivered by the Company and the Holding Company and constitutes a valid and legally binding obligation of the Company and the Holding Company, enforceable against the Company and the Holding Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The provisions of Section 203 of the General Corporation Law of the State of Delaware will not apply to the Investors or their Subsidiaries or to this Agreement or the transactions contemplated by this Agreement.

                (c) Subject Securities. Upon issuance to the Investors or their Subsidiaries or Affiliates as provided herein, the Notes will (A) have been duly authorized, executed and delivered by the Company, (B) be validly issued obligations of the Company, enforceable against the Company in accordance with their respective terms, and (C) be free and clear of all Liens. Upon issuance to the Investors or their Subsidiaries or Affiliates as provided herein, the Warrants and Holding Company Notes will (A) have been duly authorized, executed and delivered by the Holding

        Company, (B) be validly issued obligations of the Holding Company, enforceable against the Holding Company in accordance with their respective terms, and (C) be free and clear of all Liens. Upon issuance to the Investors or their Subsidiaries or Affiliates as provided herein, the Convertible Preferred Stock and the Holding Company Common Stock will have been duly authorized and validly issued and will be fully paid and nonassessable and, in the case of the Convertible Preferred Stock, the terms thereof will be valid and binding on the Holding Company.

                (d) Consents and Approvals. No Approval is required to be obtained, made or given, and no Notice is required to be filed, by or with respect to the Company, the Holding Company or any other Subsidiary of the Company in connection with the execution and delivery by the Company or the Holding Company, as the case may be, of the Transaction Agreements, the issue and sale of the Notes and the Warrants, the issue and delivery of the Holding Company Notes and the Convertible Preferred Stock, the issue and delivery in exchange for the Warrants or the Convertible Preferred Stock of the shares of Holding Company Common Stock to be issued and so delivered by the Holding Company pursuant thereto, the adoption and consummation of a Plan, the performance by the Company, the Holding Company or any other Subsidiary of the Company of their respective obligations under the Transaction Agreements, or the consummation of the Transactions, other than (i) under the HSR Act with respect to the acquisition of Holding Company Common Stock in exchange for Warrants or Convertible Preferred Stock, (ii) under the insurance laws of the States of New York and Arizona with respect to the issuance and sale of the Notes, the effectuation of a Plan and the IPO and the acquisition of Holding Company Common Stock in exchange for Warrants or Convertible Preferred Stock, (iii) registration of the shares of Holding Company Common Stock, the Holding Company Notes and the Convertible Preferred Stock under the Securities Act and the Exchange Act (if applicable) and any securities and insurance securities laws of any State with respect to the issuance of the Holding Company Notes and Convertible Preferred Stock and the effectuation of a Plan and the IPO,
        (iv) filings, at any time, of tax returns, tax reports and tax information statements and (v) as otherwise specified on Schedule 3.1(d); and other than the Superintendent, no Governmental Authority has authority to disapprove any payment on the Notes under any Applicable Insurance Laws.

                (e) No Conflicts. None of the execution and delivery of any of the Transaction Agreements or the consummation of any of the Transactions will:

                (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws (or other organizational documents) of the Company, the Holding Company or any other Subsidiary of the Company (assuming, with respect to the Transactions to be consummated at or after the First Closing, the amendment of such organizational documents of the Company and of the Holding Company as contemplated by Exhibit 1 and by a Plan) or

                (ii) except (A) with respect to the termination of the investment advisory contracts entered into by the Company or any Subsidiary of the Company as an investment adviser that are subject to the Investment Advisers Act or the Investment Company Act upon consummation of a Plan, (B) with respect to (1) any consent or approval required under any of the real estate joint venture agreements, real estate leases, mortgage loans and other real estate related agreements set forth in Schedule 3.1(e) and (2) any Real Property Approvals, in each case, upon consummation of a Plan and (C) as otherwise specified in
        Schedule 3.1(e), result in any conflict with, breach of or default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or result in the imposition of any Liens on any of their respective properties or assets under, or require any consent or approval which has not been obtained with respect to:

                        (1) any loan or credit agreement, note, bond, mortgage,
                indenture, lease or other agreement or instrument or permit, concession, franchise or license to which the Company, the Holding Company or any other Subsidiary of the Company is a party or by which the Company, the Holding Company or any other Subsidiary of the Company or any of their respective properties or assets may be bound, except where such conflict, breach or default, termination, cancellation or acceleration, imposition or failure to obtain any consent or approval referred to in this clause (1) would not in any case or in the aggregate have a Material Adverse Effect or

                             (2) any order, decree or injunction, or, assuming
               that the Consents referred to in Section 3.1(d)(i), (ii), (iii) or (iv) or specified on Schedule 3.1(d) have been obtained or made, any law, rule or regulation applicable to the Company, the Holding Company or any other Subsidiary of the Company or any of their respective properties or assets, with such exceptions, individually or in the aggregate, as would not be reasonably likely to (x) have a Material Adverse Effect, (y) affect the validity of any of the Subject Securities or (z) prevent the consummation of any of the Transactions.

                (f) Capital Structure. (i) The Company is a mutual life insurance company organized under the NYIL and is not authorized to issue any capital stock. The Holding Company is a wholly owned Subsidiary of the Company. Except for this Agreement and the Warrants, there are no warrants, options, agreements, convertible or exchangeable Securities or other commitments pursuant to which the Company or the Holding Company is or may become obligated to issue or sell any shares of its capital stock or other equity Securities.

                (ii) Schedule 3.1(f) lists the name of each Subsidiary of the Company that is a subsidiary of the Company for purposes of Regulation 115 of the NYIL, its jurisdiction of incorporation or organization, and, in the case of each Significant Subsidiary, the authorized, issued and outstanding amounts of its capital stock or other ownership or partnership interests and the Company's direct or indirect (through another specified Subsidiary) percentage interest therein. Except as disclosed in Schedule 3.1(f), all the issued and outstanding shares of the capital stock or other ownership or partnership interests of the Significant Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company, free and clear of any Liens. All shares or other ownership or partnership interests of any Significant Subsidiary are duly and validly issued and outstanding and all such shares are fully paid and nonassessable. None of the outstanding capital stock or other ownership or partnership interests of any Significant Subsidiary has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as disclosed in Schedule 3.1(f), there are no warrants, options, agreements, convertible or exchangeable Securities or other commitments pursuant to which any Significant Subsidiary is or may become obligated to issue, sell, purchase, retire or redeem any shares of its capital stock or other ownership or partnership interests or other Securities. Except for this Agreement and the Registration Rights Agreement, there are no standstill, voting or similar agreements or any rights of first offer or first refusal to which the Company or the Holding Company is a party that presently or in the future will limit any person's ability to acquire, vote, sell or hold any Holding Company Common Stock.

                (g) Company Documents. The Investors have been furnished prior to the date of this Agreement true, complete and correct copies of the Articles or Certificates of Incorporation and By-laws of the Company and each Significant Subsidiary, each of which is in full force and effect on the date hereof. The Company has made available for inspection by the Investors true, complete and correct copies of the minutes of all meetings since January 1, 1994 of the Board and of each committee of the Board, and of the respective boards of directors and committees thereof of each Significant Subsidiary.

                (h) Financial Statements and Information. (i) The following financial statements have been furnished to the Investors by the Company prior to the date of this Agreement:

                        (A) The audited consolidated balance sheets of the
                Company as of December 31, 1996 and 1995, and the related consolidated summaries of operations and surplus and consolidated statements of cash flows of the Company for the years ended December 31, 1996, 1995 and 1994, including in each case the opinion thereon of Coopers & Lybrand;

                        (B) the unaudited balance sheet of the Company as of
                September 30, 1997, and the related summaries of operations and surplus of the Company for the three months then ended;

                        (C) the audited statements of financial condition of
                MLOA as of December 31, 1996 and 1995, and the related statements of earnings and cash flows for the years then ended, in each case with the opinion thereon of Coopers & Lybrand; and

                        (D) the unaudited statement of financial condition of
                MLOA as of September 30, 1997, and
                       the related unaudited statements of earnings and cash flows for the three months then ended.

                        (ii) The financial statements described in paragraph (i)
                above are the financial statements of the Company and its Subsidiaries or of MLOA, and their respective Subsidiaries (collectively, the "Audited Entities"), as the case may be, as of the dates of such statements and for the periods then ended and fairly present the respective financial condition of the Audited Entities to which they relate as of the dates of such statements and their respective results of operations and/or cash flows, as the case may be, for the periods then ended (subject to normal, recurring audit adjustments). All such financial statements are in accordance with the respective books and records of the Audited Entities, which books and records, when considered together for each Audited Entity, are complete and current and maintained in accordance with customary accounting practices. The financial statements of the Company and of MLOA referred to above have been prepared in conformity with accounting practices prescribed or permitted by the Insurance Department of the States of New York and Arizona, respectively, applied on a consistent basis.

                        (iii) The Annual Statements and the Quarterly Statements
                with respect to each Insurance Company, in each case as filed with the applicable Governmental Authority of its jurisdiction of domicile, were prepared in conformity with SAP, present fairly, to the extent required by and in conformity with SAP, the statutory financial condition of each such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. Complete and correct copies of the Annual Statements and the Quarterly Statements for the periods referred to in Section 3.1(h)(i) have been furnished by the Company to the Investors prior to the date of this Agreement. Except as set forth in Schedule 3.1(h) hereto, no deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Governmental Authority which have not been cured or otherwise resolved to the satisfaction of such Governmental Authority.

                (i) Exchange Act Reports. Each of the Company and each of its Significant Subsidiaries has filed all material reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January l, 1995 (collectively, the "SEC Documents"). Except as set forth in Schedule 3.1(i), each of the SEC Documents has been duly and timely filed, and when filed was in compliance with the requirements (including accounting requirements) of any applicable Federal securities law and the applicable rules and regulations of the SEC thereunder, and no event has occurred requiring the filing of any amendment of any of the SEC Documents which amendment has not been duly and timely filed, except for failures to file or comply, or events, which would not in the aggregate have a Material Adverse Effect.

                (j) Absence of Certain Changes or Events. (a) (i) Except as set forth in Schedule 3.1(j) or as otherwise disclosed in writing to the Investors prior to the date of this Agreement, since December 31, 1996, each of the Company and each of its Significant Subsidiaries has conducted its business only in the ordinary course consistent with its past practices in all material respects, and neither the Company nor any of its Subsidiaries has (i) borrowed, or agreed to borrow, funds in an amount in excess of $25,000,000, other than, in the case of any Insurance Company, (A) short-term Indebtedness incurred in the ordinary course of business consistent with past practice, (B) Section 1307 Indebtedness and (C) other Indebtedness that is nonrecourse to any assets of the Company or any of its Subsidiaries other than the Separate Accounts, and, in the case of any Subsidiary of the Company that is not an Insurance Company, Indebtedness in the ordinary course of business consistent with past practice not exceeding $50,000,000 in the aggregate for all such Subsidiaries, (ii) experienced any damage, destruction or loss that, to the extent not covered by insurance, has had or is likely to have a Material Adverse Effect, (iii) except in the case of any wholly owned Subsidiary, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, insurance policies or partnership units other than customary dividends or distributions in the ordinary course of business consistent with past practices,(iv) in the case of any Insurance Company, made, or agreed to make, any change in its underwriting, pricing, actuarial or investment practices or policies, and in the case of any Significant Subsidiary, made, or agreed to make, any change in its financial, tax or accounting practices or policies, in either case including without limitation any basis for establishing reserves and depreciation or amortization policies or rates and which, in any case, could have a Material Adverse Effect, or (v) in the case of any Insurance Company, experienced any increase or decrease in the percentage of its reinsured business, or any increase in its lapse ratio, or any decrease in the amount of its in-force business which could have a Material Adverse Effect.

                (b) Except as set forth in Schedule 3.1(j) or as otherwise disclosed in writing to the Investors prior to the date of this Agreement, since December 31, 1996, there has not been any event, condition, change, development involving a prospective change, or other occurrence that individually or in the aggregate has resulted or is reasonably likely to result in a Material Adverse Effect.

                (c) Since the date of its incorporation, the Holding Company has engaged in no activities and has incurred no liabilities (contingent or otherwise) other than those incidental to its organization and the execution and delivery of this Agreement and the consummation of the Transactions. The Holding Company has issued no Securities other than shares of Holding Company Common Stock issued to and purchased by the Company prior to the date of this Agreement.

                (k) Assets.

                (i) Material Owned Property. (A) The Investors have been furnished prior to the date of this Agreement a true and complete list of all Material Owned Properties and have been provided the opportunity to review title, mortgage, lease and all other relevant documentation relating thereto.

                (B) Either the Company or one of its Subsidiaries or the Company and one or more of its Subsidiaries is the holder of good, marketable and insurable fee simple title or good and valid title to the leasehold estate to each Material Owned Property free and clear of all Liens, except for Permitted Real Property Liens and except mortgages on such Material Owned Property as of December 31, 1996 and refinancings of such mortgages and other mortgages entered into since December 31, 1996 in the ordinary course of business consistent with past practice.

                (C) To the knowledge of the Company, the use, occupancy and condition of each Material Owned Property is in compliance with all applicable laws, statutes, regulations, ordinances, judgments or orders (other than with respect to environmental matters), except where the failure to be so in compliance would not reasonably be expected to have a material adverse effect on the use, occupancy, operation or market value of the Material Owned Properties taken as a whole and except as set forth in Schedule 3.1(k).

                (D) All real property ad valorem and other similar taxes payable by the Company or any of its Subsidiaries have been paid or are adequately reserved for in the financial statements referred to in
        Section 3.1(h)(i), and the amount of such reserves has been determined in accordance with the standards applicable to such financial statements as set forth in Sections 3.1(h)(ii) and (iii), except where the failure to do so would not be reasonably likely to have a Material Adverse Effect.

                (ii) Mortgage Loans.

                (A) Except as set forth in Schedule 3.1(k), each Mortgage Loan was underwritten and originated or purchased or otherwise acquired by the Company or one of its Subsidiaries in the course of its normal commercial mortgage lending activities and in a manner deemed reasonable and prudent by the Company or such Subsidiary and consistent with industry practice, except as would not, in any case or in the aggregate, have a material adverse effect on the aggregate market value of all the Mortgage Loans considered as a whole.

                (B) The origination and collection practices used by the Company and its Subsidiaries with respect to each Mortgage Loan (other than such Mortgage Loans specified in Schedule 3.1(k)) have complied in all respects with all Federal, State, local or foreign laws, statutes, regulations or ordinances except as would not in the aggregate have a material adverse effect on the aggregate market value of all the Mortgage Loans, considered as a whole.

                (C) Except as disclosed in Schedule 3.1(k), to the knowledge of the Company, the aggregate amount of those Mortgage Loans that are classified as in the process of foreclosure for purposes of the 1996 financial statements referred to in Section 3.1(h)(i) has not increased in the period from April 1, 1997 to the date prior to the date of this Agreement by more than $16 million.

                As of December 31, 1996, and as of November 30, 1997, payments were past due more than 90 days only in respect of the respective aggregate principal amounts of Mortgage Loans set forth in Schedule 3.1(k) hereto. To the knowledge of the Company, the aggregate principal amount of Mortgage Loans in respect of which payments were past due more than 90 days did not increase in the period from December 1, 1997 to the date prior to the date of this Agreement by more than $2 million.

                (iii) Environmental Matters. Except as disclosed on Schedule 3.1(k) hereto, (A) the Company has not received within the shorter period of (1) its period of ownership of any Real Property or (2) the last three years, any written notice, demand, letter, claim or request for information regarding the presence of Hazardous Substances or liability under any Environmental Law with respect to such Real Property; and (B) the Company has not received any written notice (the subject of which has not been fully cured) that any of its Real Property is currently subject to any orders, decrees, injunctions or any other proceedings or requirements imposed by any governmental authority or third party pursuant to any Environmental Law.

                (l) Liabilities and Reserves. (i) The September 30, 1997, consolidated balance sheets referred to in Section 3.1(h)(i)(B) and (D) reflect adequate provision for all obligations and liabilities of the respective Audited Entities at such date for which provision is required under the accounting principles specified in Section 3.1(h)(ii) pursuant to which such balance sheets were prepared, and except to the extent specifically disclosed, reflected or reserved against in such balance sheets and the notes thereto, none of the Audited Entities has any material obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise, and whether or not due, or arising out of transactions entered into, or any state of facts existing, prior to such date) required under such accounting principles to be set forth on a consolidated balance sheet of any of the Audited Entities or in the notes thereto, except (x) liabilities incurred since September 30, 1997, in the ordinary course of business consistent with past practice and (y) as disclosed in Schedule 3.1(l).

                (ii) Each reserve and other liability amount in respect of the insurance business, including without limitation reserve and other liability amounts in respect of insurance policies, annuity contracts or guaranteed interest contracts, whether direct or assumed by reinsurance, established or reflected in the respective Annual Statements for the year ended December 31, 1996, of the Company and the Insurance Companies was determined in accordance with generally accepted actuarial standards consistently applied, was based on actuarial assumptions that were in accordance with or stronger than those called for in relevant policy and contract provisions, is fairly stated in accordance with sound actuarial principles and is in compliance with the requirements of the Applicable Insurance Laws. Each Insurance Company owns assets that qualify as admitted assets under Applicable Insurance Laws in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of its jurisdiction of domicile.

                (iii) Except for regular periodic assessments in the ordinary course of business and except as set forth in Schedule 3.1(l), no claim or assessment is pending nor, to the knowledge of the Insurance Companies, threatened against any of them by any State insurance guaranty association in connection with such association's fund relating to insolvent insurers.

                (m) Contracts. (i) True and complete copies or, if none exist, written descriptions, of all Contracts, as such Contracts may have been amended, modified or supplemented, have been provided or made available to the Investors prior to the date of this Agreement.

                (ii) Each of the Contracts is valid and binding in all material respects in accordance with its terms and is in full force and effect. None of the Contracts contains terms which would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no party to any of the Contracts that are material to the Company or any Significant Subsidiary is in or claimed to be in breach or default in any respect under any term or provision of any of such material Contracts, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.

                (n) Litigation. (i) Except as set forth in Schedule 3.1(n) and other than Litigation relating to taxes, there is no Litigation now pending, or, to the knowledge of the Company, threatened, against or relating to the Company or any of its Subsidiaries, or any director or officer of the Company or any of its Significant Subsidiaries in his capacity as such, or the assets, properties or business of the Company or any of its Subsidiaries (whether or not covered by insurance) (A) involving a claim made prior to the date of this Agreement of more than $5,000,000, (B) which could adversely affect the ability of the Company or the Holding Company to consummate any of the Transactions, (C) which could reasonably be expected to have a Material Adverse Effect, (D) involving any former officers or directors of the Company or any of its Subsidiaries as a party adverse to the Company or any of its Subsidiaries, (E) involving criminal proceedings or investigations against or targeting the Company, any of its Subsidiaries or any of such directors or officers in their capacity as such, (F) involving extraordinary regulatory proceedings, (G) adverse to the Company or any sponsoring Subsidiaries involving any claims, whether individual or class action, relating to life insurance or annuity-related sales practices, including "churning", "vanishing premium", "replacement", "policy illustration" or similar claims or (H) involving any investment advisory client of the Company or any of its Subsidiaries with assets under management in excess of $50,000,000 and adverse to the Company or any of its Subsidiaries.

                (ii) Except as set forth in Schedule 3.1(n), neither the Company nor any of its Subsidiaries nor any of their respective officers or directors is subject to any permanent, preliminary or temporary injunction or prohibitive order, judgment or decree of any Governmental Authority which could adversely affect the ability of the Company or the Holding Company to consummate the Transactions or which (x) restricts in any material respect the ability of the Company or of any Significant Subsidiary to conduct its business or to engage in any other business or
        (y) enjoins or prohibits any officer or director of the Company or of any Significant Subsidiary from taking, or requires any of such officers or directors to take, in his capacity as such, any action of any kind or enjoins or prohibits any such officer or director from violating any law or regulation.

                (o) Compliance with Laws, etc. (i) Each of the Company and MLOA is duly licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as currently conducted or proposed to be conducted, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and MLOA is in compliance with the requirements of its Applicable Insurance Laws, and has filed all Notices required to be filed thereunder, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as set forth on Schedule 3.1(o), neither the Company nor MLOA has received any notification from any insurance regulatory authority to the effect that any additional Approval from such insurance regulatory authority is needed to be obtained by the Company or MLOA in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect;

                (ii) Each Broker-Dealer Subsidiary and each Investment Adviser Subsidiary is duly licensed or registered as a broker-dealer or investment adviser, as the case may be, in each jurisdiction (including the United States) where it is required to be so licensed or registered to conduct its business as currently conducted or as proposed to be conducted, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each Broker-Dealer Subsidiary and Investment Adviser Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities to conduct their respective businesses as currently conducted or as proposed to be conducted, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; except as set forth on Schedule 3.1(o), none of the Broker-Dealer Subsidiaries or Investment Adviser Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Adviser Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the process of obtaining such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and Investment Adviser Subsidiary is in compliance with the requirements of the applicable broker-dealer and investment adviser laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all Notices required to be filed thereunder, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.

                (p) Operations Insurance. All liability, property and casualty, workers compensation, directors and officers liability, surety bonds, key man life insurance and other similar insurance contracts that insure the business, properties, operations or affairs of the Company or any of its Significant Subsidiaries or affect or relate to the ownership, use or operations of the Company's or any of its Significant Subsidiaries' assets or properties are, to the knowledge of the Company, in full force and effect and are with financially sound and reputable insurers in accordance with normal industry practice (including self insurance) and, in the light of the respective businesses, properties, operations and affairs of the Company and its Subsidiaries, are in amounts and provide coverage that is reasonable and customary for persons in similar businesses or for similar property.

                (q) Brokers and Finders, etc. None of the Company or any of its Subsidiaries nor any of their officers, directors or employees has employed any broker, agent or finder other than as disclosed in Schedule 3.1(q) or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions or otherwise in connection with the sale of the Subject Securities, other than fees to the advisers set forth in Schedule 3.1(q), which fees are obligations solely of the Company and will be duly paid by the Company.

                (r) Taxes. (i) Each of the Company and each of its Subsidiaries has (A) timely filed all material tax returns and reports required to be filed by it and (B) timely paid (or the Company has paid on its behalf) all taxes shown to be due on such returns or reports. All claims for assessment or collection of material taxes that have been asserted against the Company or any of its Subsidiaries are being contested in good faith in appropriate proceedings or the taxes to which such claims relate have been paid by the Company (or its Subsidiaries). The most recent financial statements referred to in Section 3.1(h)(i) reflect an adequate accrual (determined in accordance with the standards applicable to such financial statements as set forth in Sections 3.1(h)(ii) and (iii)) for all taxes payable or asserted to be payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Except as set forth in Schedule 3.1(r), with respect to the Company or any of its Subsidiaries, no deficiencies for any taxes in excess of $1,000,000 have been proposed, asserted or assessed against the Company or any of its Subsidiaries, and no waivers or requests for waivers of the time to assess any such taxes are pending. Schedule 3.1(r) sets forth the status of the examination by the Internal Revenue Service of, or any other proceedings relating to, the tax returns of the Company and each of its Subsidiaries (including, without limitation, whether a waiver of any statute of limitations has been requested or granted in connection with such examination or other proceedings).

                (ii) Except as previously disclosed to the Investors in writing,
        (A) all Policies issued by any Insurance Company comply with all relevant definitional provisions of the Code, (B) the Insurance Companies' Separate Accounts have been maintained in compliance with the diversification requirements of Section 817 of the Code since its enactment and (C) each Fund operating in the United States has elected to be treated as a RIC and has, since the end of the most recent taxable year of such Fund that has been closed and for which the statute of limitations for assessments has expired, qualified as a RIC.

                (s) Employee Benefit Plans. (i) True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and a description of any obligations for any retiree health and life benefits thereunder, and all amendments thereto, have been provided or made available to the Investors prior to the date of this Agreement.

                        (ii) All Plans, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Pension Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the best knowledge of the Company, threatened litigation relating to the Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any of the Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either
        Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                        (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any ERISA Affiliate. The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA affiliate). No "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived and which could result in material liabilities to the Company or any Subsidiary of the Company, has occurred as to any Pension Plan within the 12-month period ending on the date hereof.

                        (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Annual Statements or the Quarterly Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                        (v) Under each Pension Plan which is a single employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year. The withdrawal liability of the Company and its Subsidiaries under each Benefit Plan which is a multiemployer plan to which the Company, any of its Subsidiaries or an ERISA Affiliate has contributed during the preceding 12 months, determined as if a "complete withdrawal", within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $100,000.

                        (vi) Except as previously disclosed to the Investors, neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan. The Company or its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

                (t) Insurance Business. (i) Each Insurance Company possesses an Insurance License in each State or other jurisdiction in which such Insurance Company is required to possess an Insurance License, except where the failure to possess Insurance Licenses would not, individually or in the aggregate, have a Material Adverse Effect. All such Insurance Licenses are in full force and effect and neither the Company nor any Subsidiary of the Company has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Insurance License, except where the failure to possess Insurance Licenses would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Insurance Companies, there is no sustainable basis for any such suspension, revocation or limitation.

                (ii) Except as set forth in Schedule 3.1(t), to the knowledge of the Company, all forms of Policies currently issued (or filed pending current review by applicable Governmental Authorities) by any Insurance Company are, to the extent required under Applicable Insurance Laws, on forms approved by applicable Governmental Authorities of the jurisdiction where issued or have been filed with and not objected to by such Governmental Authorities within the period provided for objection, except where the failure to be on such forms would not, individually or in the aggregate, have a Material Adverse Effect. All Policy applications in respect of Policy forms currently issued and material to the operation of any Insurance Company as of the date of this Agreement and required to be filed with or approved by applicable Governmental Authorities under Applicable Insurance Laws have been so filed or approved except where the failure to be so filed or be approved would not, individually or in the aggregate, have a Material Adverse Effect. Any premium rates with respect to Policies currently issued required to be filed with or approved by applicable Governmental Authorities under Applicable Insurance Laws have been so filed or approved and premiums charged conform thereto, except where the failure to so file or receive approval or conform will not, individually or in the aggregate, have a Material Adverse Effect.

                (u) Reinsurance. True and complete copies of all Reinsurance Agreements have been provided or made available to the Investors prior to the date of this Agreement. Each of the Reinsurance Agreements is valid and binding in all material respects in accordance with its terms on the Insurance Company party thereto. The Company has no reason to believe that any material amount recoverable by any Insurance Company pursuant to any Reinsurance Agreement is not fully collectible in due course. No Insurance Company or, to the knowledge of the Company, any other party thereto, is in default in any material respect as to any Reinsurance Agreement and, to the knowledge of the Company, there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated. Except as disclosed in Schedule 3.1(u), none of the Reinsurance Agreements contains any provision providing that the other party thereto may terminate such Reinsurance Agreement by reason of the transactions contemplated by this Agreement, and any Insurance Company that has ceded reinsurance, coinsurance or excess insurance pursuant to any such Reinsurance Agreement is entitled to take full credit in its statutory financial statements for such reinsurance, coinsurance or excess insurance ceded pursuant to Applicable Insurance Laws.

                (v) Service Marks, Trademarks, etc. Except as set forth in
        Schedule 3.1(v) and except for software license payments paid or payable in the ordinary course of business, each of the Company and each of its Significant Subsidiaries has the right to use, free and clear of any royalty or other payment obligations, claims of infringement or Liens, all Trademarks that are material to the conduct of its business.

                (w) Variable Products Securities Law Matters; Investment Companies; Investment Advisors.

                (i) The Insurance Companies are in compliance in all material respects with the Securities Act, the Exchange Act, the Investment Company Act and the Investment Advisers Act to the extent that such Acts apply to their insurance operations.

                (ii) The Company and its Subsidiaries are in compliance in all material respects with the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act and State securities laws to the extent that such Acts and State securities laws apply to their sponsorship of, underwriting of or advisory relationships with investment companies required to be registered under the Investment Company Act.

                (iii) No prospectus, amendment or supplement thereto, on their respective dates, and no registration statement, or post-effective amendment thereto, at the time it became effective, relating to the Separate Accounts, the trusts in which the Separate Accounts invest or, to the knowledge of the Company, the investment companies registered under the Investment Company Act or under any comparable State law to which the Company or any of its Subsidiaries provides investment advisory services, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and none of such prospectuses, as amended or supplemented and pursuant to which Securities are currently being offered, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                (iv) Except as set forth in Schedule 3.1(w), since January 1, 1996, none of the Company, any of its Subsidiaries, any employee, director or officer thereof or any affiliated person of any of the foregoing has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Act, the Exchange Act, the Investment

        Company Act or the Investment Advisers Act or State securities laws in connection with its insurance operations, nor has any of the foregoing persons been convicted of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, governmental securities, broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or been permanently or temporarily enjoined by reason of any misconduct by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

                (v) Schedule 3.1(w) sets forth, as of September 30, 1997, a list of (a) the name of each registered investment company advised by the Company or an "affiliated person" of the Company (as defined in the Investment Company Act) and each registered investment company of which the Company or an "affiliated person" is the principal underwriter, and
        (b) for each such company, a detailed description of the relationships between such company and its adviser and any subadvisers and the Company and any other bases for such affiliation. Schedule 3.1(w) sets forth each such company which is "controlled" by the Company within the meaning of Section 2(a)(9) of the Investment Company Act and the factual basis for such control.

                SECTION 3.2. Representations and Warranties of Investors. The Investors, jointly and severally, hereby make the following representations and warranties to the Company and to the Holding Company:

                (a) Authorization; Enforcement . The Investors have full partnership power and authority to execute and deliver the Transaction Agreements to which the Investors are a party and the other instruments to be executed by them pursuant hereto and to perform their obligations under the Transaction Agreements to which the Investors are a party and such other instruments in accordance with their respective terms. The Investors have taken all necessary partnership action to duly and validly authorize the execution and delivery of the Transaction Agreements to which the Investors are a party and such other instruments to be delivered pursuant hereto and the consummation of the Transactions. Each of the Transaction Agreements to which the Investors are a party has been duly executed and delivered by the Investors and constitutes, or will constitute, a valid and legally binding obligation of each Investor, enforceable in accordance with its terms.

                (b) Status and Investment Intent. Subject to (i) the right of resale with respect to the Notes and (ii) the exchange of the Notes for the Holding Company Notes and the right of resale with respect to such Holding Company Notes, the Investors purchasing Notes hereunder will be purchasing such Notes for their own respective accounts, and each Investor understands that the Notes have not been registered under the Securities Act and may not be offered or sold unless the Notes are registered under the Securities Act or a valid exemption from such registration is available.

                (c) Brokers and Finders, etc. None of the Investors nor any of their Subsidiaries, officers, directors or employees has employed any broker, agent or finder, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement or otherwise in connection with the purchase of the Notes or the Warrants.

                (d) Investor not a Plan. Each Investor represents either (a) it is not (i) an employee benefit plan (as defined in section 3(3) of ERISA) which is subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Code, or (iii) an entity whose underlying assets are deemed to be assets of a plan described in
        (i) or (ii) above by reason of such plan's investment in the entity, or
        (b) the Investor's purchase and holding of Notes will be exempt under a prohibited transaction class exemption issued by the U.S. Department of Labor.

                (e) No Conflicts. None of the execution and delivery by any Investor of this Agreement or the Registration Rights Agreement or the consummation of the Transactions will constitute or result in (i) a breach or violation of such Investor's partnership agreement, (ii) a breach or violation of, or default under, any material agreement or instrument to which such Investor is a party or by which it is bound or to which any of its assets or properties is subject or (iii) a breach or violation of any order, decree or injunction or, assuming that the Approvals referred to in Section 3.1(d) are obtained, any law, rule or regulation applicable to such Investor or any of its properties or assets, with such exceptions, individually or in the aggregate, as would not be reasonably likely to prevent the consummation of any of the Transactions.

                                   ARTICLE IV

                            AGREEMENTS BY THE COMPANY

                The Company and the Investors recognize and agree that nothing in this Article IV shall constitute a part of or be deemed included in the terms of the Notes, which terms are set forth in Exhibit 2-A hereto. The Company and the Investors further recognize and agree that nothing in this Article IV shall constitute a limitation on or otherwise affect the Superintendent's discretionary authority pursuant to Section 1307 of the NYIL with respect to the approval of payments on the Notes.

                SECTION 4.1. [Intentionally omitted]

                SECTION 4.2. [Intentionally omitted].

                SECTION 4.3. [Intentionally omitted].

                SECTION 4.4. [Intentionally omitted].

                SECTION 4.5. Investment Proposals. (a) The Company promptly shall advise the Principal Investor orally and in writing of any Investment Proposal or any inquiry with respect to or which could lead to any Investment Proposal and the identity of the Person making any such Investment Proposal or inquiry and will keep the Principal Investor fully informed of the status and details of any such Investment Proposal or inquiry. In addition, in the event that the Company consummates an Investment Proposal prior to the Demutalization Date, if requested in writing by the Principal Investor within 180 days after the consummation of such Investment Proposal the Company or the successor to the Company shall purchase all of the outstanding Warrants for a price of $10,000,000 in the aggregate within 60 days of the date of such request.

                (b) In the event that an Investment Proposal is consummated all outstanding Notes shall remain outstanding as obligations of the Company or the successor to the Company, as the case may be, in accordance with their terms.

                SECTION 4.6. [Intentionally omitted]

                SECTION 4.7. [Intentionally omitted]

                SECTION 4.8. [Intentionally omitted]

                SECTION 4.9. Board Representation. (a) The Company agrees that, not later than the first meeting of the Board that occurs after the First Closing, it will cause one vacancy to be created on its Board (by increasing the number of the members of such Board or otherwise) and it will cause one person proposed by the Principal Investor and selected by the Company as provided in
Section 4.9(b) to be elected or appointed to such Board. The Company and the Holding Company further agree that thereafter the Company, or following the Demutualization Date, the Holding Company, shall nominate for election to the Board of the Company or the Holding Company, as applicable, by the policyholders or stockholders of the Company or the Holding Company, as applicable, at any meeting of such policyholders or stockholders held for the purpose of electing Trustees or Directors, the Trustee or Director appointed pursuant to the previous sentence or another nominee of the Investors that has been selected by the Company or the Holding Company as provided in Section 4.9(b).

                (b) In connection with any appointment or nomination of the Investors' nominee to the Company's or Holding Company's Board, as applicable, pursuant to this Section 4.9, the Principal Investor shall propose to the Company or Holding Company, as applicable, three candidates, one of which may be selected by the Company or Holding Company, as applicable, subject to the prior approval of the Superintendent. If none of the three persons proposed by the Principal Investor is selected by the Company or the Holding Company, as applicable, the Principal Investor shall propose two additional persons, one of whom shall be selected for appointment or nomination by the Company or

Holding Company, as applicable, subject to the prior approval of the Superintendent. The Principal Investor shall not propose any person who (i) at the time of such proposal is either a member of the board of directors or board of trustees or a senior officer of a Person engaged in the Life Insurance Business or (ii) is not qualified to serve as a Trustee or Director pursuant to the by-laws of the Company or the Holding Company, as the case may be.

                (c) The Company and the Holding Company shall use their respective best efforts to cause all of the Investors' nominees that have been selected by the Company or the Holding Company for nomination pursuant to the provisions of this Agreement to be elected at any meeting of policyholders or stockholders, as applicable, held for the purpose of electing Trustees or Directors. Without limiting the foregoing, such persons shall be included in the list of candidates nominated by the Company's or Holding Company's Board, as applicable, for such election, and the Company or the Holding Company, as applicable, shall solicit votes in favor of such persons in the solicitation materials sent to policyholders or stockholders and shall vote or cause to be voted all shares or mutual voting interests held by them or which they otherwise have power to vote or direct the voting of in favor of such persons.

                (d) (i) Each nominee of the Investors referred to in this
Section 4.9 shall serve on the Board of Trustees or Board of Directors, as the case may be, to which such nominee is elected or appointed, until his successor is duly elected or appointed and qualified, or until his earlier death or resignation. In the event that any such nominee shall cease to serve as a Trustee of the Company or as a Director of the Holding Company, as applicable, for any reason other than as a result of his resignation due to the termination of the rights provided in this Section 4.9, the Company or the Holding Company, as applicable, shall cause the vacancy resulting thereby promptly to be filled by another nominee of the Investors selected by the Company or the Holding Company as provided in Section 4.9(b).

                (e) With respect to any legal requirements concerning the residency or citizenship of Trustees or Directors, the Company and the Holding Company will use their best efforts to cause the members of the applicable Board other than Investors' nominee to be persons with residency and citizenship such that the selected Investors' nominee will not be ineligible to serve. Such best efforts will not include causing any necessary resignations in order to accommodate such nominee. The Principal Investor will include at least one resident of New York in its list of nominees. To the extent that any nominee is required to be a "member" of the Company, the Company will make reasonable and customary arrangements to cause such person to become a member (with the Investors, if necessary under law, to pay any costs of acquiring any necessary insurance policy).

                (f) The Investors' Board representation rights granted by this
Section 4.9 shall terminate at such time when the Investors and their Subsidiaries and Affiliates in the aggregate no longer own an aggregate amount of Warrants and Convertible Preferred Stock representing the right to acquire Holding Company Common Stock and/or Holding Company Common Stock equal to at least 5% of the voting power of the Holding Company Common Stock on an as exercised or as converted basis.

                (g) Each of the Company and the Holding Company agrees that any Trustee or Director appointed or elected pursuant to this Section 4.9 who is serving on the Company's or Holding Company's Board, as applicable, shall be furnished with all information generally provided to the Trustees or Directors, as applicable (including to the members of any Committee of which such Trustee or Director is a member), shall have full access to information regarding the Company or the Holding Company, as applicable, and shall be entitled to the same perquisites as the Company's and the Holding Company's other outside Trustees or Directors, as applicable.

                (h) The Principal Investor, on behalf of the Investors, shall have the right to consult with the senior management of the Company or, following the Demutualization Date, the Holding Company with respect to the business of the Company and its Subsidiaries or the Holding Company and its Subsidiaries, as applicable, and to make proposals with respect to such business. The parties agree that the Company and the Holding Company shall be under no obligation to take any action with respect to the proposals and other advice given by the Principal Investor pursuant to the foregoing, provided, however, that the Company and the Holding Company shall be obligated to take any such proposals and advice seriously and give due consideration thereto.

                SECTION 4.10. Registration and Resale. The Company and the Holding Company shall comply with the respective provisions regarding registration and resale rights as are set forth in Exhibit 2-C.

                SECTION 4.11. [Intentionally omitted]

                                   ARTICLE V

                               FURTHER AGREEMENTS

                SECTION 5.1. Public Announcements. The Investors, the Company and the Holding Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation or, after such consultation, if any party is not reasonably satisfied with the text of such release or statement, except as may otherwise be required by applicable law. For purposes of this Section 5.1, a public statement shall include any announcement by the Company to its employees and/or agency force; provided, however, that such an announcement may be made at any time after prior consultation but notwithstanding the absence of reasonable satisfaction with the text thereof by the Investors so long as the Investors are not named therein.

                SECTION 5.2. Fees and Expenses. (a) Upon the earliest of (x) the First Closing Date and (y) December 31, 1997, if written approval from the Superintendent for the issuance of the Notes and Warrants has been obtained at or prior to such date but the First Closing Date has not occurred, the Company shall pay the Principal Investor, on behalf of the Investors, a commitment fee of $1,250,000 in immediately available funds.

                (b) The Company shall promptly reimburse the Investors in same-day funds, upon request therefor by the Principal Investor, for their reasonable Expenses and for any costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred to enforce this provision, unless the First Closing does not occur for any reason other than that the conditions to the obligations of the Investors set forth in Section 2.2 have not been satisfied, provided, however, that the Company shall not in any event be required to reimburse the Investors for any such Expenses (other than any enforcement costs and expenses referred to in this sentence) in an amount in excess of $600,000. Other than the reimbursement contemplated by the foregoing sentence or in Section 5.2(a), whether or not the transactions contemplated hereby are consummated or the Investment Agreement is terminated pursuant to
Section 6.1, all fees and Expenses incurred in connection with the Transaction Agreements and the transactions contemplated thereby (including without limitation the Plan and the IPO) shall be paid by the party incurring such fees or expenses.

                SECTION 5.3. Regulatory and Other Consents. (a) The Investors shall prepare and file with the appropriate Governmental Authorities all documentation and information required by law or requested by any such Governmental Authority to be filed by the Investors to permit the consummation of the transactions contemplated hereby, including without limitation, (i) any notifications and filings required to be made by the HSR Act, (ii) applications, notifications and filings required to be made under any of the Applicable Insurance Laws and (iii) any necessary applications, reports or other documents required to be filed by the Investors with the SEC, the NYSE, the NASD and the securities commissions of States in which any of the Company's Subsidiaries acts as a broker-dealer or an investment adviser.

                (b) The Investors shall not deliver to any Governmental Authority any application, notification, filing or other document that describes or refers to the Company, any of its Subsidiaries or the transactions contemplated hereby without affording the Company a reasonable opportunity to review and comment on such application, notification, filing or other document (other than any confidential portions thereof) and without the prior approval by the Company of such description or reference (which approval shall not be unreasonably withheld).

                (c) The Investors shall promptly deliver to the Company copies of all documents filed with any Governmental Authorities by the Investors with respect to the transactions contemplated hereby and copies of all correspondence to and from such Governmental Authorities in connection therewith, other than, in each case, confidential portions thereof.

                SECTION 5.4. Best Efforts. Subject to the terms and conditions of this Agreement, including the next sentence, and except as otherwise specifically provided in Section 6.10, each party will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective in the most expeditious manner practicable, the First Closing and the Second Closing and the other transactions contemplated by the Transaction Agreements including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, brought against such party challenging any Transaction Agreement or the consummation of the transactions contemplated thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and
(iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the Transaction Agreements. The parties will use all reasonable efforts to obtain, or cause to be obtained, all necessary consents, approvals or waivers from third parties to the First Closing, the Second Closing, any Subsequent Closing and the other transactions contemplated by the Transaction Agreements.

                                   ARTICLE VI

                                  MISCELLANEOUS

                SECTION 6.1. Termination. This Agreement may be terminated at any time:

                (a) by mutual agreement in writing of the Company and the Investors;

                (b) by either the Company or the Investors upon written notice to the other parties (i) if the First Closing shall not have occurred by December 31, 1997, provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement resulted in the First Closing not occurring by such date; or
        (ii) if any Governmental Authority shall have issued an injunction, decree or order or taken any other action permanently enjoining, restraining or otherwise prohibiting the First Closing, the Second Closing, the consummation of the Plan or any of the other Transactions and such injunction, decree or order, or other action, shall have become final and nonappealable; and

                (c) by the Investors if:

                        (i) the Company or the Board withdraws or abandons a
                Plan or ceases to use its commercially reasonable efforts to effectuate the Plan or there shall have been a material breach of any covenant or agreement set forth in Section 6.10 or the Plan shall have been amended in a manner that results in the Plan not containing the terms set forth in Exhibit 1 or containing terms inconsistent with those set forth in Exhibit 1 or in any of the Transaction Agreements;

                        (ii) the Plan is disapproved (or is approved in a manner
                that results in the Plan not containing the terms set forth in
                Exhibit 1 or containing terms inconsistent with those set forth in Exhibit 1 or in any of the Transaction Agreements) by the Superintendent pursuant to Section 7312(j) (regardless of whether such disapproval is subject to appeal or review), or is not approved by the Superintendent by June 30, 1999;

                        (iii) the Plan is disapproved by the policyholders of
                the Company, or is not approved by such policyholders within 90 days after the approval of the Plan by the Superintendent; or

                        (iv) (1) a Governmental Authority shall (A) commence, or
                apply for an order directing it to commence, delinquency, rehabilitation, liquidation, conservation, reorganization, dissolution or similar proceedings, including, without limitation, summary proceedings, against the Company or MLOA under any Applicable Insurance Laws as in effect from time to time, or (B) appoint, or seek to appoint, a receiver, rehabilitator, trustee, custodian, sequestrator, liquidator, conservator or similar official for either of them or for all or any substantial part of their respective properties or assets;
                (2) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or any Significant Subsidiary, or of a substantial part of the property or assets of the Company or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or State bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of the property or assets of the Company or any Significant Subsidiary or (C) the winding-up or liquidation of the Company or any Significant Subsidiary and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered; or (3) (A) the Company or MLOA shall consent to, or fail to contest in a timely and appropriate manner, the commencement against it of delinquency, rehabilitation, liquidation, conservation, reorganization, dissolution or similar proceedings, including, without limitation, summary proceedings, under any Applicable Insurance Laws as in effect from time to time; or (B) the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or State bankruptcy, insolvency, receivership or similar law, (ii) consent to, or fail to contest in a timely and appropriate manner, the commencement against it of any proceeding or the filing of any petition described in clause (1) or (2) above,
                (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary or for a substantial part of the property or assets of the Company or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts (including, without limitation, claims of policyholders under insurance policies, annuity contracts and funding agreements) as they become due or (vii) take any action for the purpose of effecting any of the foregoing; and

                (d) By the Investors or, subject to compliance with Section 4.5, the Company if an Investment Proposal is accepted by the Company's Board at any time.

               In the event of the termination of this Agreement pursuant to this Section 6.1, this Agreement shall thereafter become void and have no effect, and no party shall have any liability to any other party hereto or their shareholders, partners or policyholders in respect thereof, except (x) for the provisions of Sections 6.10(d) and 5.2 and this Article VI, and (y) nothing herein will relieve any party from liability for any breach of any of its represen-tations, warranties, covenants or agreements contained in the Transaction Agreements or the Subject Securities prior to such termination. No party shall in any event be liable to the other party for loss of anticipated profits from the transactions contemplated by this Agreement or for any other consequential damages arising out of the termination of this Agreement.

                SECTION 6.2. Standstill Agreement. (a) Subject to Section 6.2(b) and (c), the Investors covenant and agree that for a period from the Demutualization Date until the earlier of the fifth anniversary of the Demutualization Date or June 30, 2004 (such period, the "Standstill Period"), the Investors will not, and will cause their Subsidiaries and any Affiliates that own Warrants, Convertible Preferred Stock or Holding Company Common Stock that was acquired upon exercise of Warrants or conversion of Convertible Preferred Stock not to, directly or indirectly, acquire, offer to acquire or agree to acquire any outstanding Holding Company Common Stock other than pursuant to the Warrants and the Convertible Preferred Stock or from an Investor or from a Subsidiary or Affiliate of an Investor which acquired such Holding Company Common Stock upon exercise of Warrants or conversion of Convertible Preferred Stock without the prior written approval of the Company.

(b) Notwithstanding the foregoing, the Investors and their Subsidiaries and Affiliates shall have the right to directly or indirectly acquire, offer to acquire or agree to acquire Holding Company Common Stock:

        (i) directly from the Holding Company (pursuant to any stock dividend, stock split or other distribution, by purchase or otherwise);

        (ii) in the case of an Affiliate of an Investor that is a broker-dealer, investment manager or investment adviser, for third parties or its own account in the ordinary course of such Affiliate's business;

        (iii) in a transaction involving the acquisition of, or merger or consolidation with, a previously unaffiliated Person, or the acquisition of substantially all of the assets of a previously unaffiliated Person, that owns Holding Company Common Stock at the time of such transaction, other than any such transaction entered into primarily for the purpose of acquiring Holding Company Common Stock;

        (iv) if the Company or the Holding Company breaches or violates any of
        Section 4.9, 4.10 or 6.2(d) of this Agreement or the Registration Rights Agreement;

        (v) if an event specified in Section 6.1(c)(iv) occurs;

        (vi) if any Person not affiliated with the Investors makes a formal proposal or offer (a) for a merger, consolidation or other business combination directly or indirectly involving the Holding Company, the Company or any Significant Subsidiary or (b) to acquire directly or indirectly all or substantially all the assets of the Holding Company, the Company or any Significant Subsidiary, which proposal or offer is either supported or not opposed by the Board of the Holding Company; and

        (vii) by way of any reorganization, recapitalization, merger, consolidation, rights offering or similar event.

                (c) (i) Notwithstanding the foregoing, this Section 6.2 shall terminate when the Investors and their Subsidiaries and Affiliates that acquire Warrants, Convertible Preferred Stock or Holding Company Common Stock upon exercise of Warrants or conversion of Convertible Preferred Stock own an aggregate number of shares of Holding Company Common Stock acquired upon exercise of Warrants or conversion of Convertible Preferred Stock plus the number of shares of Holding Company Common Stock issuable upon exercise of Warrants and conversion of Convertible Preferred Stock that is held by the Investors and their Subsidiaries and Affiliates that is less than 5% of the fully diluted Holding Company Common Stock.

                (ii) In the event an Investor makes a distribution of Warrants, Convertible Preferred Stock or Holding Company Common Stock to its partners in the ordinary course, the provisions of Section 6.2(a) shall not apply to any limited partner of such Investor but shall apply to the general partner or managing general partner of such Investor and its Subsidiaries and Affiliates if, and for so long as, the aggregate number of shares of Holding Company Common Stock acquired upon exercise of Warrants or conversion of Convertible Preferred Stock plus the number of shares of Holding Company Common Stock issuable upon exercise of Warrants and conversion of Convertible Preferred Stock that is held by the Investors and their Subsidiaries and Affiliates is equal to 5% or more of the fully diluted Holding Company Common Stock.

                (d) The Holding Company agrees that, so long as the Investors, their Subsidiaries and Affiliates are subject to Section 6.2(a), it will not take any action (including, without limitation, adoption of a shareholder rights plan) that would have the effect of imposing more stringent requirements on the Investors, their Subsidiaries and Affiliates than those contained in this
Section 6.2.

                SECTION 6.3. Voting of Holding Company Common Stock. (a) Subject to Sections 6.3(b), (c) and (d) during the Standstill Period the Investors will not, and will cause their Subsidiaries and Affiliates that acquire Holding Company Common Stock upon exercise of Warrants or conversion of Convertible Preferred Stock not to, (i) solicit proxies or become a participant (other than by voting) in a "solicitation" (as such term is defined in Regulation 14A under the Exchange Act) in opposition to the Board (provided that (A) any such person
(1) may vote against any nominee for director of the Holding Company as to whom proxies are not being solicited by the Board and (2) may vote Holding Company Common Stock or other Holding Company voting securities so long as it does not have voting discretion over such securities and (B) none of such persons shall be deemed a participant for purposes of this Section 6.3(a) solely by reason of the membership of the Investor Director on the Board), (ii) call or seek to call any special meeting of the Company's stockholders for any reason whatsoever,
(iii) deposit any such Holding Company Common Stock in a voting trust or subject any Holding Company Common Stock to any arrangement or agreement with respect to the voting of such, other than an arrangement or agreement among the Investors and their Subsidiaries and Affiliates that acquire Warrants, Convertible Preferred Stock of Holding Company Common Stock or (iv) form or join a group for the purpose of acquiring, holding, voting or disposing of Holding Company Common Stock, other than a group consisting only of the Investors and their Subsidiaries and Affiliates that acquire Warrants, Convertible Preferred Stock or Holding Company Common Stock.

                During the Standstill Period the Investors will, and will cause their Subsidiaries and Affiliates that acquire Holding Company Common Stock upon exercise of Warrants or conversion of Convertible Preferred Stock to, vote all shares of Holding Company Common Stock (i) acquired upon exercise of Warrants or conversion of Convertible Preferred Stock owned by them or (ii) acquired from their Subsidiaries or Affiliates either, at the option of the Board upon reasonable prior notice to the Principal Investor, in accordance with the recommendation of the Board or in the same proportion as the holders of Holding Company

Common Stock who are not affiliated with either the Holding Company or the Investors with respect to all matters properly presented for a vote of the holders of the Holding Company Common Stock.

(b) The provisions of Section 6.3(a) shall not apply: (i) if the Investors and their Subsidiaries and Affiliates may acquire Holding Company Common Stock without regard to Section 6.2(a) pursuant to Section 6.2(b)(iv), (v) or (vi);
(ii) with respect to matters that relate to: (A)(1) any merger, consolidation or other business combination involving the Holding Company, the Company or any Significant Subsidiary, (2) any sale, lease, transfer or other disposition in one transaction or a series of transactions of all or substantially all the assets of the Holding Company, the Company or any Significant Subsidiary, (3) any recapitalization or similar transaction or series of transactions involving the Holding Company, the Company or any Significant Subsidiary or (4) any dissolution or complete or partial liquidation of the Holding Company, the Company or any Significant Subsidiary; (B) the approval of any amendment to the Holding Company's Certificate of Incorporation or by-laws; (C) any matter that could result in any decrease in the percentage of the voting power represented by the aggregate voting power of all Holding Company Common Stock and Holding Company Common Stock issuable upon exercise of Warrants or conversion of Convertible Preferred Stock then owned by the Investors and their Subsidiaries and Affiliates; and (D) any other matter (other than the election of directors) that in the good faith judgment of the Investors could adversely affect their interests as significant stockholders of the Holding Company; or (iii) with respect to the matters specified in the first paragraph of Section 6.3(a), to the voting and other activities of any Affiliate of an Investor that is a broker-dealer, investment manager or investment adviser with respect to Holding Company Common Stock held for the account of third parties or its own account in the ordinary course of such Affiliate's business. In addition, in the event an Investor makes a distribution of Warrants, Convertible Preferred Stock or Holding Company Common Stock to its partners in the ordinary course, the provisions of Section 6.3(a) shall not apply to any limited partner of such Investor but shall apply to the general partner or managing general partner of such Investor and its Subsidiaries and Affiliates if, and for so long as, the aggregate number of shares of Holding Company Common Stock acquired upon exercise of Warrants or conversion of Convertible Preferred Stock plus the number of shares of Holding Company Common Stock issuable upon exercise of Warrants and conversion of Convertible Preferred Stock that is held by the Investors and their Subsidiaries and Affiliates is equal to 5% or more of the fully diluted Holding Company Common Stock.

(c) Notwithstanding the foregoing, this Section 6.3 shall terminate when the Investors and their Subsidiaries and Affiliates that acquire Warrants, Convertible Preferred Stock or Holding Company Common Stock upon exercise of Warrants or conversion of Convertible Preferred Stock own an aggregate number of shares of Holding Company Common Stock acquired upon exercise of Warrants or conversion of Convertible Preferred Stock plus the number of shares of Holding Company Common Stock issuable upon exercise of Warrants and conversion of Convertible Preferred Stock that is held by the Investors and their Subsidiaries and Affiliates that is less than 5% of the fully diluted Holding Company Common Stock.

(d) Notwithstanding anything herein to the contrary, the provisions of Section 6.3(a) shall not limit or restrict in any way any action that is or may be taken in connection with the voting rights carried by the Convertible Preferred Stock.

(e) For purposes of this Section 6.3, all references to Holding Company Common Stock acquired upon exercise of Warrants or conversion of Convertible Preferred Stock shall be deemed to include all shares of Holding Common Stock that are distributed or acquired in respect of such Holding Company Common Stock pursuant to any stock dividend, stock split, reorganization, recapitalization, merger, consolidation, rights offering or other similar distribution by the Holding Company.


                SECTION 6.4. Limitation on Sales of Holding Company Common Stock, Warrants and Convertible Preferred Stock. (a) Subject to Section 6.4(b) and (c), until the termination of the Standstill Period the Investors will not, and will cause their Subsidiaries and Affiliates that own Warrants, Convertible Preferred Stock or Holding Company Common Stock that was acquired upon exercise of Warrants or conversion of Convertible Preferred Stock not to, sell, transfer or otherwise dispose of any Warrants, Convertible Preferred Stock or Holding Company Common Stock that was acquired (including from their Subsidiaries and Affiliates) upon exercise of Warrants or conversion of Convertible Preferred Stock in a negotiated transaction (which for these purposes does not include an open market sale other than as a result of an offer to sell securities having aggregate voting rights of more than 3% of the voting rights on an as converted basis at any one time): (i) to any Person that is engaged in the Life Insurance Business if, to the knowledge of the transferor, after giving effect to such transaction such Person would own an aggregate number of shares of Holding Company Common Stock plus the number of shares of Holding Company Common Stock issuable upon exercise of Warrants and conversion of Convertible Preferred Stock that is held by such Person that is equal to 3% or more of the fully diluted Holding Company Common Stock at the time of such transaction without the prior written consent of the Holding Company or (ii) to any Person if, to the knowledge of the transferor, after giving effect to such transaction such Person would own an aggregate number of shares of Holding Company Common Stock plus the number of shares of Holding Company Common Stock issuable upon exercise of Warrants and conversion of Convertible Preferred Stock that is held by such Person that is equal to 5% or more of the fully diluted Holding Company Common Stock at the time of such transaction without the prior written consent of the Company.

                (b) Notwithstanding the foregoing, the provisions of Section 6.4(a) shall not apply to (i) any transfers between or among the Investors, their Subsidiaries and Affiliates or (ii) any widely distributed public underwritten offering.

                (c) Notwithstanding the foregoing, this Section 6.4 shall terminate when the Investors and their Subsidiaries and Affiliates that acquire Warrants, Convertible Preferred Stock or Holding Company Common Stock upon exercise of Warrants or conversion of Convertible Preferred Stock own an aggregate number of shares of Holding Company Common Stock acquired upon exercise of Warrants or conversion of Convertible Preferred Stock plus the number of shares of Holding Company Common Stock issuable upon exercise of Warrants and conversion of Convertible Preferred Stock that is held by Investors and their Subsidiaries and Affiliates that is less than 5% of the fully diluted Holding Company Common Stock. In addition, in the event an Investor makes a distribution of Warrants, Convertible Preferred Stock or Holding Company Common Stock to its partners in the ordinary course, the provisions of Section 6.4(a) shall not apply to any limited partner of such Investor but shall apply to the general partner or managing general partner of such Investor and its Subsidiaries and Affiliates if, and for so long as, the aggregate number of shares of Holding Company Common Stock acquired upon exercise of Warrants or conversion of Convertible Preferred Stock plus the number of shares of Holding Company Common Stock issuable upon exercise of Warrants and conversion of Convertible Preferred Stock that is held by the Investors and their Subsidiaries and Affiliates is equal to 5% or more of the fully diluted Holding Company Common Stock.

                (d) For purposes of this Section 6.4, all references to Holding Company Common Stock acquired upon exercise of Warrants or conversion of Convertible Preferred Stock shall be deemed to include all shares of Holding Common Stock that are distributed or acquired in respect of such Holding Company Common Stock pursuant to any stock dividend, stock split, reorganization, recapitalization, merger, consolidation, rights offering or other similar distribution by the Holding Company.

                SECTION 6.5. Survival of Representations and Warranties and Agreements. (a) (a) The representations, warranties and agreements of the Company and the Holding Company contained in this Agreement shall survive until the Expiration Date.

                (b) The agreements of the Company and the Holding Company contained in Sections 4.9, 4.10, 6.9, 6.10 and 6.11 of this Agreement shall survive for so long as the Investors or their respective Subsidiaries or Affiliates continue to own an aggregate amount of Warrants and Convertible Preferred Stock representing the right to acquire Holding Company Common Stock and/or Holding Company Common Stock equal to at least 5% of the voting power of the Holding Company Common Stock on an as exercised or as converted basis.


                SECTION 6.6. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

                SECTION 6.7. Indemnification. The Company and the Holding Company jointly and severally agree to indemnify each Investor, and each of their Subsidiaries and Affiliates and each of their respective partners, officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against, and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, costs, losses, liabilities, damages or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any of them

(whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (a) any actual or proposed use by the Company or the Holding Company of the proceeds of any of the Subject Securities;
(b) any breach by the Company or the Holding Company of any representation, warranty or covenant contained herein; or (c) any other aspect of this Agreement, the Subject Securities or the Transactions, including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of internal counsel) and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim, and including all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, costs, losses, liabilities, damages or expenses arising by reason of ordinary negligence of each Investor, and each of their Subsidiaries and Affiliates and each of their respective partners, officers, directors, trustees, employees, representatives, agents and affiliates, provided, however, that the provisions of this Section 6.7 shall not apply to any action, suit, proceeding, claim, cost, loss, liability, damage or expense to the extent, but only to the extent, caused by the gross negligence or willful misconduct of the party seeking indemnification.

                The obligations of the Company and the Holding Company under this Section 6.7 will survive the payment or transfer of any Note or other Subject Security, the enforcement, amendment or waiver of any provision of this Agreement, the Transaction Agreements or the Subject Securities, and the termination of this Agreement.

                SECTION 6.8. Charter and By-laws. Except as otherwise specifically contemplated by this Agreement, the Company and the Holding Company shall not, except as provided in the Plan, amend its Certificate or Articles of Incorporation or By-laws and in the case of any Subsidiary of the Company (other than the Holding Company), amend its Certificate or Articles of Incorporation or By-laws or partnership agreement, if such amendment would materially adversely affect the rights of or expected benefits to the Investors or any of its Subsidiaries under any Transaction Agreement.

                SECTION 6.9. Information. (a) The Company shall, and shall cause each of its Subsidiaries to, afford to the Investors, and to the Investors' accountants, counsel, financial advisers, actuaries and other representatives, reasonable access during normal business hours during the period prior to the Demutualization Date

(except with respect to the information specified in clauses (a), (c) and (f) hereunder, which obligations shall continue until the Investors and their Subsidiaries and Affiliates shall have exercised Warrants representing the right to acquire at least five percent of the outstanding shares of Holding Company Common Stock) to all their respective properties, books, contracts, commitments, records and officers and employees and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the Investors
(a) a copy of each Annual Statement, Quarterly Statement and registration statement filed by it during such period pursuant to the requirements of any Federal, State or foreign insurance law or regulation, (b) after the end of each fiscal quarter and fiscal year of the Company and the other Audited Entities, updated financial statements comparable to those described in Section 3.1(h)(i), in the case of each quarterly financial statement, certified by the Chief Financial Officer of the Company or of the relevant other Audited Entity and, in the case of each annual financial statement, audited by independent public accountants, (c) in the case of the Company and any Significant Subsidiary, after the end of each month, its management financial reports (together with all accompanying documents) prepared with respect to such month, (d) all notices to any Insurance Company with respect to any alleged deficiency or violation material to the financial condition or operations of such Insurance Company from any Governmental Authority, (e) each written report on examination of financial condition or market conduct (whether in draft or final form) of any Insurance Company issued by any applicable Governmental Authority and (f) all other information and documents concerning its business, properties and personnel as the Investors may reasonably request; provided, however, that all notices, reports, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential, with the exception that any such items may be provided to the Investors' accountants, counsel, financial advisers, actuaries and other agents, unless such disclosure is made in connection with a court or regulatory proceeding or required by law or such notices, reports, information or documents become available to the public generally or through a third party.

                (b) The Company shall, through the Demutualization Date, cause its senior management to inform on a regular basis and in good faith the Investors concerning the management of the Company's and its Subsidiaries' businesses.

                SECTION 6.10. Plan of Demutualization. (a)(i) The Company shall continue its efforts to prepare and complete a Plan with the goal of the Demutualization Date occurring in the latter part of 1998. For purposes of the preceding sentence, the inclusion of terms in the Plan relating to matters not specifically addressed in Exhibit 1 shall not be deemed to be inconsistent with such Exhibit so long as such matters are not incompatible with the matters specifically addressed in Exhibit 1. The Company shall use its commercially reasonable efforts to implement a Plan on the timetable provided in Exhibit 1, and shall permit the Investors to review all documents (including the plan of operation and actuarial projections required by Section 7312(e)(i)(H)) to be filed or delivered to any Governmental Authority or otherwise in connection with the Plan). Without limitation of the foregoing, the Company will, as promptly as practicable after the date hereof, and in any event no later than June 30, 1998, recommend to the Board that a Plan based upon the proposed summary terms of the Plan set forth in Exhibit 1 be adopted by the Board. If such Plan is approved and adopted by the Board, the Company shall use its commercially reasonable efforts promptly to obtain all regulatory approvals of and consents to the Plan required to be obtained by the Company or any of its Subsidiaries under any Applicable Insurance Law (including without limitation the approval of the Plan by the Superintendent), and the Company shall submit the Plan to its policyholders and use its commercially reasonable efforts to obtain the approval of the Plan by such policyholders. The Company shall use its commercially reasonable efforts to cause the Plan to become effective in accordance with its terms and the provisions of Section 7312.

                (ii) Prior to the Demutualization Date, the Holding Company shall take all necessary corporate action to duly and validly authorize the issue and delivery of (i) the shares of Holding Company Common Stock to be issued upon exercise of the Warrants and (ii) the shares of Convertible Preferred Stock and shares of Holding Company Common Stock issuable upon conversion of the Convertible Preferred Stock. The Company and the Holding Company shall cause all such shares of Holding Company Common Stock and Convertible Preferred Stock, if any, to be duly authorized and, upon such issuance, to be (A) validly issued, fully paid and nonassessable, and (B) free and clear of all Liens.

                (iii) Nothing in this Section 6.10(a) shall prevent the Company from accepting an Investment Proposal, nor shall failure to comply with this
Section 6.10(a) after acceptance of an Investment Proposal be a breach of this Agreement.

                (b) The Company and the Holding Company will prepare and file with the SEC the S-1 as soon as practicable after the filing of a Plan with the Superintendent, and will use its best efforts to cause the S-1 to become effective in a timely fashion consistent with a goal of the Demutualization Date occurring in the latter part of 1998 and the effectiveness of the S-1 to occur on or prior to the Demutualization Date. The Company will prepare the Proxy Statement and will cause the Proxy Statement to be mailed to the Company's policyholders prior to approval of the Plan by the Superintendent in a timely fashion consistent with the prior sentence. If at any time prior to the IPO or the approval of the Plan by the Company's policyholders, there shall occur any event that should be set forth in an amendment or supplement to the S-1 or the Proxy Statement, as the case may be, the Company and the Holding Company will promptly prepare and (to the extent required by applicable law or regulation) distribute or mail to its policyholders, an appropriate amendment or supplement thereto.

                (c) The Company and the Holding Company shall keep the Investors informed of their progress and of any material developments in connection with the preparation and approval of the Plan, the preparation and mailing of the Proxy Statement and the preparation, filing and effectiveness of the S-1. The Company and the Holding Company will not mail or use the Proxy Statement, or any amendment or supplement thereto, and will not use any Prospectus, or any amendment or supplement thereto, without the prior approval of the Investors of any material therein relating to the Investors or any of their Subsidiaries or Affiliates.

                (d) (i) In connection with the use of the Proxy Statement and the S-1, the Company and the Holding Company will, jointly and severally, indemnify, defend and hold harmless, to the extent permitted by law, each Investor and its Subsidiaries and Affiliates, and each of their respective partners, officers, directors and agents and each person (as defined in Section 2(2) of the Securities Act), if any, who controls each Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any similar Federal statute then in force, against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement, the S-1 or the Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or alleged untrue statement or such omission or alleged omission contained in information furnished in writing by such Investor expressly for use in the Proxy Statement, the S-1 or the Prospectus, or any amendment or supplement thereto. If, in connection with the Proxy Statement, the S-1 or the Prospectus, or any amendment or supplement thereto, an Investor shall furnish written information to the Company or the Holding Company expressly for use therein, such Investor will indemnify, defend and hold harmless, to the extent permitted by law, the Company and the Holding Company and their respective directors, officers and agents against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorneys' fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Proxy Statement, the S-1 or the Prospectus or any amendment or supplement thereto necessary to make the statements therein not misleading, but only insofar as such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such Investor expressly for use therein. Any person entitled to indemnification under the provisions of this Section 6.10(d) shall (x) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that the failure of any indemnified party to give notice as provided in this Agreement shall not relieve the indemnifying party of its obligations under this Section 6.10(d), except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice, and (y) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and in any event, such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld). In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel in each relevant jurisdiction) for all parties indemnified by such indemnifying party under this
Section 6.10(d) in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect of such claim. The indemnification provided in this Section 6.10(d) shall remain in full force and effect, regardless of any investigation made by or on behalf of any indemnified party.

                (ii) If the indemnification provided for in the first sentence of Section 6.10(d) is due in accordance with its terms but is for any reason held by a court or an arbitrator to be unavailable from the Company or the Holding Company, on grounds of policy or otherwise, then the Company, the Holding Company and the Investors shall contribute to the aggregate losses, claims, damages, liabilities and expenses to which the Company or the Holding Company, on the one hand, and the Investors, on the other, may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holding Company, on the one hand, and of the Investors, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, the Holding Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Company or the Holding Company, on the one hand, or by the Investors, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 4.7(d)(ii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding sentences.

                SECTION 6.11. Regulatory Filings. (a) The Company and the Holding Company will furnish the Investors, their Subsidiaries and Affiliates with such information as they may reasonably request in connection with any application, notification or filing the Investors and/or their Subsidiaries and Affiliates may make to applicable Governmental Authorities in connection with or as a result of the Transactions, any Approval obtained in connection with the Transactions or otherwise in connection with the acquisition or ownership of the Subject Securities by the Investors and/or their Subsidiaries and Affiliates, including without limitation those under any Applicable Insurance Laws. The Company and the Holding Company will cause each of its Subsidiaries to cooperate with the

Investors, their Subsidiaries and Affiliates, to the extent they may reasonably request, to enable them to make such applications, notifications or filings as promptly as practicable.

                (b) At such times as contemplated by the time schedule contained in Exhibit 1, the Company and its Subsidiaries shall prepare and file with the appropriate Governmental Authorities all documentation and information required by law or requested by any such Governmental Authority to be filed by the Company and its Subsidiaries to permit the consummation of the Transactions, including, without limitation, (i) any notifications and filings required to be made by the HSR Act, (ii) notifications and filings required to be made under any Applicable Insurance Laws, (iii) any necessary applications, reports or other documents to be filed by the Company or any of its Subsidiaries with the SEC, the NYSE, the NASD, any other regulatory or self-regulatory organization and the securities commissions of States in which any of the Company's Subsidiaries acts as a broker-dealer or investment adviser and (iv) other notifications and filings referred to in Schedule 3.1(d). The Company shall, or shall cause each of its Subsidiaries to, perform all such other actions reasonably necessary to obtain favorable action from any such Governmental Authority consistent with the time schedule contained in Exhibit 1.

                (c) The Company shall use its best efforts, and shall cause its Subsidiaries to use their best efforts, to obtain all approvals or consents required in connection with the Transactions, including with respect to any "assignment" resulting from the Transactions or any "assignment" of any contract to which the Company or any of its Subsidiaries is a party under the Investment Company Act or the Investment Advisers Act, including without limitation the following:

                (i) with respect to each Fund, approvals by (A) the board of directors thereof or persons with similar responsibilities of a new underwriting or distribution contract, (B) the board of directors thereof or persons with similar responsibilities of a new investment management contract and (C) the holders of the voting securities of such U.S. Fund of a new investment management contract, in each case such agreements to contain terms and conditions substantially equivalent to present agreements for such U.S. Fund; and

                (ii) with respect to each advisory agreement other than an advisory agreement for a U.S. Fund, any consent or approval of the client that may be required under any United States Federal or State statute or regulation.

                (d) The Company shall use its best efforts to obtain a "no-action" letter from the staff of the SEC with respect to the exemption, pursuant to Section 3(a)(10) of the Securities Act, from the registration requirements of the Securities Act of the Holding Company Common Stock to be issued pursuant to the Plan (other than Holding Company Common Stock to be issued in the IPO). In the event the Company, despite its best efforts, does not obtain such letter, the Company will cause the S-1 to register under the Securities Act all the Holding Company Common Stock to be issued pursuant to the Plan.

                (e) The Company shall not deliver to any Governmental Authority any application, notification, filing or other document that describes or refers to the Investors, any of Affiliates without affording the Investors a reasonable opportunity to review and comment on such application, notification, filing or other document and without the prior approval by the Investors of such description or reference (which approval will not be unreasonably withheld). The Company shall promptly deliver to the Principal Investor copies of all applications, notifications, filings (other than those with respect to Policy forms) or other documents filed with any Governmental Authority by the Company or any of its Subsidiaries with respect to the transactions contemplated by the Transaction Agreements, and copies of all correspondence to and from such Governmental Authority in connection therewith.

                (f) The Company shall, from and after the date hereof and for so long as any Investors or their Subsidiaries or Affiliates shall Beneficially Own 5% or more of the Holding Company Common Stock or shall own Warrants or Convertible Preferred Stock representing the right to Beneficially Own 5% or more of the Holding Company Common Stock, provide the Investors with quarterly updates of the information set forth in Schedule 3.1(w) and called for by
Section 3.1(w) hereof.

                SECTION 6.12. Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the Registration Rights Agreement and the other documents and instruments referred to herein) (a) constitutes the entire agreement and understanding and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as otherwise expressly specified herein, is not intended to confer upon any person other than the parties and the Holders any rights or remedies hereunder.

                SECTION 6.13. Notices. Any notice, demand, election, request, consent or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or delivered by telecopy on a Business Day during normal business hours (at the place of receipt) at the address or number designated below or (b) on the second Business Day following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

               If to the Company:

               The Mutual Life Insurance Company of New York
               1740 Broadway
               New York, New York 10019
               Attention:  Richard Mulroy, Esq.
               Facsimile:  (212) 708-2977



               If to the Holding Company:

               MONY Financial Services Corporation
               1740 Broadway
               New York, New York 10019
               Attention:  Richard Mulroy, Esq.
               Facsimile:  (212) 708-2977



               in either case with a copy to:

               Dewey Ballantine
               1301 Avenue of the Americas
               New York, New York 10019
               Attention:  William Rosenblatt, Esq.
               Facsimile:  (212) 259-6333

               If to the Investors to them care of the Principal Investor:

               The Principal Investor

               GS Mezzanine Partners, L.P.
               85 Broad Street
               New York, New York
               Attention:  David J. Greenwald
               Facsimile:  (212) 902-3000

               with a copy to:

               Sullivan & Cromwell
               125 Broad Street
               New York, New York 10004
               Attention:  William Torchiana, Esq.
               Facsimile:  (212) 558-3588

Any party hereto may from time to time change its address for communications under this Section 6.13 by giving at least 5 days' notice of such changed address to the other party hereto.

                SECTION 6.14. Amendments and Waivers. This Agreement may not be amended, supplemented or discharged, and none of its provisions may be modified, except expressly by an instrument in writing signed by the party to be charged. The parties hereto may amend this Agreement without notice to or the consent of any third party. Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit of that provision. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The act of the Principal Investor shall be the act of the Investors under this Section 6.14.

                SECTION 6.15. Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

                SECTION 6.16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. This Agreement shall not be assigned, in whole or in part, by any party hereto.

                SECTION 6.17. Reproduction of Documents. This Agreement and all documents relating thereto, including without limitation (i) consents, waivers, amendments and modifications that may hereafter be executed; (ii) documents received by the Investors and their Subsidiaries and Affiliates at any closing (except the Subject Securities themselves); and (iii) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 6.17 shall not prohibit any party hereto from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                SECTION 6.18. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provisions herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

                SECTION 6.19. Incorporation. The Annex of Defined Terms and all Exhibits and Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.

                SECTION 6.20. Waiver of Jury Trial. Each party hereby waives any right it may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with, this Agreement or any of the Transactions or Subject Securities.

                SECTION 6.21. Designation of Principal Investor. The Investors designate and appoint GS Mezzanine Partners, L.P. to be the "Principal Investor" under this Agreement and acknowledge and agree that the Principal Investor shall be acting on behalf of all of the Investors with respect to the actions specified in this Agreement that shall or may be taken by the Principal Investor.

                SECTION 6.22. Interpretation. When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated or unless the context shall otherwise require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                SECTION 6.23. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

               IN WITNESS WHEREOF, the Company, the Holding Company and the Investors have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                         THE MUTUAL LIFE INSURANCE
                                             COMPANY OF NEW YORK

                                         By: /s/ Kenneth M. Levine
                                             ----------------------------------
                                             Name: Kenneth M. Levine
                                             Title: Executive Vice President

                                         MONY FINANCIAL SERVICES CORPORATION

                                         By: /s/ Kenneth M. Levine
                                             ----------------------------------
                                             Name: Kenneth M. Levine
                                             Title: Executive Vice President

                                         GS MEZZANINE PARTNERS, L.P.

                                         By:  GS Mezzanine Advisors, L.P.,
                                               its general partner

                                         By:  GS Mezzanine Advisors, Inc.,
                                               its general partner

                                         By: /s/ Eve M. Gerriets
                                             ----------------------------------
                                             Name: Eve M. Gerriets
                                             Title: Vice President

                                         GS MEZZANINE PARTNERS OFFSHORE, L.P.

                                         By:  GS Mezzanine Advisors
                                              (Cayman), L.P.,
                                              its general partner

                                         By:  GS Mezzanine Advisors, Inc.,
                                              its general partner

                                         By: /s/ Eve M. Gerriets
                                             ----------------------------------
                                             Name: Eve M. Gerriets
                                             Title: Vice President

                                         STONE STREET FUND 1997, L.P.

                                         By:  Stone Street Asset Corp.,
                                             its general partner

                                         By:/s/ Eve M. Gerriets
                                             ----------------------------------
                                             Name: Eve M. Gerriets
                                             Title: Vice President

                                         BRIDGE STREET FUND 1997, L.P.

                                         By:  Stone Street Asset Corp.,
                                             its managing general partner

                                         By: /s/ Eve M. Gerriets
                                             ----------------------------------
                                             Name: Eve M. Gerriets
                                             Title: Vice President

                                      ANNEX

                                  DEFINED TERMS

                As used in this Agreement and the Exhibits and Schedules hereto, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term. The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Except with respect to the term "Plan", the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

                "AFFILIATE" has the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

                This "AGREEMENT" means this Investment Agreement, dated as of December 30, 1997, among the Company, Holding Company and Investors.

                "ALTERNATIVE TRANSACTION" has the meaning specified in Section 14 of the form of Warrant.

                "ANNUAL STATEMENTS" means annual statutory statements filed pursuant to Applicable Insurance Laws by any Insurance Company (including without limitation the annual statements of any separate accounts), together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith.

                "APPLICABLE INSURANCE LAWS" means insurance laws, rules and regulations of the jurisdiction of domicile of or otherwise applicable to an Insurance Company.

                "APPROVALS" means collectively, all authorizations, approvals, orders, consents, licenses, certificates or permits of, or registrations, notices, qualifications or filings with, any Governmental Authority.

                "ASSOCIATE" has the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

                "AUDITED ENTITY" means the Company, MLOA, and their respective Subsidiaries.

                "BENEFICIALLY OWN" has the meaning set forth in Rule 13d-3 under the Exchange Act.

                "BENEFIT PLANS" means all benefit plans, contracts or arrangements covering Employees, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and plans of deferred compensation.

                "BOARD" means the Board of Trustees of the Company or the Board of Directors of the Holding Company, as the context requires.

                "BROKER-DEALER SUBSIDIARIES" means each Subsidiary of the Company which is engaged in the business of acting as a broker-dealer.

                "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.

                "CODE" means the Internal Revenue Code of 1986, as amended.

                "COMPANY" has the meaning set forth in the recitals to this Agreement.

                "CONSENTS" means, collectively, all consents, approvals, authorizations, licenses or orders of, or registrations or filings with, or notices to, any Governmental Authority.

                "CONTRACTS" means the following contracts, agreements, commitments or arrangements, written or, to the knowledge of the Company and only to the extent that they represent future liabilities in excess of $1,000,000, unwritten, to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties are or may be bound:

                (i) all Contracts out of the ordinary course of business representing future liabilities in excess of $5,000,000 that are non-terminable without penalty upon not more than 30 days' notice;

                (ii) all Contracts (including, without limitation, Contracts relating to loans or advances other than margin loans made in the ordinary course of business, but excluding Policies issued in the ordinary course of business and excluding obligations under any Benefit Plan) with any current or former officer or director of the Company or of any Significant Subsidiary, or any of the 30 highest compensated agency managers and agents of the Company or any of its Subsidiaries and the name and position of each such person and the expiration date of each such Contract (and specifying whether such Contract contains any change-in-control provisions);

                (iii) all Contracts with any person containing any provision or covenant limiting the ability of the Company or of any Significant Subsidiary to engage in any line of business or compete with any person;

                (iv) all partnership or joint venture Contracts as of March 31, 1997 (and all such Contracts after such date that are material) with any person (other than participations in reinsurance arrangements and underwriting agreements entered into in the ordinary course of business, and agreements relating to partnerships (x) in which neither the Company nor any of its Subsidiaries is a general partner or (y) in which no person other than the Company or its wholly owned Subsidiaries is a partner);

                (v) Contracts relating to nonrecourse mortgage borrowing in the ordinary course of business (other than guarantees thereof), and all Contracts relating to Indebtedness of the Company or any of its Subsidiaries in a principal amount of $25,000,000 or more;

                (vi) all leases, subleases or rental or use Contracts to which the Company or any of its Subsidiaries is a party with respect to real or personal property used by the Company or such Subsidiary in the conduct of its business operations or affairs and providing for annual rental payments to be paid by or on behalf of the Company or such Subsidiary in excess of $5,000,000;

                (vii) in the case of the Company or any Significant Subsidiary, all Contracts with any labor union or association, other than Contracts entered into in the ordinary course of the business of managing and operating real property;

                (viii) all Contracts pursuant to which any business unit was sold since January 1, 1994 (or with respect to any insurance business units, January 1, 1992);

                (ix) the top ten investment advisory Contracts or Contracts for investment management, measured by 1996 annual revenues of each of the Company and MLOA;

                (x) except with respect to real estate joint ventures which are Subsidiaries, all Contracts between the Company or any Subsidiary of the Company and any of their Affiliates or Associates, other than Contracts
        (a) made in the ordinary course of business consistent with past practice at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arms'-length basis from unrelated third parties or (b) between the Company or any wholly owned Subsidiary of the Company, on the one hand, and any other wholly owned Subsidiary of the Company, on the other; and

                (xi) all other Contracts material to the business or operations of the Company and its Subsidiaries taken as a whole and not otherwise referred to in clauses (i) through (x) above.


                "CONVERTIBLE PREFERRED STOCK" has the meaning set forth in
Section 1.3 hereof.

                "CONVERTIBLE PREFERRED STOCK ISSUANCE DATE" has the meaning set forth in Section 2.4 hereof.

                "CONVERTIBLE PREFERRED STOCK PURCHASE PRICE" has the meaning set forth in Section 1.2 hereof.

                "DEMUTUALIZATION DATE" means the date the Plan becomes effective pursuant to Section 7312 or, if later, the first date following such effectiveness on which shares of Holding Company Common Stock are first distributed to Company policyholders.

                "EMPLOYEES" means current employees or former employees of the Company and its Subsidiaries.

                "ENTERPRISE" means Enterprise Capital Management, Inc.

                "ENVIRONMENTAL LAW" means any law, regulation, order, decree, permit, authorization, opinion, common law or requirement of any Governmental Authority relating to the handling, use, presence, disposal, release or threatened release of any hazardous or toxic substance, the protection of the environment or human health and safety or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "ERISA AFFILIATE" means any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934.

                "EXCHANGE NOTICE" has the meaning set forth in Section 1.4 hereof.

                "EXERCISE PRICE" has the meaning set forth in the Warrants.

                "EXPENSES" means all out-of-pocket fees and expenses, incurred or paid by or on behalf of the Investors or any of their Subsidiaries or Affiliates directly or indirectly in connection with the Transactions (including but not limited to the due diligence review and negotiations preceding this Agreement) or the consummation of any of the transactions contemplated by this Agreement (including without limitation the Plan and the IPO), including but not limited to all fees and expenses of counsel, accountants, actuaries, experts and consultants to the Investors.

                "EXPIRATION DATE" means the date that is the later of (i)18 months after the First Closing Date and (ii) the Demutualization Date.

                "FIRST CLOSING" has the meaning set forth in Section 2.1 hereof.

                "FIRST CLOSING DATE" has the meaning set forth in Section 2.1 hereof.

                "FIRST CLOSING FEE" has the meaning set forth in Section 2.2(j) hereof.

                "FUND" means, for purposes of Section 3.1(r)(ii), any investment company registered under the Investment Company Act to which the Company or any of its Subsidiaries provides investment advisory services, for which a prospectus or other offering material has stated an intention to qualify as a RIC.

                "GAAP" means, at any time, generally accepted accounting principles in the United States as are consistently applied by the Holding Company at such time.

                "GAAP EQUITY" means the consolidated stockholders' equity of the Holding Company as determined in accordance with GAAP.

                "GOVERNMENTAL AUTHORITY" and, as the context may require, "GOVERNMENTAL AUTHORITIES" means any Federal, State, local, foreign or other court, administrative agency or commission, insurance or securities regulatory authority or other governmental authority or instrumentality or regulatory or self-regulatory body or securities or commodities exchange.

               "GRADATION" means a gradation within a rating category of a rating agency or a change from the lowest or highest gradation within a rating category to the next lower or higher, respectively, rating category of such rating agency, which shall include "+" and "-" in the case of Standard & Poor's Ratings Group and A.M. Best and "1", "2" and "3" in the case of Moody's Investor Service, Inc. (for example, a reduction from BB+ to BB or from BB- to B+ or from Ba1 to Ba2 would constitute a reduction of one Gradation).

                "HAZARDOUS SUBSTANCE" means any substance that is: listed, classified or regulated as a hazardous substance or a hazardous waste pursuant to any Environmental Law; any petroleum product or by-product, asbestos-containing material, lead-containing paint, polychlorinated biphenyls, source material, byproduct material or special nuclear material as defined by or pursuant to the Atomic Energy Act; or any other substance which is the subject of regulatory action by any Government Authority or otherwise subject to any Environmental Law.

                "HOLDING COMPANY" has the meaning set forth in the recitals.

                "HOLDING COMPANY COMMON STOCK" has the meaning set forth in the recitals.

                "HOLDING COMPANY NOTES" has the meaning specified in Section 1.3 hereof.

                "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder.

                "INDEBTEDNESS" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed, (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person (other than such a facility utilized to secure obligations under reinsurance or retrocession agreements), (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every capital lease obligation of such person, (vi) all preferred stock issued by such person and (vii) every obligation of the type referred to in clauses (i) through (iv) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. The "amount" or "principal amount" of Indebtedness at any time of determination represented by (a) any contingent Indebtedness, shall be the maximum principal amount hereof, (b) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, and (c) any preferred stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination.

                "INSURANCE COMPANY" means each of the Company, MLOA and any other Company Subsidiary engaged in the business of insurance.

                "INSURANCE LICENSE" means a license, certificate of authority, permit or other authorization to transact insurance.

               "INVESTMENT ADVISER SUBSIDIARY" means each subsidiary of the Company which is engaged in the business of acting as an investment adviser.

                "INVESTMENT ADVISERS ACT" means the Investment Advisers Act of 1940, as amended.

                "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

                "INVESTMENT PROPOSAL" means any proposal or offer (in connection with the conversion of the Company to a stock life insurance company or otherwise), other than a proposal or offer by the Investors or any of their Subsidiaries or Affiliates, for a merger, consolidation or other business combination involving the Company, the Holding Company or any Significant Subsidiary or any proposal or offer, other than a proposal or offer by the Investors or any of their Affiliates, to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of or a substantial portion of the assets of the Company, the Holding Company or any Significant Subsidiary (whether in a transaction comparable to the one contemplated hereby or otherwise).

                "INVESTOR DIRECTOR" means the Director nominated to the Board pursuant to Section 4.9 hereof.

                "INVESTORS" has the meaning set forth in the recitals to this Agreement.

                "IPO" means an initial public offering of Holding Company Common Stock effected in connection with the Plan.

                "LIENS" means liens, pledges, mortgages, security interests, claims, leases, charges, options, rights of first refusal, easements, servitude, encumbrances and any other restrictions or limitations whatsoever.

                "LIFE INSURANCE BUSINESS" means the underwriting, marketing and selling in all or any part of the States of life insurance Policies.

                "LITIGATION" means, collectively, all claims, actions, proceedings, arbitrations, investigations, inquiries, charges or complaints before or by any Governmental Authority or any private arbitration tribunal.

                "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 3.1(a).

                "MATERIAL OWNED PROPERTY" means real property owned in fee or leased (other than operating leases) by the Company or any of its Subsidiaries, or the Company and any of its

Subsidiaries, either directly or through any interest of the Company or any such Subsidiary in any joint venture, in each case which real property as of December 31, 1996, had a market value of $40,000,000 or more or in which the Company and/or any of its Subsidiaries had invested, as of such date, $30,000,000 or more.

                "MLOA" means MONY Life Insurance Company of America.

                "MONY BROKERAGE" means MONY Brokerage, Inc.

                "MONY FUNDING" means MONY Funding, Inc.

                "MONY SECURITIES" means MONY Securities Corporation.

                "MORTGAGE" means, with respect to each Mortgage Loan, the note or notes or other evidences of indebtedness evidencing such loan and the mortgage, deed of trust or similar document securing such loan.

                "MORTGAGE LOAN" means each loan made, purchased or otherwise acquired by the Company or any of its Subsidiaries that is secured by any interest in real property, together with the Mortgage.

                "NASD" means the National Association of Securities Dealers,
Inc.

                "NOTES" has the meaning specified in Section 1.1.

                "NOTICES" means all notices, reports, documents or other filed information.

                "NYID" means the Insurance Department of the State of New York.

                "NYIL" means the Insurance Law of the State of New York.

                "NYSE" means the New York Stock Exchange, Inc.

                "PENSION PLAN" means any of the Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

                "PERMITTED LIENS" means (i) Liens reflected in the Annual Statements delivered to the Investors pursuant to Section 3.1(h)(iii) and other mortgages entered into since

December 31, 1996, and Liens on securities since June 30, 1997, in either case in the ordinary course of business consistent with past practice, (ii) the claims of materialmen, carriers, landlords and like persons, and Liens securing taxes, assessments, governmental charges or levies not yet due, all of which are not yet delinquent or are being contested in good faith, so long as such contest does not involve any substantial danger of the sale, forfeiture or loss of any material assets of the Company or such subsidiary; (iii) statutory liens on special deposit funds held by state regulatory authorities; (iv) Permitted Real Property Liens; and (v) other Liens (excluding Liens on Securities) that do not have a Material Adverse Effect.

                "PERMITTED REAL PROPERTY LIENS" means Liens that are (i) claims of mechanics, carriers, workmen, repairmen or other similar Liens arising or incurred in the ordinary course of business or which are being contested in good faith, (ii) pending condemnations, (iii) for taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith, (iv) statutory Liens of landlords and mortgagees of landlords, (v) leases or subleases granted to others, (vi) in the case of leasehold interests, Liens, if any, on the fee estate in the property subject to the lease, (vii) zoning, building or other similar governmental restrictions or (viii) easements, covenants, rights of way or other similar restrictions or other imperfections of title (provided that the items described in clauses (i) through (viii) are insured over pursuant to a title insurance policy or do not in any case or in the aggregate materially impair the market value of, such Material Owned Properties taken as a whole).

               "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, governmental or regulatory authority or other entity.

                "PLAN" means a plan of reorganization, as the same may be amended from time to time, for the conversion of the Company under Section 7312 from a mutual life insurance company to a stock life insurance company, which plan shall implement the terms set forth in Exhibit 1, shall not contain any terms materially inconsistent with those set forth in Exhibit 1 or in any of the Transaction Agreements and shall include such other terms as shall be necessary to obtain the approval of the Superintendent.

                "PLANS" means all employee benefit plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees.

                "POLICIES" means insurance policies, annuity contracts and guaranteed interest contracts and riders thereto.

                "PRINCIPAL INVESTOR" has the meaning specified in Section 6.21 hereof.

                "PROSPECTUS" means the prospectus for use in connection with the IPO, as it may be amended or supplemented from time to time.

                "PROXY STATEMENT" means an information or proxy statement to be used in connection with obtaining the required approval of the Plan by the policyholders of the Company.

               "QUARTERLY STATEMENTS" means quarterly statutory statements filed pursuant to Applicable Insurance Laws by any Insurance Company, together with all exhibits and schedules thereto.

                "REAL PROPERTY" means each Material Owned Property and any other property owned by the Company or any Subsidiary either directly or through any interest of the Company or any Subsidiary in any joint venture.

                "REAL PROPERTY APPROVALS" means, collectively, (1) any consent or approval required under any of the real estate joint venture agreements, real estate leases, mortgage loans and other real estate related agreements set forth in Schedule 3.1(e) hereto and (2) any consent or approval required under any other real estate joint venture agreement, any real estate lease, any other mortgage in respect of which the Company or any of its Subsidiaries is mortgagor or any other real estate related agreements, the failure to obtain which consents or approvals specified in this clause (2) would not in any case or in the aggregate have a Material Adverse Effect.

                "REGISTRATION RIGHTS AGREEMENT" means the agreement executed in substantially the form set forth in Exhibit 3 hereto.

                "REINSURANCE AGREEMENTS" means contractual treaties and agreements regarding reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance to which any Insurance Company is a party.

                "RIC" means a regulated investment company under the Code.

                "RULE 144" means Rule 144 promulgated under the Securities Act.

                "RULE 144A" means Rule 144A promulgated under the Securities
Act.

                "S-1" means a registration statement on Form S-1, including the related Prospectus, covering the shares of Holding Company Common Stock to be issued in the IPO or otherwise in connection with the Plan.

                "SAP" means statutory accounting practices prescribed or permitted by an applicable Governmental Authority and applied on a consistent basis.

                "SAP SURPLUS" means the sum of Surplus and Asset Valuation Reserve calculated in accordance with SAP.

                "SEC" means the Securities and Exchange Commission.

                "SEC DOCUMENTS" has the meaning set forth in Section 3.1(i) hereto.

                "SECOND CLOSING" has the meaning set forth in Section 2.4 hereto.

                "SECOND CLOSING DATE" has the meaning set forth in Section 2.4 hereto.

                "SECOND CLOSING FEE" has the meaning set forth in Section
2.5(l).

                "SECTION 1307 INDEBTEDNESS" means Indebtedness of an Insurance Company evidenced by surplus notes issued by the Insurance Company pursuant to
Section 1307 of the New York Insurance Law, other than Indebtedness that is convertible or exchangeable into equity of such Insurance Company or of any of its Affiliates.

                "SECTION 7312" means Section 7312 of the NYIL.

                "SECURITIES ACT" means the Securities Act of 1933.

                "SECURITY" means each security as such term is defined in
Section 2(1) of the Securities Act, but shall not include securities referred to in Section 3(a)(2) or (8) of the Securities Act or interests registered under the Securities Act in any of the separate accounts of the Company or MLOA.

                "SEPARATE ACCOUNTS" means the separate accounts of the Insurance Companies.

                "SIGNIFICANT SUBSIDIARY" means any of the following: (A) MLOA and Enterprise, (B) in the case of the Company prior to the conversion of the Company from mutual to stock form pursuant to Section 7312, the Holding Company, and in the case of the Holding Company at or after the conversion of the Company from mutual to stock form pursuant to Section 7312, the Company, (C) any other "significant subsidiary", as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act, of the Company or of the Holding Company, and (D) any Subsidiary of the Company or of the Holding Company of which any Significant Subsidiary is a Subsidiary.

                "STATES" means, collectively, the states of the United States, the District of Columbia, the Commonwealth of Puerto Rico or any possession or territory of the United States.

                "SUBJECT SECURITIES" means, collectively, the Notes, the Holding Company Notes, the Warrants, the Convertible Preferred Stock and the Holding Company Common Stock.

                "SUBSEQUENT CLOSING" means any closing in connection with (i) the exchange of the Notes for the Holding Company Notes or (ii) the issuance (a) of Holding Company Common Stock pursuant to the Warrants or (b) of Holding Company Common Stock pursuant to the conversion or redemption of Convertible Preferred Stock.

                "SUBSIDIARY" means, as to any Person, (A) in the case of the Investors or any of their Affiliates, a second person of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned or controlled by the first person or one or more Subsidiaries of such person or a combination thereof and (B) in the case of the Company or the Holding Company, a second person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or a general partnership interest are, at the time any determination is being made, owned, controlled or held by the first person or one or more Subsidiaries of such person or a combination thereof, provided that the term "Subsidiary" shall not include (x) any limited partnership in which neither the Investors nor the Company nor any of their respective Subsidiaries has an interest as a general partner, (y) any person where (A) the Investors, the Company or their respective Subsidiaries own securities of or other ownership interests in such person representing more than 50% of the equity and 50% or less of the ordinary voting power, (B) such securities or other ownership interests are held in the investment portfolio of the Investors, the Company or any of their respective Subsidiaries or Affiliates and (C) neither the Company, the Investors nor any of their respective Subsidiaries or Affiliates controls such person or (z) any person as to which control by the Investors, the Company or any of their respective Subsidiaries or Affiliates has been negated by the establishment of a voting trust or voting agreement.

                "SUPERINTENDENT" means the Superintendent of Insurance of the State of New York.

                "TAXES" means all Federal, State, county, local, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including, without limitation, corporate franchise, income, sales, premium, use, ad valorem, gross receipts, value added, profits, license, withholding, payroll, employment, excise, property (other than real property ad valorem or other similar taxes), customs and occupation taxes, and including, without limitation, any interest, penalties and additions imposed with respect to such amounts.

               "THE INSURANCE SECURITIES LAWS OF THE STATE OF NEW YORK" means insurance securities laws set forth in the New York Insurance Law or the Regulations thereunder.

                "TO THE KNOWLEDGE OF THE COMPANY" or any similar phrase means to the knowledge of any of the senior officers of the Company or any of the licensed professional personnel of the Company's legal department who, on or prior to the date of this Agreement, were involved in the negotiation of this Agreement or the preparation of any of the Schedules, with such officers and licensed professional personnel being deemed to have made reasonable inquiry of the appropriate personnel of the Company, each Significant Subsidiary and each other relevant Subsidiary of the Company with respect to the matter in question.

                "TRADEMARKS" means material domestic trademarks, service marks, assured names with the owner or user thereof, logos, trade names and copyrights.

                "TRANSACTION AGREEMENTS" means, collectively, this Agreement, the Subject Securities, the Registration Rights Agreement and the Fiscal Agency Agreement.

                "TRANSACTIONS" means the execution and delivery by the Company or the Holding Company, as the case may be, of the Transaction Agreements, the issue and sale of the Subject Securities by the Company or the Holding Company, as the case may be, the issue and delivery of the shares of Holding Company Common Stock upon the exercise of Warrants or conversion of Convertible Preferred Stock, the adoption and consummation of a Plan, the performance by the Company, the Holding Company or any other Subsidiary of the Company of their respective obligations under the Transaction Agreements, or the consummation of the transactions contemplated by the Transaction Agreements.

                "TRANSACTIONS CONTEMPLATED" by this Agreement includes, but is not restricted to, the consummation of a Plan and of the IPO.

                "U.S. FUND" means an investment company registered under the Investment Company Act.

                "WARRANT PURCHASE PRICE" has the meaning set forth in Section
1.2 hereof.

                "WARRANTS" has the meaning set forth in Section 1.3 hereof.

                                                                Exhibit 1 to the
                                                            Investment Agreement

                   FUNDAMENTAL TERMS OF PLAN OF REORGANIZATION

                  Capitalized terms used herein but not defined herein shall have the respective meanings specified for such terms in the Investment Agreement.

                  1.       PURPOSE OF REORGANIZATION.

                  The principal purpose of the reorganization of the Company pursuant to the Plan (the "Reorganization") is to convert the Company from a mutual life insurer to a stock life insurer thereby permitting it to obtain equity capital for the Company from sources that are unavailable to it as a mutual insurer. Such equity capital is expected to enhance the Company's business and competitive position and to strengthen its capital base. The Reorganization will provide Eligible Policyholders (defined herein) with shares of Holding Company Common Stock or, under circumstances specified in the Plan, cash or Policy Credits (defined herein) in exchange for their policyholders' membership interest, as such term is defined in paragraph (a)(3) of Section 7312 ("Policyholders' Membership Interest"), in the Company.

                  2.       FORM OF REORGANIZATION.

                  The Company shall be converted from a mutual life insurer into a stock life insurer, which shall be a wholly owned subsidiary of the Holding Company, pursuant to a plan of reorganization under paragraph (d)(1) or paragraph (d)(4) of Section 7312 that is fair and equitable to policyholders.

                  3.       APPROVAL OF PLAN.

                           (a) Adoption by Board of Directors. Prior to
submission of the Plan to the policyholders, the Company's Board of Trustee's shall adopt the Plan in compliance with paragraph (e)(1) of Section 7312.

                           (b) Mailing of Notices and Other Information. As soon
as practicable after the Plan is adopted by the Company's Board of Directors, the Company shall mail to appropriate policyholders notices relating to the public hearing with respect to the Plan and the policyholders vote on a proposal to approve the Plan and such other explanatory information as the Superintendent shall approve or require, which shall comply with the applicable provisions of
Section 7312, including paragraph (e)(3), subsection (i) and paragraph (k)(1). In addition, the Company shall publish notice of the public hearing in compliance with subsection (i) of Section 7312.

                           (c) Public Hearing. The Superintendent shall hold a
public hearing as provided in subsection (i) of Section 7312.

                           (d) Approval by Policyholders. At least thirty days
after notice of the policyholder vote is mailed to policyholders, but not later than ninety days after the approval of the Plan by the Superintendent, a proposal to approve the Plan shall be submitted to a vote of the policyholders in compliance with subsection (k) of Section 7312. If the Plan is approved by the policyholders and the Superintendent, the Company shall promptly submit the appropriate documents and certifications to the Superintendent in compliance with paragraph (k)(11) of Section 7312.

                           (e) Filing of Plan. If the Plan is approved by the
policyholders and the Superintendent, the Company shall, as soon as practicable thereafter, file the Plan with the Superintendent and the Clerk of New York County in compliance with subsection (1) of Section 7312.

                  4.       EFFECTIVENESS OF PLAN.

                           (a) Determination of Plan Effective Date. The Plan
Effective Date shall be as indicated in the Plan as the earlier of (i) the closing date of the IPO or (ii) a stated date which shall not be later than six months after the date on which the Plan is approved by the Superintendent pursuant to subsection (j) of Section 7312.

                           (b) Amendment of Holding Company Charter and By-Laws.
Prior to the Plan Effective Date, the charter and by-laws of the Holding Company shall be amended and restated, in a manner mutually satisfactory to the Company and the Investors, so as to permit the consummation of the Plan and the Transactions contemplated by the Investment Agreement.

                           (c) The Reorganization. On the Plan Effective Date:

                                    (i) the Company shall by operation of

         Section 7312 become a stock insurer;

                                    (ii) the Company's charter and by-laws shall
         be amended and restated in accordance with the Plan;

                                    (iii) the Policyholders' Membership Interest
         shall be extinguished in accordance with Section 7312, and Eligible Policyholders shall receive all the Holding Company Common Stock to be issued as of the Plan Effective Date except for shares of the Holding Company Common Stock to be issued as provided in clause (vii) below;

                                    (iv) cash or Policy Credits (defined herein)
         shall be paid or allocated to certain Eligible Policyholders as provided in section 8 hereof;

                                    (v) the Company shall issue shares of its
         common stock, par value $1.00 per share, representing all of its issued and outstanding common stock to the Holding Company;

                                    (vi) the Company shall surrender to the
         Holding company and the Holding Company shall cancel all shares of Holding Company Common Stock previously issued by the Holding Company to the Company and held by the Company immediately prior to the Plan Effective Date; and

                                    (vii) if there is an IPO on the Plan
         Effective Date, the Holding Company shall issue Holding Company Common Stock in the IPO in exchange for cash.

                                    The Company, as reorganized, shall be a
         continuation of the corporate existence of the Company, and the Company's name shall as indicated in the Plan. The Company and the Holding Company shall use the proceeds of the sale of the Notes and the Convertible Preferred Stock and the proceeds of the IPO (in excess of an amount equal to the sum of the Transaction Expenses and the aggregate value of cash and Policy credits paid or allocated by the Company as provided in Section 8 hereof) for the support of the Company's life insurance operations. The parties acknowledge that in connection with the Superintendent's order approving the Plan, the Superintendent may require the Holding Company to contribute the Notes to the Company.

                  5. THE EXCHANGE OF NOTES FOR HOLDING COMPANY SECURITIES; PURCHASE OF WARRANT SHARES.

                  After the Demutualization Date, at the option of the Investors, the Notes shall be exchanged for Holding Company Notes, on the terms, conditions and dates set forth in section 1.4 of the Investment Agreement. After the Demutualization Date subject to the conditions contained therein, the Holding Company shall sell shares of Convertible Preferred Stock to the Investors, at the request of the Company, as provided in section 1.3 of the Investment Agreement.

                  In addition, the Holders shall have the right to purchase the Warrant Shares on the terms and conditions and on the date set forth in the Warrants issued pursuant to Section 1.2 of the Investment Agreement.

                  6.  ELIGIBLE POLICYHOLDERS.

                  The Plan shall specify a fair and equitable method for determining the class of policyholders who shall be entitled to receive consideration under the Plan ("Eligible Policyholders"). Each Eligible Policyholder shall be allocated consideration on a fair and equitable basis.



                  7. PAYMENT OF CONSIDERATION OTHER THAN HOLDING COMPANY COMMON STOCK.

                  The Plan may contain a provision which provides that an Eligible Policyholder shall receive cash or Policy Credits in lieu of Holding Company Common Stock if such Eligible Policyholder is entitled to receive fewer than a certain minimum number of shares of Holding Company Common Stock or meets such other fair and equitable criteria that are specified in the Plan; provided, however, that the aggregate amount of consideration payable to eligible Policyholders in cash and Policy Credits in lieu of Holding Company Common Stock pursuant to the Plan shall not exceed a specified dollar amount.

                  Whenever consideration is to be paid to an Eligible Policyholder in cash or Policy Credits pursuant to the Plan in lieu of shares of Holding Company Common Stock, the amount of such consideration shall be equal to the number of shares otherwise payable to such Eligible Policyholder multiplied by the IPO Price or in the absence of an IPO, a percentage of book value (not to exceed 70%) as indicated in the Plan. "Policy Credits" shall mean additional death benefits, premium credits, additional annuity benefits or increases in policy account value.

                  8.  IPO

                  The Holding Company shall issue shares of Holding Company Common Stock in the IPO. The proceeds of the IPO shall be used to provide funds for the cash payments to Eligible Policyholders, to cover the Transaction Expenses and for additional equity capital.

                  9.  METHOD OF OPERATION FOR PARTICIPATING BUSINESS.

                           (a) Establishment of Closed Block. The Company shall
establish a closed block of participating policies and contracts pursuant to paragraph (d)(5) of Section 7312 (the "Closed Block") that shall consist of those participating life and health insurance and annuity policies and contracts in force on the Plan Effective Date and specified in the Plan.

                           (b) Allocation of Assets to Closed Block. The Company
shall allocate assets to the Closed Block in an amount which together with anticipated revenue from the policies and contracts included in the Closed Block is reasonably expected to be sufficient to support such business including, but not limited to, provisions for payment of claims, expenses and taxes, and to provide for continuation of dividend scales in effect on the date of adoption of the Plan by the Company's Board of Trustees, if the experience underlying such scales continues, Assets shall be allocated to the Closed Block as of December 31, 1997, with appropriate adjustments from such date to the Plan Effective Date.

                           Invested assets shall be allocated to the Closed
Block on an appropriate basis stated in the Plan by transferring from the general account of the Company invested assets in the amount required to be allocated to the Closed Block. U.S. Policy loans on policies included in the Closed Block, shall be included in their entirety in the Closed Block (and policy loans on policies not in the Closed Block shall be excluded in their entirety). Investments in operating subsidiaries of the Company shall be excluded from the Closed Block.

                  (c) Operation of the Closed Block. The Closed Block shall be operated for the exclusive benefit of the policies and contracts included therein for policyholder dividend purposes only, which dividends shall be supported solely by assets allocated to the Closed Block, in accordance with the following principles and others that may be specified in the Plan:

                            (i) All cash flow of the Closed Block business and initial Closed Block assets and of the investment and reinvestment thereof shall be allocated to the Closed Block and shall constitute the Closed Block assets at all times following the Plan Effective Date.

                            (ii) Dividends, interest crediting rates and nonguaranteed premiums on Closed Block business shall be adjusted to reflect changes in experience after 1997, which adjustments may contain provision for smoothing experience over a period of time. Negative cash flow in the Closed Block shall be supported by internal loans from the rest of the general account, which loans shall be subject to a reasonable rate of interest.

                            (iii) The Closed Block shall not be charged for any Federal tax liability accrued with respect to operations of the Company prior to January 1, 1998.

                  10.      COSTS AND EXPENSES.

                  The Company and the Holding Company shall deliver to the Superintendent a written undertaking in compliance with subsection (p) of
Section 7312 specifying that the Holding Company (or the Company, if the Company is not demutualized) shall bear all costs and expenses incurred by the Company, the Holding Company and, other than normal operating expenses, the NYID in connection with the Plan. The Investors shall not be liable for the payment or reimbursement of any such costs and expenses.

                  11.      LISTING OF HOLDING COMPANY COMMON STOCK.

                  The Holding Company shall list the Holding Company Common Stock on a national securities exchange or on the NASDAQ National Market System, effective as of the Plan Effective Date. Such listing shall be in satisfaction of any duty the Company or the Holding Company may have to encourage and assist in the establishment of a public market for shares of Holding Company Common Stock.

                  12.      OPERATION OF THE COMPANY AFTER REORGANIZATION.

                  A plan of operation for the Company including actuarial projections for a ten-year period shall be filed with the Plan.

                  13.      AMENDMENT OF WITHDRAWAL OF PLAN.

                  The Company's Board of Directors shall be permitted to amend or withdraw the Plan at any time prior to the Plan Effective Date only in compliance with subsection (f) of Section 7312.

Exhibit 2A

Form of Fiscal Agency Agreement

See Exhibit 10.3 to MONY S-1 Registration Statement

Exhibit 2-B

Form of Warrant

See Exhibit 4.3 to MONY S-1 Registration Statement

EXHIBIT 2-C
                                    Terms of
                              Holding Company Notes


Amount: Up to $115 million. The Holding Company Notes shall be exchanged on the basis of one dollar of principal amount for each outstanding dollar of principal amount of Notes exchanged.

Issuer:                    Holding Company.

Maturity:                  Fifteen years from date of issuance.

Coupon: 9-1/2% per annum, unless the Notes have a different interest rate, in which case the interest rate shall be identical to the Notes. The Holding Company Notes shall bear interest from and including the last date on which interest on the Initial Notes was paid.

Interest                   June 30 and December 31 of each year, commencing the
Payment Dates:             first such date after issuance.


Form: Fully registered, in denominations of $1,000 and integral multiples thereof.

Optional
Redemption:                None.

Sinking Fund:              None.

Ranking: Subordinated to Senior Debt of the Holding Company as follows: Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Holding Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of the Holding Company Notes will be entitled to receive or retain any payment in respect of the principal of or interest on the Holding Company Notes. In the event of the acceleration of the maturity of any Holding Company Notes, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of the Holding Company Notes will be entitled to receive any payment upon the principal of or interest on the Holding Company Notes.

                           No payments on account of principal or interest in respect of the Holding Company Notes may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

                           "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Holding Company to the extent that such claim for post-petition interest is allowed in such proceeding), on Indebtedness of the Holding Company (other than Indebtedness described in clause (vi) of the definition of Indebtedness), whether incurred on or prior to the date of issuance of the Holding Company Notes or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Holding Company Notes or to other Indebtedness which is pari passu with, or subordinated to, the Holding Company Notes.

                           "Indebtedness" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed, (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person (other than in respect of such facilities issued to secure reinsurance or retrocession agreements), (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every capital lease obligation of such person, (vi) all preferred stock issued by such person and (vii) every obligation of the type referred to in clauses (i) through (v) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. The "amount" or "principal amount" of Indebtedness at any time of determination represented by (a) any contingent Indebtedness, shall be the maximum principal amount hereof, (b) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, and
                           (c) any preferred stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination.

Covenants:                 The Indenture governing the Holding Company Notes
                           shall contain customary covenants for comparable public insurance holding company indebtedness relating to the assumption of the Holding Company
                           Notes by a successor in a merger, consolidation or sale of assets, and limitations on liens upon or disposition of certain property of the Holding
                           Company, including covenants requiring the payment of principal and interest, maintenance of existence and properties and payment of taxes and other claims.

Events of Default:         (i)      Failure to pay principal when due;
                           (ii)     Failure to pay interest when due, continued
                                    for 30 days;
                           (iii)    Failure to comply with any covenant
                                    contained in the Indenture continued for 30 days after notice to the Holding Company by the Trustee or the holders of at least 25% in aggregate principal amount of Holding
                                    Company Notes;
                           (iv)     Failure to pay when due, or acceleration of
                                    the payment of principal of, any other
                                    indebtedness of the Holding Company or any Significant Subsidiary having, individually or in the aggregate, an outstanding principal amount of at least $25 million;
                           (v)      Bankruptcy, insolvency, etc. of the Holding
                                    Company or any Significant Subsidiary; and
                           (vi)     Other customary events of default.

                           Upon the occurrence and continuance of an Event of Default, the Trustee or the holders of at least 25% in aggregate principal amount of the Holding Company Notes may declare the principal of all of the Holding Company Notes to be immediately due and payable (except in the case of the bankruptcy event of default, in which case the Holding Company Notes shall automatically become due and payable).

Modification               Modifications and amendments of the Indenture may be
and Waiver:                made with the consent of the holders of a majority in
                           aggregate principal amount of the Holding Company
                           Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Exchanged Initial Note affected thereby, (a) change the stated maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of, or interest on, any Note,
                           (c) change the place or currency of payment, (d) impair the right to institute suit for the enforcement of any payment or with respect to any Note, (e) reduce the above-stated percentage of Holding Company Notes necessary to modify or amend the Indenture, (f) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults, or
                           (g) modify the Subordination provisions in a manner adverse to the holder.

                           The holders of a majority in aggregate principal amount of the Holding Company Notes may waive any past default under the Indenture, except a default in the payment of principal or interest.

Registration Rights:       In the event the Holding Company Notes have not been
                           registered under the Securities Act prior to issuance, as soon as practicable after the issuance of the Holding Company Notes the Holding Company will file with the SEC a registration statement relating to an exchange offer pursuant to which the Holding
                           Company will offer to exchange notes that are substantially identical to the Holding Company Notes for the outstanding Holding Company Notes and will effect the exchange offer. In the event that (i) applicable interpretations of the staff of the SEC do not permit the Holding Company to effect the exchange offer or (ii) if any Holding Company Notes held by any holder would not be freely transferable under the Securities Act upon consummation of the exchange offer, as soon as practicable the Holding Company will, in lieu of (or, in the case of clause (ii), in addition to) effecting the exchange offer, file a registration statement relating to a shelf registration of the Holding Company Notes for resale by the holders thereof and will cause such registration statement to remain effective for a period of up to three years after the date of original issuance of the Holding Company Notes
                           (subject to blackouts not to exceed 60 days in any 12 month period). In the event that (i) the registration statement relating to the exchange offer or the resale registration, as applicable, has not become effective within 120 days following the date of original issuance of the Holding Company Notes, (ii) the exchange offer has not been consummated within 35 days after the effective date of the exchange offer registration statement or (iii) any registration statement required by the foregoing provisions ceases to be effective (except as permitted) without being succeeded immediately by an additional effective registration statement, then the per annum interest rate on the Holding Company Notes will increase by 0.5% for the period from the occurrence of any such event until such time as no such event is applicable.

Indenture:                 To be issued under an indenture governed by the Trust
                           Indenture Act of 1939, as amended.

         EXHIBIT 2-D

                                    Terms of
                           Convertible Preferred Stock


Issuer:                    Holding Company.

Liquidation Preference:    In the event of the liquidation, dissolution or
                           winding up of the Holding Company, the holders of the Convertible Preferred Stock will be entitled to receive a liquidation preference equal to $100 per share plus accrued and unpaid dividends to the date of distribution. In the event the assets available for distribution to the holders of the Convertible
                           Preferred Stock and stock ranking on a parity with the Convertible Preferred Stock are insufficient to pay the respective preferential amounts in full, such assets shall be distributed ratably in proportion to the preferential amounts payable thereon.

Amount:                    1,000,000 shares.

Dividends:                 Cumulative from the date of issuance payable
                           quarterly in cash at a rate equal to the ten-year
                           Treasury Rate (determined in accordance with standard market practice as reported in the Federal Reserve
                           Bank of New York "Composite 3:30 P.M. Quotations for
                           U.S. Government Securities") in effect on the date of issuance.

Mandatory Redemption:      The Holding Company shall be required to redeem all
                           outstanding shares of the Convertible Preferred Stock on the earlier of (i) the tenth anniversary of the date of issuance of the Convertible Preferred Stock or (ii) December 31, 2013, at a price equal to $100 per share plus accumulated and unpaid dividends to the redemption date (the "Mandatory Redemption
                           Price"). The Mandatory Redemption Price is payable in cash or, at the option of the Holding Company but subject to the conditions described in the following sentences, in newly issued fully paid and non-assessable shares of Holding Company Common
                           Stock. The number of shares of Holding Company Common
                           Stock to be delivered in payment of the Mandatory
                           Redemption Price in lieu of cash shall be determined by dividing a number that is equal to 110% of the Mandatory Redemption Price by the value of the Holding Company Common Stock, which for this purpose shall be equal to the average of the Closing Price
                           (as defined in the Warrant) of the Holding Company
                           Common Stock on the 20 Trading Days (as defined in the Warrant) immediately preceding the redemption date. Payment of the Mandatory Redemption Price may not be made in Holding Company

                           Common Stock unless the shares of Holding Company Common Stock to be delivered (i) either have been registered under the Securities Act of 1933 prior to delivery or will be freely transferable without being subject to any transfer restrictions under the Securities Act of 1933 upon issuance and delivery,
                           (ii) have been listed or approved for quotation upon issuance on the principal stock exchange or inter-dealer quotation system on which the Holding Company Common Stock is then approved for listing or quotation and (iii) either have been duly registered, qualified or approved for issuance and delivery under any applicable state blue sky, securities or insurance laws prior to issuance and delivery or will be freely transferable without being subject to any transfer restrictions under any such laws without such registration, qualification or approval, as applicable.

Optional Redemption:       The Holding Company may redeem the Convertible
                           Preferred Stock at its option, in whole or in part, at any time after the third anniversary of the issuance of the Convertible Preferred Stock, upon not less than 30 or more than 60 days' notice, at a price equal to $100 per share plus accumulated and unpaid dividends to the redemption date, if the Closing
                           Price of the Holding Company Common Stock exceeds
                           200% of the then applicable conversion price of the Convertible Preferred Stock for a period of at least
                           20 consecutive Trading Days ending within 10 days of the date on which notice of such redemption is given.

Conversion Rights:         The Convertible Preferred Stock will be convertible
                           at the option of the holder at any time after the date of original issuance unless previously redeemed at an initial conversion price equal to the initial
                           Exercise Price of the Warrant. The conversion price will be subject to the same anti-dilution adjustments as the Exercise Price of the Warrant as well as the one-time adjustment described below under "Special
                           Adjustment to Conversion Price."

Special Adjustment to
Conversion Price:          If on the third anniversary of the original issuance
                           of the Convertible Preferred Stock the conversion price is greater than 70% of the then book value per share of Holding Company Common Stock determined in accordance with GAAP on such date, the conversion price shall be reset at such time so that the conversion price will be equal to 70% of such book value per share. After the resetting of the conversion price, if any, the conversion price will continue to be subject to the same anti-dilution adjustments described above under "Conversion Rights."

Voting Rights:             Except as indicated below or otherwise required by
                           law, holders of Convertible Preferred Stock will have no voting rights. If (i) at any time the equivalent of six quarterly dividends payable on the Preferred
                           Stock are accrued and unpaid, or (ii) the Holding
                           Company fails to make any payment upon mandatory redemption of the Convertible Preferred Stock (each of (i) and (ii) being a "Triggering Event"), (a) the number of directors of the Holding Company will be increased by two and, subject to obtaining any necessary regulatory approvals, which the Holding
                           Company agrees to use its best efforts to obtain as soon as practicable after the occurrence of a Triggering Event, the holders of all outstanding shares of Convertible Preferred Stock, voting separately as a class, will be entitled to elect the additional two directors and (b) the dividend rate on the Convertible Preferred Stock shall automatically increase by 100 basis points for the period from and including the date of the occurrence of such Triggering Event. The two additional directors shall serve and the increased dividend rate shall be payable until all dividends accrued and unpaid have been paid or declared and funds set aside to provide for payment in full or the Holding Company fulfills its mandatory redemption obligation, as the case may be.

In addition, without the vote or consent of the holders of at least a majority of the shares of Convertible Preferred Stock then outstanding, the Holding Company may not (a) create or issue or increase the authorized number of shares of any class or series of stock ranking prior to the Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding up, or any security convertible into or exercisable or exchangeable for such stock or (b) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely any right, preference, privilege or voting power of the Convertible Preferred Stock or the holders thereof; provided however, that any increase in the amount of authorized preferred stock or the creation and issuance of any other class, of preferred stock, or any increase in the amount of authorized shares of such class or of any other class of preferred stock, in each case ranking on a parity with or junior to the Convertible Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to affect adversely such rights, preferences or voting powers.

Exhibit 3

Form of Registration Right Agreement

See Exhibit 10.2 to MONY S-1 Registration Statement

                              Private Resale Terms



Disclosure Document:       From and after the date following six months after
                           the First Closing Date, the Company shall prepare a disclosure document to be used in connection with private resales of the Company Notes pursuant to
                           Section 1.6(b) which shall be acceptable to the holders selling Company Notes and which shall include narrative and financial disclosure concerning the Company and its operations substantially consistent in scope with that used in connection with the sale of the Company's 11-1/4% Surplus Notes due 2024.

Management Assistance:     The Company shall make its senior management
                           reasonably available to the selling holders and prospective purchasers of the Company Notes and provide reasonable assistance to the selling holders in the marketing of the Company Notes consistent with that provided in connection with the sale of the Company's 11-1/4% Surplus Notes due 2024.

Underwritten Offerings:    The selling holders shall have the right to sell in
                           unregistered underwritten offerings and to require that the Company and the selling holders enter into a purchase agreement. The terms and conditions of, and the obligations of the Company with respect to, any such underwritten offerings shall be consistent with those contemplated by the Registration Rights
                           Agreement and the underwriting of the Company's
                           11-1/4% Surplus Notes due 2024..

Indemnification:           Whether or not a purchase agreement is entered into,
                           the selling holders shall have the right to require that the Company and the selling holders enter into an agreement providing for reciprocal indemnification and contribution with respect to any disclosure document prepared and used in connection with any private resale that is consistent with the indemnification and contribution provisions contained in Section 2.9 of the Registration Rights Agreement.

Opinions:                  The Company shall provide or cause to be provided to
                           the purchasers an opinion of counsel as to the validity and enforceability of the Company Notes being sold.

                                                                     EXHIBIT 5-A


                        Opinion of Senior Vice President
               and General Counsel of the Company at First Closing


                           (i) The Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as currently conducted and to perform its obligations under the Contracts to which its is a party.

                           (ii) Each of the Company, the Holding Company and each other Significant Subsidiary of the Company is duly qualified as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, in any case or in the aggregate, have a Material Adverse Effect.

                           (iii) All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                           (iv) Each of the Company and MLOA is duly licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as currently conducted or proposed to be conducted, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and MLOA is in compliance with the requirements of its Applicable Insurance Laws, and has filed all Notices required to be filed thereunder, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as set forth on Schedule 3.1(o), neither the Company nor MLOA has received any notification from any insurance regulatory authority to the effect that any additional Approval from such insurance regulatory authority is needed to be obtained by the Company or MLOA in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect.

                           (v) No Approval is required to be obtained, made or given, and no Notice is required to be filed, by or with respect to the Company, the Holding Company or any other Subsidiary of the Company in connection with the execution and delivery by the Company or the Holding Company, as the case may be, of the Transaction Agreements, the issue and sale of the Notes and the Warrants, the issue and delivery of the Holding Company Notes and the Convertible Preferred Stock, the issue and delivery in exchange for Warrants or Convertible Preferred Stock of the shares of Holding Company Common Stock to be issued and so delivered by the Holding Company pursuant thereto, the adoption and consummation of a Plan, the performance by the Company, the Holding Company or any other Subsidiary of the Company of their respective obligations under the Transaction Agreements, or the consummation of the Transactions, other than (a) under the HSR Act with respect to the acquisition of Holding Company Common Stock in exchange for Warrants or Convertible Preferred Stock, (b) under the insurance laws of the States of New York and Arizona with respect to the effectuation of a Plan and the IPO and the acquisition of Holding Company Common Stock in exchange for Warrants or Convertible Preferred Stock, (c) registration of the shares of Holding Company Common Stock, the Holding Company Notes and the Convertible Preferred Stock under the Securities Act and the Exchange Act (if applicable) and any securities and insurance securities laws of any State with respect to the issuance of the Holding Company Notes and Convertible Preferred Stock and the effectuation of a Plan and the IPO, (d) filings, at any time, of tax returns, tax reports and tax information statements and (e) as otherwise specified on Schedule 3.1(d); and other than the Superintendent, no Governmental Authority has authority to disapprove any payment on the Notes under any Applicable Insurance Laws.

                           (vi) None of the execution and delivery of any of the Investment Agreement, the compliance by the Company and the Holding Company, as applicable, with all of the provisions of the Transaction Agreements and the consummation of any of the Transactions will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws (or other organizational documents) of the Company, the Holding Company or any other Subsidiary of the Company (assuming, with respect to the Transactions to be consummated after the First Closing, the amendment of such organizational documents of the Company and of the Holding Company as contemplated by Exhibit 1 and by a Plan) or (ii) except (A) with respect to the termination of the investment advisory contracts entered into by the Company or any Subsidiary of the Company as an investment adviser that are subject to the Investment Advisers Act or the Investment Company Act, (B) with respect to (1) any consent or approval required under any of the real estate joint venture agreements, real estate leases, mortgage loans and other real estate related agreements set forth in Schedule 3.1(e) and
         (2) any Real Property Approvals, and (C) as otherwise specified in
         Schedule 3.1(e), result in any conflict with, breach of or default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or result in the imposition of any Liens on any of their respective properties or assets under, or require any consent or approval which has not been obtained with respect to, (1) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement or instrument or permit, concession, franchise or license to which the Company, the Holding Company or any other Subsidiary of the Company is a party or by which the Company, the Holding Company or any other Subsidiary of the Company or any of their respective properties or assets may be bound, except where such conflict, breach or default, termination, cancellation or acceleration, imposition or failure to obtain any consent or approval referred to in this clause (1) would not in any case or in the aggregate have a Material Adverse Effect, or (2) any order, decree or injunction or, assuming that the Approvals referred to in clauses (a) through (e) of paragraph (v) above have been obtained or made, any law, rule or regulation applicable to the Company, the Holding Company or any other Subsidiary of the

         Company or any of their respective properties or assets, with such exceptions, individually or in the aggregate, as would not be reasonably likely to (x) have a Material Adverse Effect, (y) affect the validity of any of the Subject Securities or (z) prevent the consummation of any of the Transactions.

                           (vii) Each Broker-Dealer Subsidiary and each
         Investment Adviser Subsidiary is duly licensed or registered as a broker-dealer or investment adviser, as the case may be, in each jurisdiction (including the United States) where it is required to be so licensed or registered to conduct its business as currently conducted or as proposed to be conducted, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each Broker-Dealer Subsidiary and Investment Adviser Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities to conduct their respective businesses as currently conducted or as proposed to be conducted, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; except as set forth on
         Schedule 3.1(o), none of the Broker-Dealer Subsidiaries or Investment Adviser Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Adviser Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the process of obtaining such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and Investment Adviser Subsidiary is in compliance with the requirements of the applicable broker-dealer and investment adviser laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all Notices required to be filed thereunder, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.

                           (viii) Each Insurance Company possesses an Insurance License in each State or other jurisdiction in which such Insurance Company is required to possess an Insurance License, except where the failure to possess Insurance Licenses would not, individually or in the aggregate, have a Material Adverse Effect. All such Insurance Licenses are in full force and effect and neither the Company nor any Subsidiary of the Company has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Insurance License, except where the failure to possess Insurance Licenses would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Insurance Companies, there is no sustainable basis for any such suspension, revocation or limitation.

                           (ix) Except as set forth in Schedule 3.1(n) and other than Litigation relating to taxes, there is no Litigation now pending, or, to the knowledge of such counsel, threatened, against or relating to the Company or any of its Subsidiaries, or any director or officer of the Company or any of its Significant Subsidiaries in his capacity as such, or the assets, properties or business of the Company or any of its Subsidiaries (whether or not covered by insurance) (A) involving a claim made prior to the date of the Investment

         Agreement of more than $5,000,000, (B) which could adversely affect the ability of the Company or the Holding Company to consummate any of the Transactions, (C) which could reasonably be expected to have a Material Adverse Effect, (D) involving any former officers or directors of the Company or any of its Subsidiaries as a party adverse to the Company or any of its Subsidiaries, (E) involving criminal proceedings or investigations against or targeting the Company, any of its Subsidiaries or any of such directors or officers in their capacity as such, (F) involving extraordinary regulatory proceedings, (G) adverse to the Company or any sponsoring Subsidiaries involving any claims, whether individual or class action, relating to life insurance or annuity-related sales practices, including "churning", "vanishing premium", "replacement", "policy illustration" or similar claims or (H) involving any investment advisory client of the Company or any of its Subsidiaries with assets under management in excess of $50,000,000 and adverse to the Company or any of its Subsidiaries.

                           (x) Except as set forth in Schedule 3.1(n), neither the Company nor any of its Subsidiaries nor any of their respective officers or directors is subject to any permanent, preliminary or temporary injunction or prohibitive order, judgment or decree of any Governmental Authority which could adversely affect the ability of the Company or the Holding Company to consummate the Transactions or which
         (x) restricts in any material respect the ability of the Company or of any Significant Subsidiary to conduct its business or to engage in any other business or (y) enjoins or prohibits any officer or director of the Company or of any Significant Subsidiary from taking, or requires any of such officers or directors to take, in his capacity as such, any action of any kind or enjoins or prohibits any such officer or director from violating any law or regulation.

                                                                     EXHIBIT 5-B


                           Opinion of Dewey Ballantine
                                at First Closing


                           (i) The Company has been duly organized and is validly existing as a mutual life insurance company in good standing under the laws of the State of New York, with corporate power and authority to own its properties and conduct its business as currently conducted.

                           (ii) The Holding Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                           (iii) Each of the Company and the Holding Company has full corporate power and authority to execute and deliver the Transaction Agreements and such other instruments to be executed by it pursuant to the Investment Agreement and to perform its obligations thereunder in accordance with their respective terms; the Company has full corporate power and authority to issue and sell the Notes and the Holding Company has full corporate power and authority to issue and sell the Warrants, to issue the Holding Company Notes and the Convertible Preferred Stock and to perform its obligations thereunder in accordance with their respective terms; each of the Company and the Holding Company has full corporate power and authority to consummate a Plan, subject to approval thereof by the Superintendent and the policyholders of the Company in accordance with Section 7312 and any changes in their respective certificates of incorporation or by-laws provided for in a Plan.

                           (iv) Each of the Company and the Holding Company has taken all necessary corporate action to duly and validly authorize its execution and delivery of the Transaction Agreements and the other instruments to be executed by it pursuant to the Investment Agreement and the consummation of the Transactions (except with respect to the adoption of a Plan by the Board and the approval of the IPO); each of the Investment Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and the Holding Company and constitutes a valid and legally binding obligation of each of the Company and the Holding Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, liquidation, reorganization, moratorium and similar laws of general applicability relating to creditors' rights and to general equity principles, regardless of whether enforceability is considered in a proceeding at law or in equity; provided, however, that such counsel expresses no opinion on the enforceability of Section 2.9 of the Registration Rights Agreement.

                           (v) The provisions of Section 203 of the General Corporation Law of the State of Delaware will not apply to the Investors or their Subsidiaries or to the transactions contemplated by Investment Agreement.

                           (vi) The Notes have been duly authorized, executed, issued and delivered and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Fiscal Agency Agreement, subject to bankruptcy, insolvency, rehabilitation, liquidation, reorganization, moratorium and similar laws of general applicability relating to creditors' rights or rights of creditors of insurance companies generally and to general equity principles, regardless of whether enforceability is considered in a proceeding at law or in equity, including, without limitation, Section 1307 of the New York Insurance Law, free and clear of all Liens, except for those arising out of any action or inaction of the holders thereof.

                           (vii) The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Fiscal Agent, constitutes a valid and legally binding instrument, subject to bankruptcy, insolvency, rehabilitation, liquidation, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or rights of creditors of insurance companies generally and to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity, including, without limitation, Section 1307 of the New York Insurance Law.

                           (viii) The Warrants have been duly authorized, executed, issued and delivered by each of the Holding Company and the Company and constitute valid and legally binding obligations of each of the Holding Company and the Company, subject to bankruptcy, insolvency, rehabilitation, liquidation, reorganization, moratorium and similar laws of general applicability relating to creditors' rights or rights of creditors of insurance companies generally and to general equity principles, regardless of whether enforceability is considered in a proceeding at law or in equity, free and clear of all Liens, except for those arising out of any action or inaction of the holders thereof; and the shares of Holding Company Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise.

                           (ix) No Approval of or with any United States or New York court or insurance regulatory agency or other governmental body having jurisdiction over the Company or its Subsidiaries known to such counsel is required to be obtained, made or given, and no Notice is required to be filed with any such court or governmental body, by or with respect to the Company, the Holding Company or any other Subsidiary of the Company in connection with the execution and delivery by the Company and the Holding Company of the Transaction Agreements, the issue and sale of the Notes and the Warrants, the issue and delivery of the Holding Company Notes and the Convertible Preferred Stock, the issue and delivery in exchange for Warrants or Convertible Preferred Stock of the shares of Holding Company Common Stock to be issued and so delivered by the Holding Company pursuant thereto, the adoption and consummation of a Plan, the performance by the Company, the Holding Company or any other Subsidiary of the Company of their respective obligations under the Transaction Agreements, or the consummation of the Transactions, other than (a) under the HSR Act with respect to the acquisition of Holding Company Common Stock in exchange for Warrants or Convertible Preferred Stock, (b) under the insurance laws of the States of New York and Arizona with respect to the effectuation of a Plan and the IPO and the acquisition of

         Holding Company Common Stock in exchange for Warrants or Convertible Preferred Stock, (c) registration of the shares of Holding Company Common Stock, the Holding Company Notes and the Convertible Preferred Stock under the Securities Act and the Exchange Act (if applicable) and any securities and insurance securities laws of any State with respect to the issuance of a Holding Company Notes and Convertible Preferred Stock and the effectuation of a Plan and a IPO, (d) filings, at any time, of tax returns, tax reports and tax information statements and
         (e) as otherwise specified on Schedule 3.1(d); and other than the Superintendent, no Governmental Authority has authority to disapprove any payment on the Notes under any Applicable Insurance Laws.

                           (x) None of the execution and delivery of any of the Investment Agreement, the compliance by the Company and the Holding Company, as applicable, with all of the provisions of the Transaction Agreements and the consummation of any of the Transactions will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws (or other organizational documents) of the Company or the Holding Company (assuming, with respect to the Transactions to be consummated after the First Closing, the amendment of such organizational documents of the Company and of the Holding Company as contemplated by Exhibit 1 and by a Plan) or (ii) conflict with or result in breach or violation of any order, decree or injunction known to such counsel or, assuming that the Approvals referred to in clauses (a) through (e) of paragraph (ix) above have been obtained or made, any United States or New York statute or any rule or regulation known to such counsel of any United States or New York court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or properties, with such exceptions, individually or in the aggregate, as would not be reasonably likely to (x) have a Material Adverse Effect, (y) affect the validity of any of the Subject Securities or (z) prevent the consummation of any of the Transactions.

                           (xi) Neither the registration of the Notes or the Warrants under the Securities Act, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended, with respect to the Notes, is required for the offer and sale of the Notes and the Warrants to the Investors pursuant to the Investment Agreement.

                           (xii) Neither the Company nor the Holding Company is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the Investment Company Act, although certain separate accounts of the Company are registered as investment companies under the Investment Company Act.

                                                                       EXHIBIT 6


                         Opinion of Sullivan & Cromwell
                                at First Closing


                           (i) Each Investor has full partnership power and authority to execute and deliver the Investment Agreement and the Registration Rights Agreement and to perform its obligations thereunder in accordance with their respective terms.

                           (ii) Each Investor has taken all necessary partnership action to duly and validly authorize the execution and delivery of the Investment Agreement and the Registration Rights Agreement.

                           (iii) Each of the Investment Agreement and the Registration Rights Agreement has been duly executed and delivered by each Investor and constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights; provided, however, that such counsel expresses no opinion with respect to the provisions set forth in Section 2.9 of the Registration Rights Agreement.

                           (iv) The execution and delivery by each Investor of the Investment Agreement and the Registration Rights Agreement, the purchase by each Investor of the Notes and Warrants to be purchased by such Investor and the performance by such Investor of its obligations under the Investment Agreement and the Registration Rights Agreement will not (a) violate such Investor's partnership agreement or (b) violate any Federal law of the United States or law of the State of New York applicable to such Investor; provided, however, that, for purposes of this paragraph (iv), such counsel expresses no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws and the Employee Retirement Income Security Act of 1974 and related laws; provided, further, that insofar as performance by such Investor of its obligations under each of the Investment Agreement and the Registration Rights Agreement is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting credits' rights.

                           (v) No Approval of or with any United States or New York court or insurance regulatory agency or other United States or New York governmental body having jurisdiction over the Investors known to such counsel is required to be obtained, made or given in connection with the execution and delivery by the Investors of the Investment Agreement and the Registration Rights Agreement, the purchase by the Investors of the Notes and Warrants and the performance by the Investors of their obligations under the Investment Agreement and the Registration Rights Agreement.

                                                                     EXHIBIT 7-A


                        Opinion of Senior Vice President
              and General Counsel of the Company at Second Closing


                           (i) The Holding Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as currently conducted and to perform its obligations under the Contracts to which its is a party.

                           (ii) Each of the Holding Company, the Company and each other Significant Subsidiary of the Holding Company is duly qualified as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, in any case or in the aggregate, have a Material Adverse Effect.

                           (iii) All of the issued shares of capital stock of each Subsidiary of the Holding Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Holding Company, free and clear of all liens, encumbrances, equities or claims.

                           (iv) Each of the Company and MLOA is duly licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as currently conducted or proposed to be conducted, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and MLOA is in compliance with the requirements of its Applicable Insurance Laws, and has filed all Notices required to be filed thereunder, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as set forth on Schedule 3.1(o), neither the Company nor MLOA has received any notification from any insurance regulatory authority to the effect that any additional Approval from such insurance regulatory authority is needed to be obtained by the Company or MLOA in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect.

                           (v) No Approval is required to be obtained, made or given, and no Notice is required to be filed, by or with respect to the Holding Company, the Company or any other Subsidiary of the Holding Company in connection with the issue and sale of the Convertible Preferred Stock, the issue and delivery of the Holding Company Notes, the issue and delivery in exchange for Warrants or Convertible Preferred Stock of the shares of Holding Company Common Stock to be issued and so delivered by the Holding

         Company pursuant thereto, the performance by the Holding Company, the Company or any other Subsidiary of the Holding Company of their respective obligations under the Transaction Agreements, or the consummation of the Transactions, other than (a) under the HSR Act with respect to the acquisition of Holding Company Common Stock in exchange for Warrants or Convertible Preferred Stock, (b) under the insurance laws of the States of New York and Arizona with respect to the effectuation of the IPO and the acquisition of Holding Company Common Stock in exchange for Warrants or Convertible Preferred Stock, (c) registration of the shares of Holding Company Common Stock, the Holding Company Notes and the Convertible Preferred Stock under the Securities Act and the Exchange Act (if applicable) and any securities and insurance securities laws of any State with respect to the issuance of the Holding Company Notes and Convertible Preferred Stock and the effectuation of the IPO, (d) filings, at any time, of tax returns, tax reports and tax information statements and (e) as otherwise specified on Schedule 3.1(d); and other than the Superintendent, no Governmental Authority has authority to disapprove any payment on the Convertible Preferred Stock under any Applicable Insurance Laws.

                           (vi) None of the issue and sale of the Convertible Preferred Stock, the compliance by the Holding Company and the Company, as applicable, with all of the provisions of the Transaction Agreements and the consummation of any of the Transactions will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws (or other organizational documents) of the Holding Company, the Company or any other Subsidiary of the Holding Company or (ii) except (A) with respect to the termination of the investment advisory contracts entered into by the Company or any Subsidiary of the Holding Company as an investment adviser that are subject to the Investment Advisers Act or the Investment Company Act,
         (B) with respect to (1) any consent or approval required under any of the real estate joint venture agreements, real estate leases, mortgage loans and other real estate related agreements set forth in Schedule 3.1(e) and (2) any Real Property Approvals, and (C) as otherwise specified in Schedule 3.1(e), result in any conflict with, breach of or default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or result in the imposition of any Liens on any of their respective properties or assets under, or require any consent or approval which has not been obtained with respect to, (1) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement or instrument or permit, concession, franchise or license to which the Holding Company, the Company or any other Subsidiary of the Company is a party or by which the Holding Company, the Company or any other Subsidiary of the Company or any of their respective properties or assets may be bound, except where such conflict, breach or default, termination, cancellation or acceleration, imposition or failure to obtain any consent or approval referred to in this clause (1) would not in any case or in the aggregate have a Material Adverse Effect, or (2) any order, decree or injunction or, assuming that the Approvals referred to in clauses (a) through (e) of paragraph (v) above have been obtained or made, any law, rule or regulation applicable to the Holding Company, the Company or any other Subsidiary of the Company or any of their respective properties or assets, with such exceptions, individually or in the aggregate, as would not be reasonably likely to (x) have a Material Adverse Effect, (y) affect the validity of any of the Subject Securities or (z) prevent the consummation of any of the Transactions.

                           (vii) Each Broker-Dealer Subsidiary and each
         Investment Adviser Subsidiary is duly licensed or registered as a broker-dealer or investment adviser, as the case may be, in each jurisdiction (including the United States) where it is required to be so licensed or registered to conduct its business as currently conducted or as proposed to be conducted, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each Broker-Dealer Subsidiary and Investment Adviser Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities to conduct their respective businesses as currently conducted or as proposed to be conducted, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; except as set forth on
         Schedule 3.1(o), none of the Broker-Dealer Subsidiaries or Investment Adviser Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Adviser Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the process of obtaining such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and Investment Adviser Subsidiary is in compliance with the requirements of the applicable broker-dealer and investment adviser laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all Notices required to be filed thereunder, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.

                           (viii) Each Insurance Company possesses an Insurance License in each State or other jurisdiction in which such Insurance Company is required to possess an Insurance License, except where the failure to possess Insurance Licenses would not, individually or in the aggregate, have a Material Adverse Effect. All such Insurance Licenses are in full force and effect and neither the Company nor any other Subsidiary of the Holding Company has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Insurance License, except where the failure to possess Insurance Licenses would not, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the Insurance Companies, there is no sustainable basis for any such suspension, revocation or limitation.

                           (ix) Except as set forth in Schedule 3.1(n) and other than Litigation relating to taxes, there is no Litigation now pending, or, to the knowledge of such counsel, threatened, against or relating to the Holding Company or any of its Subsidiaries, or any director or officer of the Holding Company or any of its Significant Subsidiaries in his capacity as such, or the assets, properties or business of the Holding Company or any of its Subsidiaries (whether or not covered by insurance) (A) involving a claim made prior to the date of the Investment Agreement of more than $5,000,000, (B) which could adversely affect the ability of the Holding Company or the Company to consummate any of the Transactions, (C) which could reasonably be expected to have a Material Adverse Effect, (D) involving any former officers or directors of the Holding Company or any of its Subsidiaries as a party adverse to the Holding Company or any of its Subsidiaries, (E) involving criminal proceedings or investigations against or targeting the Holding Company, any of its Subsidiaries or any of such directors or officers in their capacity as such, (F) involving extraordinary regulatory proceedings,
         (G) adverse to the Holding Company or any sponsoring Subsidiaries involving any claims, whether individual or class action, relating to life insurance or annuity-related sales practices, including "churning", "vanishing premium", "replacement", "policy illustration" or similar claims or (H) involving any investment advisory client of the Holding Company or any of its Subsidiaries with assets under management in excess of $50,000,000 and adverse to the Holding Company or any of its Subsidiaries.

                           (x) Except as set forth in Schedule 3.1(n), neither the Holding Company nor any of its Subsidiaries nor any of their respective officers or directors is subject to any permanent, preliminary or temporary injunction or prohibitive order, judgment or decree of any Governmental Authority which could adversely affect the ability of the Holding Company or the Company to consummate the Transactions or which (x) restricts in any material respect the ability of the Holding Company or of any Significant Subsidiary to conduct its business or to engage in any other business or (y) enjoins or prohibits any officer or director of the Holding Company or of any Significant Subsidiary from taking, or requires any of such officers or directors to take, in his capacity as such, any action of any kind or enjoins or prohibits any such officer or director from violating any law or regulation.

                                                                     EXHIBIT 7-B


                           Opinion of Dewey Ballantine
                                at Second Closing


                           (i) The Holding Company has been duly organized and is validly existing as a mutual life insurance company in good standing under the laws of the State of New York, with corporate power and authority to own its properties and conduct its business as currently conducted.

                           (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted.

                           (iii) The Holding Company has full corporate power and authority to issue the Convertible Preferred Stock and the Holding Company Notes and to perform its obligations thereunder in accordance with their respective terms.

                           (iv) Each of the Holding Company and the Company has taken all necessary corporate action to duly and validly authorize its execution and delivery of the Convertible Preferred Stock and the other instruments to be executed by it pursuant to the Investment Agreement and the consummation of the Transactions; each of the Investment Agreement and the Registration Rights Agreement constitutes a valid and legally binding obligation of each of the Holding Company and the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, rehabilitation, liquidation, reorganization, moratorium and similar laws of general applicability relating to creditors' rights and to general equity principles, regardless of whether enforceability is considered in a proceeding at law or in equity; provided, however, that such counsel expresses no opinion on the enforceabiltiy of Section 2.9 of the Registration Rights Agreement.

                           (v) The provisions of Section 203 of the General Corporation Law of the State of Delaware will not apply to the Investors or their Subsidiaries or to the transactions contemplated by Investment Agreement.

                           (vi) The Convertible Preferred Stock been duly authorized and validly issued and is fully paid and non-assessable, free and clear of all Lien; no holder of Convertible Preferred Stock is or will be subject to personal liability by reason of being such a holder; and the shares of Holding Company Common Stock issuable upon conversion of such Convertible Preferred Stock have been duly authorized and reserved for issuance upon such conversion.

                           (vii) The Fiscal Agency Agreement constitutes a valid and legally binding instrument, subject to bankruptcy, insolvency, rehabilitation, liquidation, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights or rights of creditors of insurance companies generally and to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity, including, without limitation, Section 1307 of the New York Insurance Law.

                           (viii) The Warrants constitute valid and legally binding obligations of each of the Holding Company and the Company, subject to bankruptcy, insolvency, rehabilitation, liquidation, reorganization, moratorium and similar laws of general applicability relating to creditors' rights or rights of creditors of insurance companies generally and to general equity principles, regardless of whether enforceability is considered in a proceeding at law or in equity, free and clear of all Liens, except for those arising out of any action or inaction of the holders thereof.

                           (ix) No Approval of or with any United States or New York court or insurance regulatory agency or other governmental body having jurisdiction over the Holding Company or its Subsidiaries known to such counsel is required to be obtained, made or given, and no Notice is required to be filed with any such court or governmental body, by or with respect to the Holding Company, the Company or any other Subsidiary of the Holding Company in connection with the issue and sale of the Convertible Preferred Stock, the issue and delivery of the Holding Company Notes, the issue and delivery in exchange for Warrants or Convertible Preferred Stock of the shares of Holding Company Common Stock to be issued and so delivered by the Holding Company pursuant thereto, the performance by the Holding Company, the Company or any other Subsidiary of the Holding Company of their respective obligations under the Transaction Agreements, or the consummation of the Transactions, other than (a) under the HSR Act with respect to the acquisition of Holding Company Common Stock in exchange for Warrants or Convertible Preferred Stock, (b) under the insurance laws of the States of New York and Arizona with respect to the effectuation of the IPO and the acquisition of Holding Company Common Stock in exchange for Warrants or Convertible Preferred Stock, (c) registration of the shares of Holding Company Common Stock, the Holding Company Notes and the Convertible Preferred Stock under the Securities Act and the Exchange Act (if applicable) and any securities and insurance securities laws of any State with respect to the issuance of a Holding Company Notes and Convertible Preferred Stock and the effectuation of a Plan and a IPO, (d) filings, at any time, of tax returns, tax reports and tax information statements and (e) as otherwise specified on Schedule 3.1(d); and other than the Superintendent, no Governmental Authority has authority to disapprove any payment on the Convertible Preferred Stock under any Applicable Insurance Laws.

                           (x) None of the issue and sale of the Convertible Preferred Stock, the compliance by the Holding Company and the Company, as applicable, with all of the provisions of the Transaction Agreements and the consummation of any of the Transactions will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws (or other organizational documents) of the Holding Company or the Company or (ii) conflict with or result in breach or violation of any order, decree or injunction known to such counsel or, assuming that the Approvals referred to in clauses (a) through (e) of paragraph (ix) above have been obtained or made, any United States or New York statute or any rule or regulation known to such counsel of any United States or New York court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or properties, with such exceptions, individually or in the aggregate, as would not be reasonably likely to (x) have a Material Adverse Effect, (y) affect the validity of any of the Subject Securities or (z) prevent the consummation of any of the Transactions.

                           (xi) The registration of the Convertible Preferred Stock under the Securities Act has been effected.

                           (xii) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the Investment Company Act, although certain separate accounts of the Company are registered as investment companies under the Investment Company Act.

                                                                       EXHIBIT 8


                         Opinion of Sullivan & Cromwell
                                at Second Closing


                           (i) Each of the Investment Agreement and the Registration Rights Agreement constitutes a valid and legally binding obligation of each Investor, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights; provided, however, that such counsel expresses no opinion with respect to the provisions set forth in
         Section 2.9 of the Registration Rights Agreement.

                           (ii) The purchase by each Investor of the Convertible Preferred Stock will not (a) violate such Investor's partnership agreement or (b) violate any Federal law of the United States or law of the State of New York applicable to such Investor; provided, however, that, for purposes of this paragraph (iv), such counsel expresses no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws and the Employee Retirement Income Security Act of 1974 and related laws.

                           (iii) No Approval of or with any United States or New York court or insurance regulatory agency or other United States or New York governmental body having jurisdiction over the Investors known to such counsel is required to be obtained, made or given in connection with the purchase by the Investors of the Convertible Preferred Stock.

                                                                     EXHIBIT 9-A


                        Opinion of Senior Vice President
            and General Counsel of the Company at Subsequent Closing


                           (i) The Holding Company has been duly
         incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business.

                           (ii) No Approval is required to be obtained, made or given, and no Notice is required to be filed, by or with respect to the Holding Company or any Subsidiary of the Holding Company in connection with the issue and delivery by the Holding Company of the Subject Securities being issued at such Subsequent Closing or the compliance by the Holding Company with all of the provisions of such Subject Securities.

     Neither the issue and delivery of the Subject Securities being issued at such Subsequent Closing nor the compliance by the Holding Company with all of the provisions of such Subject Securities will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Holding Company or (ii) result in any conflict with, breach of or default (with or without notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or result in the imposition of any Liens on any of the respective properties or assets of the Holding Company or any Subsidiary of the Holding Company under, or require any consent or approval which has not been obtained with respect to, (1) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement or instrument or permit, concession, franchise or license to which the Holding Company or any Subsidiary of the Holding Company is a party or by which the Holding Company or any Subsidiary of the Holding Company or any of their respective properties or assets may be bound, except where such conflict, breach or default, termination, cancellation or acceleration, imposition or failure to obtain any consent or approval referred to in this clause (1) would not in any case or in the aggregate have a Material Adverse Effect, or (2) any order, decree, injunction, law, rule or regulation applicable to the Holding Company or any Subsidiary of the Holding Company or any of their respective properties or assets, with such exceptions, individually or in the aggregate, as would not be reasonably likely to (x) have a Material Adverse Effect or (y) affect the validity of such Subject Securities.

                                                                     EXHIBIT 9-B


                           Opinion of Dewey Ballantine
                              at Subsequent Closing


                           (i) The Holding Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         [If Holding Company Notes are being issued:

                           (ii) The Subject Securities being issued at such Subsequent Closing have been duly authorized, executed, issued and delivered, free and clear of all Liens; the indenture pursuant to which such Subject Securities are being issued has been duly authorized, executed and delivered by the Holding Company; such Subsequent Securities and indentures constitute valid and legally binding obligations of the Holding Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, rehabilitation, liquidation, reorganization, moratorium and similar laws of general applicability relating to creditors' rights or rights of creditors of insurance companies generally and to general equity principles, regardless of whether enforceability is considered in a proceeding at law or in equity, including, without limitation, Section 1307 of the New York Insurance Law; and such Subject Securities are entitled to the benefits of such indenture.]

         [If Holding Company Common Stock is being issued:

                           (iii) The Subject Securities being issued at such Subsequent Closing have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of all Liens; and no holder of such Subject Securities is or will be subject to personal liability by reason of being such a holder.]

                           (iv) No Approval of or with any United States,
         New York or Delaware court or insurance regulatory agency or other governmental body having jurisdiction over the Holding Company or its Subsidiaries known to such counsel is required to be obtained, made or given, and no Notice is required to be filed with any such court or governmental body, by or with respect to the Holding Company or any Subsidiary of the Holding Company in connection with the issue and delivery of the Subject Securities being issued at such Subsequent Closing or the compliance by the Holding Company with all of the provisions of such Subject Securities.

                           (v) Neither the issue and delivery of the Subject Securities being issued at such Subsequent Closing or the compliance by the Holding Company with all of the provisions of such Subject Securities will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Holding Company or (ii) conflict with or result in breach or violation of any order, decree, or injunction known to such counsel or any United States, New York or Delaware statute or any rule or regulation known to such counsel of any United States, New York or Delaware court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Holding Company or any of its Subsidiaries or properties, with such exceptions, individually or in the aggregate, as would not be reasonably likely to (x) have a Material Adverse Effect or (y) affect the validity of such Subject Securities.

                                  Schedule 1.1

                                 Note Investors

INVESTORS:

The following is the initial list of the Investors and the proposed allocation among such Investors with respect to the Notes. In the event that any other potential Investor listed below becomes an Investor, the allocations will be modified to reflect such new Investor.



GS Mezzanine Partners, L.P.                                 $72,428,000

GS Mezzanine Partners Offshore,                             $38,892,000
Offshore, L.P.

Stone Street Fund 1997, L.P.                                $ 2,477,000

Bridge Street Fund 1997,                                    $ 1,203,000
     L.P.

         Total                                             $115,000,000

OTHER POTENTIAL INVESTORS:

Any direct or indirect Subsidiary of GS Mezzanine Partners, L.P. Any direct or indirect Subsidiary of GS Mezzanine Partners Offshore, L.P.
The Goldman Sachs Group, L.P.

                                  Schedule 1.3

                      Convertible Preferred Stock Investors

INVESTORS:

The following is the initial list of the Investors and the proposed allocation among such Investors with respect to the Convertible Preferred Stock. In the event that any other potential Investor listed below becomes an Investor, the allocations will be modified to reflect such new Investor.



GS Mezzanine Partners, L.P.                         629,810 shares

GS Mezzanine Partners Offshore, L.P.                338,190 shares

Stone Street Fund 1997, L.P.                         21,540 shares

Bridge Street Fund 1997, L.P.                        10,460 shares

         Total                                    1,000,000 shares



OTHER POTENTIAL INVESTORS:

Any direct or indirect Subsidiary of GS Mezzanine Partners, L.P. Any direct or indirect Subsidiary of GS Mezzanine Partners Offshore, L.P.
The Goldman Sachs Group, L.P.

                                  Schedule 1.2

                                Warrant Investors

INVESTORS:

The following is the initial list of the Investors and the proposed allocation among such Investors with respect to the Warrants. In the event that any other potential Investor listed below becomes an Investor, the allocations will be modified to reflect such new Investor.

                                         (percentage of fully
                                         diluted Holding Company Common
                                         Stock issuable
                                         upon exercise of Warrants)            Purchase Price
                                         --------------------------            --------------
GS Mezzanine Partners, L.P.                      4.40866087%                      $6,298,087

GS Mezzanine Partners                            2.36733913%                      $3,381,913
Offshore, L.P.

Stone Street Fund 1997,  L.P.                    0.15077391%                        $215,391

Bridge Street Fund 1997, L.P.                    0.07322609%                        $104,609

              Total                                    7.00%                     $10,000,000

OTHER POTENTIAL INVESTORS:
Any direct or indirect Subsidiary of GS Mezzanine Partners, L.P. Any direct or indirect Subsidiary of GS Mezzanine Partners Offshore, L.P.
The Goldman Sachs Group, L.P.

                                 SCHEDULE 3.1(d)

                                    CONSENTS

The issue and sale of the Subject Securities subsequent to the first closing may require regulatory approval to be obtained, made or given, or notice required if:

         (1) any purchaser of an equity security is deemed under appropriate statute to be a control person of any insurance subsidiary;

         (2) there is any change in statute or regulation in an applicable jurisdiction subsequent to the date thereof; and

         (3) a company which becomes a subsidiary of the Company or the Holding Company causes the Company or the Holding Company to become subject to a statute or regulation which requires such an approval or notice.

                                 SCHEDULE 3.1(e)
                                    CONFLICTS



                                  NO EXCEPTIONS

                                 SCHEDULE 3.1(f)

                                  SUBSIDIARIES

SUBSIDIARIES OF THE COMPANY

Name                                                          State of Incorporation
----                                                          ----------------------
ARES Holdings, Inc.                                           Delaware
ARES, Inc.                                                    Connecticut
Enterprise Capital Management, Inc.                           Georgia
Enterprise Fund Distributors, Inc.                            Delaware
1740 Advisers, Inc.                                           New York
MONY Brokerage, Inc.                                          Delaware
MBI Insurance Agency of Alabama, Inc.                         Alabama
MBI Insurance Agency of Massachusetts, Inc.                   Massachusetts
MBI Insurance Agency of New Mexico, Inc.                      New Mexico
MBI Insurance Agency of Ohio, Inc.                            Ohio*
MBI Insurance Agency of Texas, Inc.                           Texas
MONY CS, Inc.                                                 Georgia
MONY Credit Corporation                                       New York
MONY Financial Services Corporation                           Delaware
MONY Funding, Inc.                                            Delaware
MONY International Holdings, Inc.                             Delaware
MONY Life Insurance Company of the Americas, Ltd.             Cayman Islands
MONY Bank & Trust Company of the Americas, Ltd.               Cayman Islands
MONY International Life Insurance Company Seguros             Argentina
         de Vida S.A.
MONY Realty Partners, Inc.                                    Delaware
MONY Securities Corp.                                         New York
1740 Ventures, Inc.                                           New York

*This subsidiary has been formed, however, no shares have been issued and no officers or directors have been elected or appointed.

SIGNIFICANT SUBSIDIARIES


Shares Owned
Subsidiary                                          Authorized             Issued          Outstanding
by Company                   Incorporated              Stock                Stock            Stock
-----------------            ------------              -----                -----          -----------
MONY Life Insurance            Arizona           5,000,000 Shares          2,500,000        2,500,000
100%
Company of America                      Common Stock
                                        $1.00 Par Value

Enterprise Capital             Georgia              10,000 Shares               500                500
100% Management, Inc.                                      Common Stock
                                        $0.10 Par Value

                                 SCHEDULE 3.1(h)

                      FINANCIAL STATEMENTS AND INFORMATION


                                  NO EXCEPTIONS

                                 SCHEDULE 3.1(i)

                                  SEC DOCUMENTS


                                  NO EXCEPTIONS

                                 SCHEDULE 3.1(j)

                             CERTAIN CHANGES/EVENTS


                                  NO EXCEPTIONS

                                 SCHEDULE 3.1(k)

                                     ASSETS

SECTION 3.1(k)(i) - MATERIAL OWNED PROPERTIES

         NO EXCEPTIONS

SECTION 3.1(k)(ii)(c) - MORTGAGE LOANS CLASSIFIED AS IN THE PROCESS OF
FORECLOSURE

         NO EXCEPTIONS

SECTION 3.1(k)(ii)(c) - MORTGAGE LOANS PAST DUE MORE THAN 90 DAYS

As of December 31, 1996, $2,273,629 in aggregate principal amount of mortgages were past due more then 90 days.

As of November 30, 1997, $441,293 in aggregate principal amount of mortgages were past due more then 90 days.

SECTION 3.1(k)(iii) - ENVIRONMENTAL MATTERS

The Company is aware of the presence of Hazardous Substances at the following Real Properties, but has not been requested to take any remedial action.

Property                                             Hazardous Substance
--------                                             -------------------

1740 Broadway                                        Asbestos
New York, NY 10019

MONY Towers                                          Asbestos
1 MONY Plaza
Syracuse Street
Syracuse, NY 13221

55 Elm Street                                        Automotive Contaminants
Hartford, CT 06106

                                 SCHEDULE 3.1(l)

                            LIABILITIES AND RESERVES


                                  NO EXCEPTIONS

                                 SCHEDULE 3.1(n)

                                   LITIGATION

         In late 1995 and during 1996 a number of purported class actions were commenced in various state and federal courts against the Company alleging Company officials engaged in deceptive sales practices in connection with the sale of "vanishing premium" whole and universal life policies during the period 1980 to present. A list of the actions commenced follows. Although the claims asserted in each case are not identical, they seek substantially the same relief under essentially the same theories of recovery (i.e., breach of contract, fraud, negligent misrepresentation, negligent supervision and training, breach of fiduciary duty, unjust enrichment and violation of state insurance and/or deceptive business practice laws.) The Company has answered the complaints in each action (except for one that is being voluntarily held in abeyance), has denied any liability or wrongdoing, and has asserted numerous affirmative defenses.

         The Goshen action being the first filed action, has progressed far beyond any other action. On June 7, 1996, the New York State Supreme Court certified a nationwide class in Goshen consisting of all persons or entities who have, or at the time of the policy's termination had, an ownership interest in a whole or universal life insurance policy issued by the Company and sold on an alleged "vanishing premium" basis during the period January 1, 1982 to December 31, 1995. On March 27, 1997, following the conclusion of the opt-out period for class members, the Company filed a motion to dismiss or alternatively, for summary judgment on all counts of the complaint. On October 21, 1997, the Goshen Court granted the Company's summary judgment motion and dismissed with prejudice the entire certified nationwide class action. Plaintiffs have filed a notice of appeal to the Appellate Division, First Department and the Company intends vigorously to oppose the appeal.

         None of the other putative class actions has been certified or progressed beyond the pleading stage. All of them have been consolidated and transferred by the Judicial Panel on Multidistrict Litigation to the United States District Court for the District of Massachusetts in In re Mutual Life Insurance Company of New York Premium Litigation, MDL No. 1143, or were being voluntarily held in abeyance pending the outcome of Goshen . The Massachusetts District Court in the Multidistrict Litigation has entered a Stipulated Case Management Order and Coordination Plan recognizing the Goshen case as the lead case and essentially holding all of the federal cases in abeyance pending the outcome of the Goshen action. The Company intends to seek the dismissal of these putative class actions in light of the Goshen outcome.

CLASS ACTIONS

         Goshen v. The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, Supreme Court, New York County, New York (1995) (certified nationwide class) ("Goshen");

         McLean v. The Mutual Life Insurance Company of New York, United States District Court for the District of Massachusetts (1996) (coordinated with other actions in MDL No. 1143) (seeking certification of a nationwide class);

         Snipes v. The Mutual Life Insurance Company of New York, United States District Court for the Northern District of Mississippi (1995) (transferred to the United States District Court for the District of Massachusetts for coordination with MDL No. 1143) (seeking certification of a nationwide class);

         Woodson v. The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, et al., District Court, Parish of St. Landry, Louisiana (1996) (removed and transferred to the United States District Court of the District of Massachusetts for coordination with MDL No. 1143) (seeking certification of a nationwide class of opt-outs from the Goshen litigation);

         Ballard v. The Mutual Life Insurance Company of New York, et al., Circuit Court, Lamar County, Alabama (1996) (removed and transferred to the United States District Court of the District of Massachusetts for coordination with MDL No. 1143) (seeking certification of a class of Alabama policyholders); and

         Henning v. The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, Supreme Court, New York County (1996) (voluntarily held in abeyance pending the outcome of the Goshen action) (seeking certification of a nationwide class)

NO FURTHER EXCEPTIONS AS TO ANY OTHER MATTER SET FORTH IN SECTION 3.1(n)(i) OR
(ii)

                                 SCHEDULE 3.1(o)

                              COMPLIANCE WITH LAWS


                                  NO EXCEPTIONS

                                 SCHEDULE 3.1(q)

                               BROKERS AND FINDERS


                                  NO EXCEPTIONS

                                 SCHEDULE 3.1(r)

                                      TAXES


DEFICIENCIES -             NO EXCEPTIONS


STATUS OF INTERNAL REVENUE SERVICE EXAMINATIONS OF, OR ANY OTHER PROCEEDINGS RELATING TO, THE TAX RETURNS OF THE COMPANY AND EACH OF ITS SUBSIDIARIES.

Internal Revenue Service examinations have been completed through 1987.

Returns for the years 1988 and 1989 are on appeal at the Appellate level of the Internal Revenue Service. All outstanding matters relating to these appeals have been discussed and resolved. These years are closed subject to possible adjustment of losses carried back from later years.


Returns for the years 1990 and 1991 are currently being audited. Currently there have been no significant adjustments.

                                 SCHEDULE 3.1(t)

                               INSURANCE BUSINESS


                                  NO EXCEPTIONS

                                 SCHEDULE 3.1(u)

                                   REINSURANCE


                                  NO EXCEPTIONS

                                 SCHEDULE 3.1(v)

                              INTELLECTUAL PROPERTY


         The use of the Company's Trademarks by Significant Subsidiaries have been granted under revocable licenses which may be revoked by the Company at any time without prior notice.

                                 SCHEDULE 3.1(w)

                            VARIABLE PRODUCT MATTERS

As of September 30, 1997, the following is a list of:

A. EACH REGISTERED INVESTMENT COMPANY ADVISED BY THE COMPANY OR AN "AFFILIATED PERSON" OF THE COMPANY (AS DEFINED IN THE INVESTMENT COMPANY ACT). (Note:
Investment adviser or subadviser which is the Company or an affiliated person of the Company is identified in parenthesis)

ADVISED BY THE COMPANY OR A DIRECT OR INDIRECT SUBSIDIARY OF THE COMPANY: MONY Series Fund, Inc. (MONY Life Insurance Company of America) Enterprise Accumulation Trust (Enterprise Capital Management, Inc.) Enterprise Group of Funds, Inc. (Enterprise Capital Management, Inc.) Diversified Investors Portfolios -- Money Market, Intermediate Government Bond,
         Government/Corporate Bond and Equity Income Series (1740 Advisors, Inc. (subadviser))

ADVISER AND SUBADVISER OF THE INVESTMENT COMPANY AND NOT OTHERWISE AN AFFILIATE OF THE COMPANY IS AN AFFILIATE OF THE COMPANY BY VIRTUE OF THE COMPANY'S OWNERSHIP OF 5% OR MORE OF THE OUTSTANDING SHARES OF THE INVESTMENT COMPANY:

Diversified Investors Portfolios (through Keynote Series Account)
         -- Equity Growth Series (Diversified Investment Advisers, Inc. -- investment adviser; Chancellor LGT Asset Management, Inc. -- subadviser; ownership as of 9/30/97 -- 2.13%)

Diversified Investors Portfolios (through MONY Pooled Account)

         -- High Quality Bond Series (Diversified Investment Advisers, Inc. -- investment adviser; Merganser Capital Management Corporation -- subadviser; ownership as of 9/30/97 -- 32.13%)
         -- High-Yield Bond Series (Diversified Investment Advisers, Inc.
                  -- investment adviser; Delaware Investment Advisers -- subadviser; ownership as of 9/30/97 -- 22.31%)
         -- Equity Value Series (Diversified Investment Advisers, Inc.
                  -- investment adviser; Ark Asset Management Co., Inc. -- subadviser; ownership as of 9/30/97 -- 4.08%)
         -- Growth & Income Series (Diversified Investment Advisers, Inc.
                  -- investment adviser; Putnam Advisory Company, Inc. -- subadviser; ownership as of 9/30/97 -- 8.03%)
         -- Equity Growth Series (Diversified Investment Advisers, Inc.
                  -- investment adviser; Chancellor LGT Asset Management, Inc. -- subadviser; ownership as of 9/30/97 -- 3.38%)
         -- Special Equity Series (Diversified Investment Advisers, Inc.
                  -- investment adviser; Pilgrim Baxter & Associates, Ltd., Ark Asset Management Co.,

                  Inc., Liberty Investment Management and Westport Asset Management, Inc. -- subadvisers; ownership as of 9/30/97 -- 29.13%)
         -- International Equity Series (Diversified Investment Advisers, Inc.
                  -- investment adviser; Capital Guardian Trust Company -- subadviser; ownership as of 9/30/97 -- 23.14%)

NOTE: The Company through Keynote Series Account and MONY Pooled Accounts owned at 9/30/97 23.62% of Diversified Investors Portfolios if all series were considered as one series.

OCC Accumulation Trust
         -- Equity Portfolio (OpCap Advisors -- investment adviser; ownership as of 9/30/97 -- 12.31%)
         -- Small Cap Portfolio (OpCap Advisors -- investment adviser; ownership as of 9/30/97 -- 5.75%)
         -- Global Equity Portfolio (OpCap Advisors -- investment adviser;
                  ownership as of 9/30/97 -- 0.00%)
         -- Managed Portfolio (OpCap Advisors -- investment adviser; ownership as of 9/30/97 -- 17.98%)
         -- U.S. Government Income Portfolio (OpCap Advisors -- investment adviser; ownership as of 9/30/97 -- 31.78%)
         -- Money Market Portfolio (OpCap Advisors -- investment adviser;
                  ownership as of 9/30/97 -- 61.76%)

NOTE: The Company and MONY Life Insurance Company of America owned at 9/30/97 23.58% of OCC Accumulation Trust if all portfolios were considered as one portfolio.

ADVISER AND SUBADVISER OF THE INVESTMENT COMPANY NOT OTHERWISE AN AFFILIATE OF THE COMPANY IS AN AFFILIATE OF THE COMPANY BY VIRTUE OF THE COMMON BOARD OF TRUSTEES OF DIVERSIFIED INVESTORS PORTFOLIOS:

         -- Balanced Series (Diversified Investment Advisers, Inc., -- investment adviser; Institutional Capital Corporation -- subadviser; ownership as of 9/30/97 -- 1.22% through Keynote Series Account and 0.84% through MONY Pooled Accounts)
         -- Aggressive Equity Series (Diversified Investment Advisers, Inc. -- investment adviser; McKinley Capital Management Inc. -- subadviser; ownership as of 9/30/97 -- 4.34%)

B. EACH REGISTERED INVESTMENT COMPANY OF WHICH THE COMPANY OR AN "AFFILIATED PERSON" IS THE PRINCIPAL UNDERWRITER. (Note: Principal Underwriter identified in parenthesis)


MONY Series Fund, Inc. (MONY Securities Corp.)
Enterprise Accumulation Trust (Enterprise Fund Distributors, Inc.) Enterprise Group of Funds, Inc. (Enterprise Fund Distributors, Inc.)

MONY Variable Account A (MONY Securities Corp.)
MONY Variable Account L (MONY Securities Corp.)
MONY Variable Account S (MONY Securities Corp.)
MONY America Variable Account A (MONY Securities Corp.)
MONY America Variable Account L (MONY Securities Corp.)
MONY America Variable Account S (MONY Securities Corp.)
Keynote Series Account (MONY Securities Corp.)

C. FOR EACH REGISTERED INVESTMENT COMPANY LISTED ABOVE, A DETAILED DESCRIPTION OF THE RELATIONSHIPS BETWEEN SUCH COMPANY AND ITS ADVISER AND ANY SUBADVISERS AND ANY OTHER BASES FOR SUCH AFFILIATION. (Note: Investment adviser and sub-adviser, if any, identified for each portfolio)

MONY Series Fund, Inc.

         All portfolios - MONY Life Insurance Company of America is a wholly owned, direct subsidiary of the Company and the Company and MONY Life Insurance Company of America own all the outstanding shares of each of the portfolios.

Enterprise Accumulation Trust

         All portfolios -- Enterprise Capital Management, Inc. is a wholly owned, indirect subsidiary of the Company and the Company and MONY Life Insurance Company of America own all the outstanding shares of each of the portfolios.

         Subadvisers--
                  Managed Portfolio -- OpCap Advisors
                  Small Cap Portfolio --GAMCO Investors, Inc.
                  Equity Portfolio -- OpCap Advisors
                  International Growth Portfolio -- Brinson Partners, Inc. High Yield Bond Portfolio
                  -- Caywood - Scholl Capital Management, Inc.

Enterprise Group of Funds, Inc. (Note: does not accept separate account money)

         All portfolios -- Enterprise Capital Management, Inc. is a wholly owned, indirect subsidiary of the Company and the members of the Board of Directors are all also members of the Board of Trustees of the Enterprise Accumulation Trust.

         Subadvisors--
                  Growth Portfolio -- Montag & Caldwell, Inc.
                  Capital Appreciation Portfolio -- Provident Investment Counsel, Inc.

                  Small Company Value Portfolio -- GAMCO Investors, Inc. International Growth Portfolio -- Brinson Partners, Inc. Government Securities Portfolio -- TCW Funds Management, Inc. High-Yield Bond Portfolio -- Caywood-Scholl Capital Management, Inc.

                  Tax-Exempt Income Portfolio -- Morgan Stanley Asset Management, Inc.
                  Managed Portfolio -- OpCap Advisors
                  Equity Income Portfolio -- 1740 Advisers, Inc.
                  Equity Portfolio -- OpCap Advisors
         Available on or about July 1, 1997 --
                  Growth and Income Portfolio -- Retirement System
                  Investors, Inc.

OCC Accumulation Trust --
         All portfolios -- the Company and MONY Life Insurance Company of
                  America own more than 5% of the outstanding shares of each of the portfolios except for the Global Equity Portfolio.

The following registered investment companies are unit investment trusts and do not have investment advisers:

         MONY Variable Account A
         MONY Variable Account L
         MONY Variable Account S
         MONY America Variable Account A
         MONY America Variable Account L
         MONY America Variable Account S
         Keynote Series Account

D. FOR EACH COMPANY LISTED ABOVE WHICH IS "CONTROLLED" BY THE COMPANY WITHIN THE MEANING OF SECTION 2(a)(9) OF THE INVESTMENT COMPANY ACT, THE FACTUAL BASIS FOR SUCH CONTROL.

MONY Series Fund, Inc., Enterprise Accumulation Trust and OCC Accumulation Trust may be deemed to be "controlled" by the Company and its wholly owned subsidiary, MONY Life Insurance Company of America because, under the insurance laws of the States of New York and Arizona the assets of the separate accounts established by such insurance companies are held by the insurance company.

MONY Life Insurance Company of America, MONY Securities Corp., Enterprise Capital Management, Inc., Enterprise Fund Distributors, Inc. and 1740 Advisers, Inc. are direct or indirect wholly owned subsidiaries of the Company by virtue of the direct or indirect ownership of 100% of the issued and outstanding voting stock of each such company. No other investment adviser or subadviser is directly or indirectly "controlled" by the Company. MONY Brokerage, Inc. does not provide investment advisory services to investment companies.